As filed with the Securities and Exchange Commission on November 9, 2023.

Registration No. 333-___________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

QMIS TBS CAPITAL GROUP CORP.

(Exact name of Registrant as specified in its charter)

Delaware	6211	32-0619708
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

QMIS TBS CAPITAL GROUP CORP.

55-6, The Boulevard Office,

Lingkaran Syed Putra, Mid Valley City,

59200, Kuala Lumpur,

Malaysia

+(60)3 2282 6066

(Address, including zip code, and telephone number, including area code, of Registrants principal executive offices)

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

Tel: (212) 930-9700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Huan Lou, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 Tel: (212) 930-9700	M. Ali Panjwani, Esq. Pryor Cashman LLP 7 Times Sq 40th Floor New York, NY 10036 Tel: (212) 421-4100

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of large accelerated filer, accelerated filer, smaller reporting company and emerging growth company in Rule12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, Dated November 9, 2023

__________________ Shares Common Stock

QMIS TBS CAPITAL GROUP CORP.

This is the initial public offering of ________________ shares of common stock on a firm commitment basis. The estimated initial public offering price is expected to be in the range of $______ to $______ per share. Currently, no public market exists for our common stock. We reserved the symbol “QMIX” for purposes of listing our common stock listed on the Nasdaq Capital Market. If our listing application is not approved by the Nasdaq, we will not be able to consummate this offering and will terminate the offering.

We have granted the Underwriters the option, exercisable for 45 days from the date of this prospectus, to purchase up to an additional ______ shares of common stock from us at the initial public offering price less the underwriting discount and commissions to cover over-allotments.

We are an emerging growth company, as that term is used in the Jumpstart Our Business Startups Act of 2012, as amended, and will be subject to certain reduced public company reporting requirements for this prospectus and future filings. See Prospectus Summary Emerging Growth Company Status. We will be deemed to be a controlled company under the Nasdaq listing rules because Dr. Yung Kong Chin, our chief executive officer and a director, will own _________% of our outstanding common stock upon completion of this offering (______% if the underwriters over-allotment option is exercised in full). As a controlled company, we are not required to comply with certain of NASDAQs corporate governance requirements. We do not currently intend to take advantage of any of these exceptions. See Prospectus Summary Controlled Company.

Investing in our common stock is highly speculative and involves a significant degree of risk. See Risk Factors, which begins on Page 13.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total(3)
Initial public offering price(1)	$	$
Underwriting discount and commissions (2)	$	$
Proceeds to us, before expenses	$	$

(1)	Initial public offering price per share is assumed as $[•] per share, which is the midpoint of the range set forth on the cover page of this prospectus.
(2)

The Underwriters will receive compensation in addition to the underwriting discount and commission, as set forth in the section entitled Underwriting beginning on page 97 upon the closing of this offering. We have also agreed to reimburse Underwriters for certain expenses incurred by it. See “Underwriting” for additional information.

(3)	Assuming no over-allotment option is exercised by the underwriters.

If the Underwriters exercise the over-allotment option in full, the total underwriting discounts and commissions payable will be $______, and the total proceeds to us, before expenses, will be $ ______.

The Underwriters expect to deliver the common stock to purchasers in the offering on or about [●], 2023.

Pacific Century Securities LLC

The date of this prospectus is ______, 2023.

About this Prospectus

You should rely only on the information contained in this prospectus or in any related free-writing prospectus. We nor the Underwriters have authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, the common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither we nor the Underwriters have done anything that would permit this offering or possession or distribution of this prospectus or any filed free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus or any filed free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus or any filed free writing prospectus outside of the United States.

Market and Industry Data

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate is based on information from independent industry and research organizations, other third-party sources and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets which we believe to be reasonable. Although we believe the data from these third-party sources is reliable, we have not independently verified any third-party information. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Information Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

i

PROSPECTUS SUMMARY

This prospectus summary highlights certain information contained elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read the entire prospectus carefully, including the information under the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes thereto included in this prospectus, before investing. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Information Regarding Forward-Looking Statements.” Unless the context otherwise requires, we use the terms “QMIS,” the “Company,” “we,” “us” and “our” in this prospectus to refer to QMIS TBS Capital Group Corp., and its subsidiaries.

Overview

QMIS TBS Capital Group Corp., a Delaware corporation (the “Company”), was incorporated on November 21, 2019, under the name TBS Capital Management Group Corp.. As a holding company with no material operations of its own, the Company conducts its operations primarily through its wholly owned subsidiaries in Hong Kong and Malaysia.

We are a diversified services company engaged in independent advisory and brokerage services, venture capital, investment research, investment banking, clean energy and biomedical devices.

The Company is an investment holding company and, through its direct and indirect subsidiaries QMIS Securities Capital (M) Sdn. Bhd. (“QSC”), QMIS TBS Capital Group Corp. (HK) (“QTBS”), QMIS Finance Limited (“QFL”), QMIS Investment Bank Limited (“QIB”) and QMIS Richwood Blacktech Sdn. Bhd. (“QR”), QMIS Capital Venture Sdn Bhd (“QCV”), MIS World Trade International Sdn. Bhd. (“QWT”), MIS Biotech Group Berhad (“QBT”), and QMIS Green Energy Berhad (“QGE”) the Company is involved in providing investment banking and other financial services in Hong Kong and Malaysia. As of the date of this prospectus, QFL, QTBS, and QSC were working together to provide consultant services, and QR was engaged in the business of software development and e-wallet services. The establishment of QIB infrastructure is scheduled for September 2023, and it is expected to commence operations in late November or early December 2023.  The other companies were not engaged in business as of the date of this Registration Statement. QR and Tencent are in process of finalizing a strategic partnership to establish an innovative Financial Cloud System with a historic market cap surpassing HKD3 trillion. The system will integrate personalized AI investment solutions, blockchain, and cryptocurrency, creating a secure and interconnected financial ecosystem. This collaboration will be a commitment to financial literacy and empowerment, offering a comprehensive SaaS model that ensures efficient and secure access to a wide range of global financial solutions. See Description of Business at page 58 for more details.

For the years ended December 31, 2022 and 2021, our total revenue amounted to approximately U.S. $1,261,771, and approximately U.S. $4,386,915, respectively. For the six months ended June 30, 2023 and 2022, our total revenue amounted to approximately U.S. $1,145,339, and approximately U.S. $726,037, respectively. In 2023, following the acquisition of QSC and its subsidiaries, we commenced our corporate advisory services which includes incubating fintech and high growth companies in Malaysia and Hong Kong. In January 2023, the Company entered into negotiations to acquire QSC. On February 13, 2023, the Company closed a share exchange (the “Share Exchange”) pursuant to which the shareholders of QSC sold all of their capital stock in QSC to the Company in exchange for an aggregate of 1,000,100 shares of the Company’s common stock, $0.001 par value per share. As a result, QSC and each of QSC’s subsidiaries became wholly-owned subsidiary of the Company.

The following diagram illustrates our current corporate structure and existing shareholders of each corporate entity listed herein as of the date of this prospectus:

Organization Chart

Our Competitive Strengths

We distinguish ourselves through the following competitive strengths:

   1.   Financial Ecosystem

The Company's group operates a comprehensive financial ecosystem that seamlessly integrates investment banking, corporate consultancy, and financial technology solutions. This integrated approach enables the group to provide a wider range of services and create greater value for clients, setting it apart from traditional financial institutions.

QMIS Investment Bank Limited (“QIB”) and QMIS-Richwood BlackTech Sdn. Bhd. (“QR”) are the two pillars of the group's integrated financial services supply chain. QIB brings extensive investment banking expertise, while QR contributes cutting-edge electronic payment and transaction solutions. By combining their strengths, the Company offers a holistic financial solution that spans the entire lifecycle of investment, from origination to distribution, and from traditional banking to digital banking.

This innovative approach positions the Company at the forefront of the rapidly evolving financial landscape, allowing it to respond nimbly to changing market conditions and client needs. The Company's integrated financial ecosystem provides a unique value proposition that sets it apart from other financial institutions and enables it to deliver long-term sustainable growth and success.

   2.   Distinguished Competitive Strengths

Technological Synergy: Pioneering Innovation Through Strategic Partnerships

The Company capitalizes on technology as a unifying force, with QR specializing in electronic payment solutions and QIB offering traditional investment banking services. This technological synergy facilitates efficient cross-channel transactions and propels the group to the forefront of the fintech revolution.

At the core of our financial ecosystem lies our cutting-edge payment gateway technology, empowered by world-class companies in this field. This technology serves as the backbone of our operations, facilitating secure, seamless, and efficient payment transactions for our clients. With the robust support of these global technology leaders, we can provide our users with a dependable and innovative payment experience. These strategic partnerships expand the group's reach and grant clients access to established networks, solidifying the Company's reputation as a trusted and steadfast financial services provider.

QRPay E-Wallet - The Power of Convenience and Accessibility

QR, a subsidiary of the Company, offers a feature-rich e-wallet solution that empowers users to manage their finances conveniently. Customers can open QRPay e-wallet accounts easily, allowing them to perform a wide range of financial transactions, including in-store purchases, P2P fund transfers, investments, and more. Furthermore, our e-wallet users have the unique advantage of applying for a physical QR-MasterCard Prepaid Card. This MasterCard can be linked to their QRPay e-wallet, providing them with the flexibility to make purchases at merchant outlets worldwide and withdraw cash from bank ATMs in Malaysia and across the globe. One of the key competitive advantages of being a QRPay account holder is the ability to transfer any unused surplus funds back to their personal savings bank within seconds, ensuring their funds remain accessible and productive.

Digital Transformation – Super APP

The Company is committed to digital transformation and is at the forefront of the Super APP trend. QR is developing a proprietary Super APP that offers a comprehensive suite of financial services within a single, user-friendly platform. This move aligns with the growing demand for convenient and efficient financial transactions, positioning the group to meet the evolving needs of consumers and stay ahead of the competition.

Wide Range of Services

The Company offers a diverse range of financial services, including equity capital markets, financial advisory, asset management, micro-lending, and more, through its subsidiary QIB. This comprehensive suite of services provides clients with a one-stop solution for their financial needs. While QR further enhances these services by offering electronic payment solutions such as e-wallets and debit cards, making financial transactions convenient, secure, and efficient for both individuals and businesses.

Innovation and Agility

QMIS TBS Group has shown its dedication to innovation and agility by quickly responding to shifting market trends, particularly during the COVID-19 pandemic. This proactive strategy is crucial for maintaining a competitive edge and catering to the changing requirements of clients.

Leveraging our team's expertise and networking across Hong Kong, Malaysia, and China.

Leveraging our extensive experience in managing successful businesses and our strong connections with the local trade association, we are well-positioned to support innovative startups and growth-stage companies in the region. Our team, which spans across Hong Kong, and Malaysia, has a deep understanding of the local market and a proven track record of identifying and nurturing high-growth potential businesses. In the context of our expansion into the Chinese market, we are presently engaged in securing the requisite licensure for the extension of our financial services and are actively involved in negotiations with a Chinese investment bank to serve as a local correspondent for our institution, thereby facilitating the seamless provision of financial services, ensuring a smooth transition, and guaranteeing compliance with local regulatory frameworks.

Customers

The following table illustrates the breakdown of our total revenue, organized by customers’ locations for the year ended December 31, 2022 and six months ended June 30, 2023.

	Year ended December 31, 2022	Percentage of Total Revenue	Six Months Ended June 30, 2023	Percentage of Total Revenue

Hong Kong	$1,154,912	92%	$1,096,284	96%
Malaysia	106,859	8%	49,055	4%

Total Revenue, net	$1,261,771	100%	$1,145,339	100%

Our Growth Strategies

QR's unique business model holds valuable insights for the fintech industry:

1.Strategic Partnerships are Essential:

QR's unique business model, which emphasizes strategic partnerships, integrated services, and innovative credit solutions, is comparable to that of a leading industry player. This approach underscores the significance of collaborating with financial institutions and service providers to distribute a wide array of financial products and services to QR's extensive user base. Rather than engaging in direct competition as the sole proprietor of these financial offerings, QR's cooperative strategy is proving to be highly effective.

2.The Future Lies in Integrated Services:

QR's forward-looking vision aligns with the future of fintech, where seamless integration of payment services with a variety of other offerings plays a pivotal role in driving user engagement and revenue growth. QR stands as a pioneer in advanced integrated payment solutions, with its distinctive approach setting it apart as a trailblazer in the industry.

3.Unlocking Transactional Credit Potential:

QR's recognition of the untapped potential in delivering user-friendly digital credit solutions for consumer purchases positions it as a leader in a market that is still burgeoning in many global regions. While several fintech firms have identified this opportunity, QR's innovative approach stands out. Traditional providers of unsecured credit must adapt and innovate to remain competitive within this specific fintech segment.

Geographical Expansion

The Company has laid out a strategic plan for geographical expansion, with a focus on Asia Pacific and Southeast Asia. This expansion aligns with the region's economic growth and increasing demand for financial services. By forming alliances with local and international partners, the Company is poised to capture opportunities beyond its current markets.

Global Connectivity

QRPay is not content with just domestic success. We are actively working towards establishing collaborations with renowned international e-wallet providers, fostering interconnectivity that will immediately expand our services to existing users across the global market. This strategic expansion will not only benefit our existing user base but also position us as a formidable player in the global fintech landscape.

Leading the Way in FinTech: Collaboration to develop Data-Driven Micro Loan APP Solution

The Company is partnering with a globally renowned internet and technology company, known for its cutting-edge products and services, to develop and offer a micro loan APP solution to consumers through big data analysis. This collaboration will enable us to leverage their expertise in developing innovative solutions and our expertise in micro-lending, to create a powerful, data-driven platform that provides accessible and affordable financial services to our customers.

Expanding Investment Banking Horizons

To expand our investment banking activities, including private equity, the launch of a pre-IPO venture fund, and business incubation, we aim to leverage our expertise in financial advisory and capital markets. Our efforts will be concentrated on identifying and investing in high-potential opportunities, offering strategic guidance and operational support, and facilitating collaboration between our clients and industry partners. In doing so, we aspire to build a robust ecosystem that fosters sustainable growth, job creation, and economic development while generating attractive returns for our investors.

One-Stop Financial Services

The Company is set to become a true one-stop financial services provider. With a broad range of offerings, we are committed to serving as a comprehensive destination for investment banking, digital banking, and a multitude of other FinTech solutions. Our vision is to simplify the financial journey for individuals and businesses, offering a holistic suite of services that cater to diverse financial needs.

Our Risks and Challenges

The Company is subject to various risks and uncertainties, as more fully described in “Risk Factors” and elsewhere in this prospectus. We urge you to read the “Risk Factors” section and this prospectus in full. Below is a summary of the principal factors that make an investment in our shares of common stock speculative or subject to risk:

Risks Related to Doing Business in Hong Kong

1.

We may face risk associated with the political instability. See “Risk Factors - Although we and our subsidiaries are not based in Mainland China and we have no operations in Mainland China, the PRC government may intervene or influence our current and future operations in Hong Kong at any time, or may exert more control over offerings conducted overseas and/or foreign investment in issuers like ourselves. It may result in a material adverse change in Hong Kong subsidiaries’ operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless, which would materially affect the interests of the investors.” On page 21. See “Risk Factors - The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong holding subsidiary.” On page 22.

Risk Related to Doing Business in Malaysia

1.

We may face uncertainties related to the social and economic environment in Malaysia. See “Risk Factors - We face the risk that changes in the policies of the Malaysian government could have a significant impact upon the business we may be able to conduct in Malaysia and the profitability of such business..” On Page 25. See “Risk Factors - Fluctuations in exchange rates could adversely affect our business and the value of our securities..” On Page 25.

Risk Related to our Business

1.

We are subject to general risks associate with our business, operations and financial conditions. See “Risk Factors - We have a limited operating history and are subject to the risks encountered by early-stage companies..” On Page 13. See “Risk Factors - Our operating losses and working capital deficiency raise substantial doubt about our ability to continue as a going concern.  If we do not continue as a going concern, investors could lose their entire investment..” On Page 13.

2.

We are reliant on our subsidiaries performance. See “Risk Factors - If we are unable to manage our anticipated post-Share Exchange growth effectively, our business could be adversely affected..” On Page 13.

3.

We are subject to various market risks associate with our business. See “Risk Factors - Our business is subject to significant credit risk...” On Page 19. See “Risk Factors - Increased competition may adversely affect our revenues, profitability and staffing..” On Page 18.

Risk Related to this Offering

1.

Investors purchasing our securities in this offering will experience immediate dilution. See “Risk Factors - You will experience immediate and substantial dilution in the net tangible book value of the shares of common stock you purchase in this offering.” On page 29.

2.

There has been no public market for our shares of common stock prior to this offering, and you may not be able to resell our shares of common stock at or above the price you pay for them, or at all. See “Risk Factors - There is no established trading market for our shares; further, our shares will be subject to potential delisting if we do not maintain the listing requirements of the Nasdaq Capital Market..” On page 26.

3.	The market price for our shares of common stock may be volatile. See “Risk Factors - Our stock price may be volatile, and the value of our common stock may decline..” On page 28.

Competition

We encounter intense competition in all aspects of our business and compete directly with many other providers of financial services for clients as well as financial advisors. We compete directly with many national and regional full service financial services firms, other independent brokerage firms, investment advisors, discount brokers, brokerage subsidiaries of major commercial bank holding companies, insurance companies and other companies offering financial services in the Hong Kong, Malaysia, globally, and through the Internet.

Many of our competitors have significantly greater financial, technical, marketing and other resources than we do. Also, many firms offer discount brokerage services and generally effect transactions at substantially lower commission rates on an “execution only” basis, without offering other services such as financial planning, investment recommendations and research. Moreover, there is substantial commission discounting by full-service brokerage firms competing for institutional and retail brokerage business.

A growing number of brokerage firms offer online trading and web-based financial services, usually with lower levels of service, which has further intensified the competition for retail brokerage customers. Our brokerage subsidiaries currently do not offer any online trading services to their customers, although they offer online account access so their customers can review their account balances and activity. Our brokerage subsidiaries also provide access to a proprietary online wealth management tool.

Competition also is increasing from other financial institutions, notably banking institutions, insurance companies and other organizations, which offer customers some of the same services and products presently provided by the Company. We seek to compete through the quality of our financial advisors and investment bankers, our level of service, the products and services we offer and our expertise in certain areas.

There is significant competition for qualified personnel in the financial services industry. Our ability to compete effectively depends on attracting, retaining and motivating qualified financial advisors, investment bankers, trading professionals, portfolio managers and other revenue-producing or specialized personnel.

Impact of the COVID-19 Pandemic on Our Business and Operations

The COVID-19 pandemic has triggered widespread economic disruption and uncertainty, forcing organizations to cut budgets and consulting expenditures. This shift, coupled with the rapid adaptation required due to remote work and evolving circumstances, has created both challenges and prospects for consulting and investment banking firms.

Our consulting segment has been significantly impacted by the pandemic, particularly as our primary client base and revenue come from Malaysia and Hong Kong. Economic uncertainties, travel restrictions, and quarantines have hindered our ability to engage with clients, eroding demand for our services. Our clients have also faced operational setbacks, compounding the situation. The prolonged pandemic and potential virus mutations introduce significant uncertainties that could materially affect our business, financial condition, and operations negatively.

To counter these impacts, we transitioned to a virtual model and devised ways to assist clients in addressing pandemic-related challenges. Despite these hurdles, the consulting and investment banking industry is expected to continue offering crucial support and expertise to organizations as they navigate the crisis and beyond.

Lockdowns, quarantines, and travel restrictions have prompted a shift toward digital and online transactions, fueling the adoption of e-wallet services for contactless and cashless payments. This has presented opportunities for e-wallet providers to expand their market share. On the retail front, store closures and reduced foot traffic have pushed brick-and-mortar retailers to emphasize online sales and e-commerce. This has driven retailers to enhance their digital capabilities and devise strategies for online customer engagement. However, any resurgence of the pandemic, including COVID-19, could negatively impact consumer spending and lead to further declines in retail sales and e-wallet transactions.

The COVID-19 pandemic has profoundly affected our investment banking, business consultancy, and e-wallet services. It has reshaped our business operations, service delivery, and revenue generation. The pandemic's acceleration of digital transformation has increased reliance on remote operations and digital channels, with customers displaying greater confidence in technology use, thereby creating opportunities for our e-wallet services.

However, challenges have also emerged. The global economy faced significant shocks, disrupting financial markets and investment activities. As an investment banking firm, we had to navigate volatile market conditions and adapt our strategies to mitigate risks and support clients. Prolonged lockdowns and restrictions have impacted various business sectors, affecting our consultancy services. We've had to offer alternative solutions and remote consulting to meet clients' evolving needs.

Furthermore, the pandemic has heightened regulatory scrutiny and altered compliance requirements. As financial institutions, we've had to navigate changing regulations while ensuring compliance and delivering value to clients. Consumer protection and sustainability have gained importance, necessitating greater focus on responsible investment practices and operational transparency.

Looking ahead, we recognize the need for resilience and agility in our business model. We're exploring growth and innovation opportunities, leveraging technology to enhance services and operational efficiency. Our commitment remains steadfast in supporting clients during these challenging times, providing strategic guidance, and assisting them in navigating the post-pandemic landscape.

Controlled Company

Upon completion of this offering, the Company’s CEO and director, Dr. Yung Kong Chin will beneficially own approximately [ ]% of the aggregate voting power of the Company’s outstanding shares of common stock assuming no exercise of the over-allotment option, or [  ]% assuming full exercise of the over-allotment option. As a result, the Company will be deemed a “controlled company” for the purpose of the Nasdaq listing rules. For so long as we remain a controlled company, we are exempt from the obligation to comply with certain Nasdaq corporate governance requirements, including:

•our board of directors is not required to be comprised of a majority of independent directors.

•our board of directors is not subject to the compensation committee requirement; and

•we are not subject to the requirements that director nominees be selected either by the independent directors or a nomination committee comprised solely of independent directors.

Implications of Being an Emerging Growth Company

As a company with less than USD$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

•may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A”;

•are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

•are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

•are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

•are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•will not be required to conduct an evaluation of our internal control over financial reporting.

We intend to take advantage of all of these reduced reporting requirements and exemptions, with the exception of the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, (the “Securities Act”), for complying with new or revised accounting standards.

The Offering

Shares being offered by us:	______________ shares of common stock (or ______________ shares of common stock if the Underwriters exercises their over-allotment option in full) on a firm commitment basis.

Initial offering price:	$_____ to $_____ per share.

Number of shares of common stock outstanding before the offering:	________ [1] of our shares of common stock are outstanding as of the date of this prospectus.

Number of shares of common stock outstanding after the offering:	[_____][1] shares of common stock (or _____ [1] shares of common stock if the Underwriters exercise their over-allotment option in full).

Underwriter over-allotment option:	We have granted the Underwriters an option for a period of up to 45 days from the date of this prospectus to purchase up to _____ additional shares of common stock to cover over-allotments.

Use of proceeds:

We estimate that we will receive net proceeds from this offering of approximately $_____ million (or approximately $_____ million if the Underwriters exercise their over-allotment option in full), after deducting underwriting discounts, commissions and estimated offering expenses payable by us and assuming an initial offering price of $_____ per share, the midpoint of the proposed offering price range.

We plan to use the net proceeds of this offering as follows:

●	___________________;

●	___________________;

●	___________________;

●	the balance of ___________________, together with any proceeds from the over-allotment option, for general administration and working capital.

See Use of Proceeds.

Lock-up:

All officers, directors, and principal shareholders (with 5% or more of the common stock of the Company as of the effective date of the Registration Statement), shall agree in writing, in a form satisfactory to the underwriter, for a period of six (6) months; and each of the Company and any successors of the Company will agree, for a period of three (3) months from the closing of the Offering, not to (a) offer, sell, transfer or otherwise dispose of any of such securities (or underlying securities) of the Company, directly or indirectly; or (b) file or cause to be filed any registration statement with the SEC relating to the offering of any such securities (or underlying securities) of the Company without the express written consent of the underwriter, which consent may be given or withheld in the underwriter’s sole discretion. See Shares Eligible for Future Sale and Underwriting for more information.

Listing:

We intend to apply to have our common stock listed on the Nasdaq Capital Market, or Nasdaq. We cannot guarantee that we will be successful in listing our common stock on the Nasdaq; however, we will not complete this offering unless we are so listed.

Nasdaq symbol:	QMIX

Risk factors:

Investing in our common stock is highly speculative and involves a significant degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the Risk Factors section.

1	Does not include up to 15,000,000 shares of common stock issuable pursuant to our 2022 Equity Incentive Plan.

SELECTED CONSOLIDATED FINANCIAL DATA

The following tables summarize our consolidated financial data for the periods and as of the dates indicated. The summary consolidated statements of income for the six months ended June 30, 2023 and 2022 and the summary consolidated balance sheets as of June 30, 2023 and 2022 have been derived from our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America, or U.S. GAAP, and included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results that may be expected in the future. The following summary consolidated financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements included elsewhere in this prospectus.

QMIS TBS CAPITAL GROUP CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2023	2022
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$120,605	187,437
Accounts receivable, net (Note 4)	100,039	2,054
Prepaid expenses	322	-
Contract security deposit	8,062	8,506
Total Current Assets	229,028	197,997

Property, plant and equipment, net (Note 5)	3,430	4,557
Operating lease right of use asset, net (Note 10)	550	12,801
Total Assets	$233,008	215,355

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable (Note 6)	$36,441	33,566
Accrued expenses (Note 7)	251,685	181,253
Deferred revenue-related parties (Note 9 (1))	-	1,500
Taxes payable (Note 8)	983,996	1,017,176
Operating lease liabilities – current (Note 10)	860	14,796
Due to related parties (Note 9 (5))	761,195	675,374
Total Current Liabilities	2,034,177	1,923,665

Operating lease liabilities – noncurrent (Note 10)	114	357
Total Liabilities	2,034,291	1,924,022

Commitments and Contingencies (Note 15)	-	-

Shareholders' Equity:
Preferred stock, par value $0.0001, 10,000,000 shares authorized;0 share issued and outstanding as of December 31, 2022 and 2021	-	-
Common stock, par value $0.0001, 750,000,000 shares authorized; 301,000,100 shares issued and outstanding as of June 30, 2023 and December 31, 2022 *	30,100	30,100
Additional paid-in capital	1,251,350	1,251,350
Retained Earnings (Accumulated deficit)	(3,135,389)	(3,013,236)
Accumulated other comprehensive income	60,597	30,104
Total QMIS TBS Capital Group Corp. shareholders' equity	(1,793,342)	(1,701,682)
Non-controlling interest	(7,941)	(6,985)
Total Shareholders' Equity (Deficit)	(1,801,283)	(1,708,667)
Total Liabilities and Shareholders' Equity (Deficit)	$233,008	215,355

* Retrospectively restated for effect of share issuances on February 13, 2023.

The accompanying notes are an integral part of these unaudited consolidated financial statements.

QMIS TBS CAPITAL GROUP CORP. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Three Months Ended		For the Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2023	2022	2023	2022

Revenue
Consultant services	$319,937	$(1,638)	$1,096,284	$630,040
Software development and maintenance services-Related parties (Note 9 (1))	15,243	5,344	30,970	95,997
Software development and maintenance services	2,614	-	18,085	-
Total revenue	337,794	3,706	1,145,339	726,037

Costs of Revenue
Costs of consultant services	291,636	32,370	412,453	1,083,141
Costs of software development and maintenance services	11,741	1,748	31,138	65,367
Total of costs of revenue	303,377	34,118	443,591	1,148,508

Gross Profit	34,417	(30,412)	701,748	(422,471)

Operating Expenses

General and administrative expenses
Payroll and employee benefit	12,115	7,159	27,473	14,601
Depreciation expenses	997	1,166	2,133	2,367
Office expenses	68,346	13,338	80,816	26,643
Rental expenses	9,230	9,909	19,133	19,770
Due and subscription	5,300	115	39,550	33,435
Professional fees	191,802	43,921	245,867	91,885
Consultant fees	-	50,000	-	137,000
Management fees	-	10,000	-	30,000
Management fees-related party (Note 9 (2))	99,977	(2,120)	385,166	820,686
Advisory fee-related party (Note 9 (3))	3,600	-	7,205	-
Total general and administrative expenses	391,367	133,488	807,343	1,176,387

Total Operating Expenses	391,367	133,488	807,343	1,176,387

Income (Loss) from Operation	(356,950)	(163,900)	(105,595)	(1,598,858)

Other Income (Expenses)
Interest income	224	-	235	2
Gain (loss) on foreign currency transaction	(1,462)	299	573	7,491
Total Other Income (Expenses)	(1,238)	299	808	7,493

Loss before Provision for Income Tax	(358,188)	(163,601)	(104,787)	(1,591,365)

Provision for Income Tax	77	(1,027)	19,202	109,994

Net Income (Loss)	(358,265)	(162,574)	(123,989)	(1,701,359)

Less: net income attributable to non-controlling interest	(2,297)	(5,746)	(1,836)	2,633

Net income (loss) attributable to
QMIS TBS Capital Group Corp.	$(355,968)	$(156,828)	$(122,153)	$(1,703,992)

Other comprehensive income (loss)
Effects of foreign currency conversion	23,004	13,575	31,373	18,136
Total comprehensive income (loss)	(332,964)	(143,253)	(90,780)	(1,685,856)
Less: comprehensive income attributable to non-controlling interest	435	(852)	880	(981)
Comprehensive income (loss) attributable to
QMIS TBS Capital Group Corp.	$(333,399)	$(142,401)	$(91,660)	$(1,684,875)

Basic and Fully Diluted Loss per Share	$(0.00)	$(0.00)	$(0.00)	$(0.01)

Weighted average shares outstanding	301,000,100	301,000,100	301,000,100	301,000,100

The accompanying notes are an integral part of these unaudited consolidated financial statements.

RISK FACTORS

An investment in our securities involves a high degree of risk.  You should not invest in our securities if you cannot afford to lose your entire investment. In deciding whether you should invest in our securities, you should carefully consider the following information together with all of the other information contained in this Current Report.  Any of the following risk factors can cause our business, prospects, financial condition or results of operations to suffer and you to lose all or part of your investment.

General Risks Relating to our Business, Operations of Financial Condition

We have a limited operating history and are subject to the risks encountered by early-stage companies.

QMIS Securities Capital (M) Sdn. Bhd. (“QSC”) was organized in Kuala Lumpur, Malaysia on November 21, 2019. Because QSC has a limited operating history, you should consider and evaluate its operating prospects in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. For us, these risks include:

•risks that we may not have sufficient capital to achieve our growth strategy;

•risks that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;

•risks that our growth strategy may not be successful; and

•risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business would be significantly harmed.

We have a history of net losses, may incur substantial net losses in the future and may not achieve profitability.

Although we have begun to generate revenues, we have incurred significant losses since inception. We expect to incur increased costs to implement our business plan and increase revenues, such as costs relating to expanding our crowd funding platform into additional country markets. If our revenues do not increase to offset these additional expenses or if we experience unexpected increases in operating expenses, we will continue to incur significant losses and will not become profitable. If we are not able to significantly increase our revenues, we will likely not be able to achieve profitability in the future.

Our operating losses and working capital deficiency raise substantial doubt about our ability to continue as a going concern.  If we do not continue as a going concern, investors could lose their entire investment.

Our operating losses and working capital deficiency raise substantial doubt about our ability to continue as a going concern.  If we do not generate revenues, do not achieve profitability and do not have other sources of financing for our business, we may have to curtail or cease our development plans and operations, which could cause investors to lose the entire amount of their investment.

If we are unable to manage our anticipated post-Share Exchange growth effectively, our business could be adversely affected.

We anticipate that a significant expansion of our operations and addition of operating subsidiaries, including two in Hong Kong, and new personnel will be required in all areas of our operations in order to implement our post-Share Exchange business plan. Our future operating results depend to a large extent on our ability to manage this expansion and growth successfully. For us to continue to manage such growth, we must put in place legal and accounting systems, and implement human resource management and other tools. We have taken preliminary steps to put this structure in place. However, there is no assurance that we will be able to successfully manage this anticipated rapid growth. A failure to manage our growth effectively could materially and adversely affect our ability to market our crowd funding platform in multiple venues.

Inappropriate business behaviour of entrepreneurs raising funds via our platforms could result in reputational or financial damages to our business.

Although the business of QMIS Investment Bank Limited (“QIB”) business is limited to providing a platform for matching investors and entrepreneurs, there is a possibility that inappropriate business behaviour exhibited by any of the entrepreneur’s raising capital through our platform could result in reputational or financial damages to us. We enforce a thorough due diligence process for all companies raising funds via our products and we require participating entrepreneurs to sign legally binding terms of use releasing QIB from any responsibility for entrepreneur impropriety or misdeed. Nevertheless, our clients might regard QIB as being responsible for any improper behaviour of the entrepreneur and this could result in reputation damage to us that could impact our future revenues.

We operate in a heavily regulated industry, and are subject to extensive and evolving regulatory requirements in the jurisdictions in which we operate.

We operate in a highly-regulated industry and must comply with the applicable regulatory requirements in the jurisdictions it operates. Our major regulators is Securities and Futures Commission of Hong Kong (HKSFC), which govern our business operations in a variety of ways and conduct regular examinations of our business to monitor our compliance with applicable regulations. Among other things, we are subject to regulations with regard to (i) our sales practices, including our interaction with and solicitation of clients and our marketing activities; (ii) the custody, control and safeguarding of our clients’ assets; (iii) maintaining specified minimum amounts of capital and limiting withdrawals of funds from our regulated operating subsidiary, QIB; (iv) submitting regular financial and other reports to regulators; (v) licensing for our operating subsidiary and our employees; and (vi) the conduct of our directors, officers, employees and affiliates. In addition, as the online brokerage service industry in Hong Kong is at a relatively early stage of development, interpretation and enforcement of the applicable regulatory regime are subject to significant uncertainties, which may result in difficulties in determining whether our existing practices violate any applicable laws and regulations.

Compliance with these regulations is complicated, time consuming and expensive. Our ability to comply with all applicable laws and regulations is largely dependent on our internal compliance system, as well as our ability to attract and retain qualified compliance personnel. While we maintain systems and procedures designed to ensure that we comply with applicable laws and regulations, we cannot assure you that we are able to prevent all possible violations. Non-compliance with applicable laws or regulations could result in sanctions being levied against us, including the imposition of fines or penalties, censures, restrictions on certain business activities, suspension or expulsion from a jurisdiction or market or the revocation or limitation of licenses, which could adversely affect our reputation, prospects, revenues and earnings. Furthermore, any future change in the regulatory, legal and industry environment for the securities brokerage, investment advisory, corporate finance and asset management may have a significant impact on our business.

In addition, we are subject to regular investigations, inquiries and inspections from the relevant regulatory bodies. For example, from time to time, our HKSFC-licensed subsidiary may be subject to or required to assist in inquiries or investigations by regulatory authorities in Hong Kong, principally the HKSFC. The HKSFC conducts on-site reviews and off-site monitoring to ascertain and supervise QIB’s business conduct and compliance with relevant regulatory requirements and to assess and monitor, among other things, its financial soundness. If any misconduct is identified as a result of inquiries, reviews, investigation or inspections, the relevant regulatory authorities may take disciplinary actions against us. There also remains a risk that we may not be able to rectify our practices to be in compliance with the relevant rules and regulations following the identification of any such misconduct or material non-compliance, which may result in regulators taking additional actions against it. We have not been inspected by HKSFC so far. We have hired an internal compliance personal since January 2022 who has been conducting compliance review and checking.

Changes in government regulation or in practices relating to mobile apps and e-wallet industries could decrease the need for the products and services we provide.

Governmental agencies throughout the world, including but not limited to the U.S., regulate mobile apps, e-wallets, and the products and services we offer to our customers. Changes in regulations, such as a relaxation in regulatory requirements, or an increase in regulatory requirements that we have difficulty satisfying or that make our products and services less competitive, could eliminate or substantially reduce the demand for our products and services.

If we were deemed to be an investment company under the Investment Company Act of 1940, we may be required to institute burdensome compliance requirements and our activities may be restricted, which could adversely affect the price of the shares of common stock and our business.

An entity will generally be deemed an “investment company” under Section 3(a)(1) of the Investment Company Act of 1940, as amended (the “1940 Act”) if: (a) it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, or (b) absent an applicable exemption, it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We believe we are not an “investment company” and do not intend to become registered as an “investment company” within the meaning of the 1940 Act, as we do not hold ourselves out as being primarily engaged in the business of investing, reinvesting, or trading in securities. As of the date of this prospectus, QSC, QFL, and QTBS were working together to provide consultant services, in addition, QR (51% owned by QSC) was involved in software development and the provision of e-wallet services to our customers. Meanwhile, QIB (100% owned by QSC), a licensed investment bank, is authorized to operate in four major business segments, which include: (i) securities-related services, (ii) investment advisory services, (iii) corporate consultancy services, and (iv) asset management services. QIB provides investment advice to our clients based on their financial needs and risk appetite, and it charges them an investment advisory fee based on a percentage of the Asset Under Management (AUM). QIB also provides corporate consultancy services to unlisted and listed companies that are looking for high-quality and value-added corporate finance advisory services at reasonable costs. It charges our clients advisory fees according to the type and size of the transactions, duration of the engagement, complexity of the transaction and the expected manpower requirements. For its asset management services, QIB generates revenue through fund subscription fees, fund management fees, and performance fees. QIB’s management funds provide eligible investors with the chance to invest under professional management. The subscription fees for asset management services vary based on the subscription amount, ranging from 1% to 5% for specific funds and investors. In addition, as of March 31, 2023, QIB’s investment securities represented less than 40% of the value of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis calculated in accordance with Section 3(a)(1)(C) of the 1940 Act. The Company does not own any securities as defined as “investment securities” under Section 3(a)(2) of the 1940 Act. Since QIB doesn’t own securities of other companies, it will not receive any dividend or interest income, nor will it recognize gains or losses from sales of securities and there is no expectation that these circumstances will change in the foreseeable future. We intend to continue to conduct our operations so that we will not be deemed an investment company.

If, at any time, we become or are determined to be primarily engaged in the business of investing, reinvesting or trading in securities, we could become subject to regulation under the 1940 Act. If we were to become subject to the 1940 Act, any violation of the 1940 Act could subject us to material adverse consequences, including potentially significant regulatory penalties and the possibility that certain of our contracts would be deemed unenforceable. Additionally, as a foreign private issuer, we would not be eligible to register under the 1940 Act. Accordingly, we would either have to obtain exemptive relief from the SEC, modify our contractual rights or dispose of investments in order to fall outside the definition of an investment company, each of which may have a material adverse effect on the Company. Additionally, we may have to forego potential future acquisitions of interests in companies that may be deemed to be investment securities within the meaning of the 1940 Act. Finally, failure to avoid being deemed an investment company under the 1940 Act could also make us unable to comply with our reporting obligations as a public company in the United States and lead to our being delisted from Nasdaq Stock Market LLC, which would have a material adverse effect on the liquidity and value of the Shares of common stock.

We are subject to the risk associated with the investing in unlisted securities.

QMIS Finance Limited (“QFL”) is allowed to invest in unlisted companies. Securities of unlisted companies generally have no liquidity in that there is no ready and open market for acquisition and disposal of such securities. The strategies for recognizing returns in such investments are limited, i.e. either through trade sale, listing and/or dividend returns from the operations of such unlisted companies. However, it should also be noted that returns from investments in unlisted companies are generally higher due to the lower cost of investment.

Nevertheless, additional risks exist as compared to the investments in listed securities due to the illiquidity of such securities and the returns from such investments may not yield expected returns. As QFL’s investment policies are only allowed to invest 10% of its NAV in a single company, this somewhat mitigates the risks of exposure to the uncertainties of investing in unlisted Securities.

Extensive international regulation of our business limits our activities, and, if we violate these regulations, we may be subject to significant penalties.

The financial services industry is subject to extensive laws, rules and regulations in every country in which the Company will operate. Firms that engage in securities and derivatives trading, commodity futures brokerage, wealth and asset management and investment banking must comply with the laws, rules and regulations imposed by national and state governments and regulatory and self-regulatory bodies with jurisdiction over such activities. Such laws, rules and regulations cover all aspects of the financial services business, including, but not limited to, sales and trading methods, trade practices, use and safekeeping of customers’ funds and securities, capital structure, anti-money laundering and anti-bribery and corruption efforts, record keeping and the conduct of directors, officers and employees.

Each of the Company’s regulators supervises the Company’s business activities to monitor compliance with such laws, rules and regulations in the relevant jurisdiction. In addition, if there are instances in which the Company’s regulators question the Company’s compliance with laws, rules, and regulations, they may investigate the facts and circumstances to determine whether the Company has complied. At any moment in time, the Company may be subject to one or more such investigation or similar reviews. However, there can be no assurance that, in the future, the operations of our businesses will not violate such laws, rules, or regulations and that related investigations and similar reviews could result in adverse regulatory requirements, regulatory enforcement actions and/or fines.

The European Market Infrastructure Regulation (“EMIR”) was enacted in August 2012 and, in common with the Dodd-Frank Act in the U.S., is intended, among other things, to reduce counterparty risk by requiring standardized over-the-counter derivatives be cleared through a central counterparty and reported to registered trade repositories. EMIR is being introduced in phases in the U.K., with implementation of additional requirements expected through 2019. Likewise, the amendments to the Markets in Financial Instruments Directive and the Market Abuse Regulation and new Market Abuse Directive (“MAD 2”) both in response to recommendations from the European Commission following the financial crisis are likely to impact our business when they come into force during 2016. The European Commission’s changes to the Capital Requirements Directive (“CRD”) comprising CRD IV and the Capital Requirements Regulation (“CRR”) became effective January 1, 2014.

Additional legislation, changes in rules, changes in the interpretation or enforcement of existing laws and rules, or the entering into businesses that subject us to new rules and regulations may directly affect our business, results of operations and financial condition. We continue to monitor the impact of new European regulation on our businesses.

We may not be able to obtain or maintain all necessary licenses, permits and approvals and to make all necessary registrations and filings for our business activities in multiple jurisdictions and related to residents therein.

We operate in a heavily regulated industry, which requires various licenses, permits and approvals in different jurisdictions to conduct our businesses. Our clients include people who live in jurisdictions where we do not have licenses issued by the local regulatory bodies. It is possible that authorities in those jurisdictions may in the future take the position that we are required to obtain licenses or otherwise comply with local laws and regulations in order to conduct our business with residents living in those jurisdictions. In any jurisdictions, if we fail to comply with the regulatory requirements, we may risk being disqualified for our existing businesses or being rejected for renewal of our qualifications and/or licenses upon expiry by the regulatory authorities as well as other penalties, fines or sanctions. In addition, in respect of any new business that we may contemplate, we may not be able to obtain the relevant approvals for developing such new business if we fail to comply with the relevant regulations and regulatory requirements. As a result, we may fail to develop new business as planned, or we may fall behind our competitors in such businesses.

Changing conditions in financial markets and the economy could result in decreased revenues, losses or other adverse consequences.

As the Company and its subsidiaries become a global securities and investment banking firm, global or regional changes in the financial markets or economic conditions could adversely affect the Company’s business in many ways, including the following:

•A market downturn could lead to a decline in the volume of transactions executed for customers and, therefore, to a decline in the revenues the Company receives from commissions and spreads.

•Unfavorable financial or economic conditions could reduce the number and size of transactions in which the Company provides underwriting, financial advisory and other services. The Company anticipates that its investment banking revenues, in the form of financial advisory and sales and trading or placement fees, will be directly related to the number and size of the transactions in which the Company participates and could therefore be adversely affected by unfavorable financial or economic conditions.

•Adverse changes in the market could lead to losses from principal transactions on the Company’s inventory positions.

•Limitations on the availability of credit, such as occurred during 2008, could affect the Company’s ability to borrow on a secured or unsecured basis, which may adversely affect the Company’s liquidity and results of operations.

•New or increased taxes on compensation payments such as bonuses or on balance sheet items may adversely affect the Company’s profits.

•Should one of the Company’s customers or competitors fail, the Company’s business prospects and revenue could be negatively impacted due to negative market sentiment causing customers to cease doing business with us and the Company’s lenders to cease loaning the Company money, which could adversely affect the Company’s business, funding and liquidity.

Unfounded allegations about us could result in extreme price volatility and price declines in our securities and loss of revenue, clients, and employees.

Our reputation and business activity can be affected by statements and actions of third parties, even false or misleading statements by them. While we have been able to dispel such rumors in the past, our debt-securities prices suffered not only extreme volatility but also record high yields. In addition, our operations in the past have been impacted as some clients either ceased doing business or temporarily slowed down the level of business they do, thereby decreasing our revenue stream. Although we were able to reverse the negative impact of such unfounded allegations and false rumors, there is no assurance that we will be able to do so successfully in the future and our potential failure to do so could have a material adverse effect on our business, financial condition and liquidity.

We may encounter potential conflicts of interest from time to time, and the failure to identify and address such conflicts of interest could adversely affect our business.

We face the possibility of actual, potential, or perceived conflicts of interest in the ordinary course of our business operations. Conflicts of interest may exist between (i) our different businesses; (ii) us and our clients; (iii) our clients; (iv) us and our employees; and (v) our clients and our employees. As we expand the scope of our business and client base, it is critical for us to be able to timely address potential conflicts of interest, including situations where two or more interests within our businesses naturally exist but are in competition or conflict. However, appropriately identifying and managing actual, potential, or perceived conflicts of interest is complex and difficult, and our reputation and our clients’ confidence in us could be damaged if we fail, or appears to fail, to deals appropriately with one or more actual, potential, or perceived conflicts of interest. It is possible that actual, potential, or perceived conflicts of interest could also give rise to client dissatisfaction, litigation, or regulatory enforcement actions. Regulatory scrutiny of, or litigation in connection with, conflicts of interest could have a material adverse effect on our reputation, which could materially and adversely affect our business in a number of ways, including a reluctance of some potential clients and counterparties to do business with us. Any of the foregoing could materially and adversely affect our reputation, business, financial condition, and results of operations.

We may be subject to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions on us our external service providers.

QFL’s platform collects, stores and processes certain personal and other sensitive data from our users. The massive data that we have processed and stored makes us or external service providers who host our servers a target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions. While we have taken steps to protect the confidential information that we have access to, our security measures could be breached. Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. Any accidental or willful security breaches or other unauthorized access to our platform could cause confidential information to be stolen and used for criminal purposes. As personally identifiable and other confidential information is increasingly subject to legislation and regulation in numerous jurisdictions, any inability to protect confidential information of our clients could result in additional cost and liability for us, damage our reputation, inhibit the use of our platform and harm our business.

We also face indirect technology, cybersecurity and operational risks relating to the third parties whom we work with to facilitate or enable our business activities. As a result of increasing consolidation and interdependence of technology systems, a technology failure, cyber-attack or other information or security breach that significantly compromises the systems of one entity could have a material impact on our counterparties. Any cyber-attack, computer virus, physical or electronic break-ins or similar disruptions of such third-party service providers could, among other things, adversely affect our ability to serve our users, and could even result in the misappropriation of funds of our investors and borrowers. If that were to occur, both we and third-party service providers could be held liable to clients who suffer losses from the misappropriation.

Security breaches or unauthorized access to confidential information could also expose us to risk relating to misappropriation of funds of our clients, which may subject us to liabilities, reduce the attractiveness of our marketplace and cause reputational harm and adversely impact our results of operations and financial condition.

A credit-rating agency downgrade could significantly impact our business.

Maintaining an investment grade credit rating is important to our business and financial condition. We intend to access the capital markets and issue debt securities from time to time; and a decrease in our credit rating would not only increase our borrowing costs, but could also decrease demand for our debt securities and make a successful financing more difficult. In addition, in connection with certain over-the-counter derivative contract arrangements and certain other trading arrangements, we may be required to provide additional collateral to counterparties, exchanges and clearing organizations in the event of a credit rating downgrade. Such a downgrade could also negatively impact our debt-securities prices. There can be no assurance that our credit ratings will not be downgraded.

Our principal trading and investments expose us to risk of loss.

A considerable portion of our revenues is derived from trading in which we act as principal. We may incur trading losses relating to the purchase, sale or short sale of fixed income, high yield, international, convertible, and equity securities and futures and commodities for our own account. In any period, we may experience losses on our inventory positions as a result of price fluctuations, lack of trading volume, and illiquidity. From time to time, we may engage in a large block trade in a single security or maintain large position concentrations in a single security, securities of a single issuer, securities of issuers engaged in a specific industry, or securities from issuers located in a particular country or region. In general, because our inventory is marked to market on a daily basis, any adverse price movement in these securities could result in a reduction of our revenues and profits. In addition, we may engage in hedging transactions that if not successful, could result in losses.

Increased competition may adversely affect our revenues, profitability and staffing.

All aspects of our business are intensely competitive. We compete directly with a number of bank holding companies and commercial banks, other brokers and dealers, investment banking firms and other financial institutions. In addition to competition from firms currently in the securities business, there has been increasing competition from others offering financial services, including automated trading and other services based on technological innovations. We believe that the principal factors affecting competition involve market focus, reputation, the abilities of professional personnel, the ability to execute the transaction, relative price of the service and products being offered, bundling of products and services and the quality of service. Increased competition or an adverse change in our competitive position could lead to a reduction of business and therefore a reduction of revenues and profits.

Competition also extends to the hiring and retention of highly skilled employees. A competitor may be successful in hiring away employees, which may result in our losing business formerly serviced by such employees. Competition can also raise our costs of hiring and retaining the employees we need to effectively operate our business.

Operational risks may disrupt our business, result in regulatory action against us or limit our growth.

Our businesses are highly dependent on our ability to process, on a daily basis, a large number of transactions across numerous and diverse markets in many currencies and the transactions we process have become increasingly complex. If any of our financial, accounting or other data processing systems do not operate properly or are disabled or if there are other shortcomings or failures in our internal processes, people or systems, we could suffer an impairment to our liquidity, financial loss, a disruption of our businesses, liability to clients, regulatory intervention or reputational damage. These systems may fail to operate properly or become disabled as a result of events that are wholly or partially beyond our control, including a disruption of electrical or communications services or our inability to occupy one or more of our buildings. The inability of our systems to accommodate an increasing volume of transactions could also constrain our ability to expand our businesses.

We also face the risk of operational failure or termination of any of the clearing agents, exchanges, clearing houses or other financial intermediaries we use to facilitate our securities transactions. Any such failure or termination could adversely affect our ability to effect transactions and manage our exposure to risk.

In addition, despite the contingency plans we have in place, our ability to conduct business may be adversely impacted by a disruption in the infrastructure that supports our businesses and the communities in which they are located. This may include a disruption involving electrical, communications, transportation or other services used by us or third parties with which we conduct business.

Our operations rely on the secure processing, storage and transmission of confidential and other information in our computer systems and networks. Although we take protective measures and endeavor to modify them as circumstances warrant, our computer systems, software and networks may be vulnerable to unauthorized access, computer viruses or other malicious code, and other events that could have a security impact. Additionally, if a client’s computer system, network or other technology is compromised by unauthorized access, we may face losses or other adverse consequences by unknowingly entering into unauthorized transactions. If one or more of such events occur, this potentially could jeopardize our or our clients’ or counterparties’ confidential and other information processed and stored in, and transmitted through, our computer systems and networks. Furthermore, such events may cause interruptions or malfunctions in our, our clients’, our counterparties’ or third parties’ operations, including the transmission and execution of unauthorized transactions. We may be required to expend significant additional resources to modify our protective measures or to investigate and remediate vulnerabilities or other exposures, and we may be subject to litigation and financial losses that are either not insured against or not fully covered through any insurance maintained by us.

Our business is subject to significant credit risk.

In the normal course of our businesses, we are involved in the execution, settlement and financing of various customer and principal securities and derivative transactions. These activities are transacted on a cash, margin or delivery-versus-payment basis and are subject to the risk of counterparty or customer nonperformance. Although transactions are generally collateralized by the underlying security or other securities, we still face the risks associated with changes in the market value of the collateral through settlement date or during the time when margin is extended and the risk of counterparty nonperformance to the extent collateral has not been secured or the counterparty defaults before collateral or margin can be adjusted. We may also incur credit risk in our derivative transactions to the extent such transactions result in uncollateralized credit exposure to our counterparties.

We seek to control the risk associated with these transactions by establishing and monitoring credit limits and by monitoring collateral and transaction levels daily. We may require counterparties to deposit additional collateral or return collateral pledged. In the case of aged securities failed to receive, we may, under industry regulations, purchase the underlying securities in the market and seek reimbursement for any losses from the counterparty. However, there can be no assurances that our risk controls will be successful.

Derivative transactions may expose us to unexpected risk and potential losses.

We are party to a number of derivative transactions that require us to deliver to the counterparty the underlying security, loan or other obligation in order to receive payment. In a number of cases, we do not hold the underlying security, loan or other obligation and may have difficulty obtaining, or be unable to obtain, the underlying security, loan or other obligation through the physical settlement of other transactions. As a result, we are subject to the risk that we may not be able to obtain the security, loan or other obligation within the required contractual time frame for delivery. This could cause us to forfeit the payments due to us under these contracts or result in settlement delays with the attendant credit and operational risk as well as increased costs to the firm.

We may pursue acquisitions or joint ventures that could present unforeseen integration obstacles, incur unpredicted costs or may not enhance our business as we expected.

We may in the future pursue acquisitions and joint ventures as part of our growth strategy. Any future acquisition or joint venture may result in exposure to potential liabilities of the acquired companies, significant transaction costs and present new risks associated with entering additional markets or offering new products and integrating the acquired companies or newly established joint ventures. Potential liabilities may arise from deficiencies in due diligence findings and deficient past track record results.

Moreover, we may not have sufficient management, financial and other resources to integrate companies we acquire or to successfully operate joint ventures and we may be unable to profitably operate our expanded company structure. Additionally, any new business that we may acquire or joint ventures we may form, once integrated with our existing operations, may not produce expected or intended results.

We face numerous risks and uncertainties as we expand our business.

We expect the growth of our business to come primarily from internal expansion and through acquisitions and strategic partnering. As we expand our business, there can be no assurance that our financial controls, the level and knowledge of our personnel, our operational abilities, our legal and compliance controls and our other corporate support systems will be adequate to manage our business and our growth. The ineffectiveness of any of these controls or systems could adversely affect our business and prospects. In addition, as we acquire new businesses and introduce new products, we face numerous risks and uncertainties integrating their controls and systems into ours, including financial controls, accounting and data processing systems, management controls and other operations. A failure to integrate these systems and controls, and even an inefficient integration of these systems and controls, could adversely affect our business and prospects.

Certain business initiatives, including expansions of existing businesses, may bring us into contact directly or indirectly, with individuals and entities that are not within our traditional client and counterparty base and may expose us to new asset classes and new markets. These business activities expose us to new and enhanced risks, greater regulatory scrutiny of these activities, increased credit-related, sovereign and operational risks, and reputational concerns regarding the manner in which these assets are being operated or held.

Our international operations subject us to numerous risks which could adversely impact our business in many ways.

Our business and operations are expanding internationally. Wherever we operate, we are subject to legal, regulatory, political, economic and other inherent risks. The laws and regulations applicable to the securities and investment banking industries differ in each country. Our inability to remain in compliance with applicable laws and regulations in a particular country could have a significant and negative effect on our business and prospects in that country as well as in other countries. A political, economic or financial disruption in a country or region could adversely impact our business and increase volatility in financial markets generally.

Legal liability may harm our business.

Many aspects of our business involve substantial risks of liability, and in the normal course of business, we have been named as a defendant or codefendant in lawsuits involving primarily claims for damages. The risks associated with potential legal liabilities often may be difficult to assess or quantify and their existence and magnitude often remain unknown for substantial periods of time. The expansion of our business, including increases in the number and size of investment banking transactions and our expansion into new areas impose greater risks of liability. In addition, unauthorized or illegal acts of our employees could result in substantial liability to us. Substantial legal liability could have a material adverse financial effect or cause us significant reputational harm, which in turn could seriously harm our business and our prospects.

We may not be able to protect our intellectual property rights.

Some of the Company’s investee companies and potential investee companies may be involved in new product development and thus may require patents or trademarks registered in their name to protect any of their intellectual property rights. There is no assurance that unauthorized parties will not attempt to copy aspects of the investee companies’ software and services products and use confidential information which these companies consider as their trade secrets. There is also no assurance that third parties will not claim infringement of their intellectual proprietary rights. If these investee companies incur substantial costs as a result of unexpected liability arising from claims of infringement of these rights, their financial conditions may be adversely affected.

We may not be able to maintain adequate insurance coverage.

We have obtained insurance to cover certain potential risks and liabilities, such as property damage. However, insurance companies in United States and Asia Pacific offer limited investment losses coverage products. As a result, we may not be able to acquire any insurance for certain types of risks such as professional liability or service disruption insurance for our operations in United States and Asia Pacific, and our coverage may not be adequate to compensate for all losses that may occur, particularly with respect to loss of business or operations. We do not maintain business interruption insurance or product liability insurance, nor do we maintain key-man life insurance. This could leave us exposed to potential claims and losses. Any business disruption, litigation, regulatory action, outbreak of epidemic disease or natural disaster could also expose us to substantial costs and diversion of resources. We cannot assure you that our insurance coverage is sufficient to prevent us from any loss or that we will be able to successfully claim our losses under our current insurance policy on a timely basis, or at all. If we incur any loss that is not covered by our insurance policies, or the compensated amount is significantly less than our actual loss, our business, financial condition and results of operations could be materially and adversely affected.

Failure to achieve and maintain effective internal controls in accordance with section 404 of the Sarbanes-Oxley Act of 2002 could have a material adverse effect on our business and stock price.

As a public reporting company, we are required to comply with the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC, including periodic reports, disclosures and more complex accounting rules. As directed by Section 404 of Sarbanes-Oxley, the SEC adopted rules requiring public companies to include a report of management on a company’s internal control over financial reporting in their Annual Report on Form 10-K. In addition, the independent registered public accounting firm auditing our financial statements must attest to and report on the effectiveness of our internal control over financial reporting. Based on current rules, we are required to report under Section 404(a) of Sarbanes-Oxley regarding the effectiveness of our internal control over financial reporting. If we are unable to conclude that we have effective internal control over our financial reporting as required by Section 404(a), investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our common stock.

Risks Related to Doing Business in Hong Kong

Although we and our subsidiaries are not based in Mainland China and we have no operations in Mainland China, the PRC government may intervene or influence our current and future operations in Hong Kong at any time, or may exert more control over offerings conducted overseas and/or foreign investment in issuers like ourselves. It may result in a material adverse change in Hong Kong subsidiaries’ operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless, which would materially affect the interests of the investors.

We and our subsidiaries are not based in Mainland China and do not have operations in Mainland China. We currently do not have or intend to set up any subsidiary in Mainland China, nor do we foresee the need to enter into any contractual arrangements with a variable interest entity (“VIE”) to establish a VIE structure in Mainland China. For the year ended December 31, 2022, and the six months ending June 30, 2023, we derive our revenue mainly from our corporate consultancy services in Hong Kong. Our operations in Hong Kong and Malaysia are closely integrated to deliver services to our customers. Pursuant to the Basic Law, the constitutional document for Hong Kong, the laws in force in Hong Kong shall include the Basic Law, the laws previously in force in Hong Kong except for that contravene the Basic Law or amended by the legislature of Hong Kong and the laws enacted by the legislature of Hong Kong. National laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. The Standing Committee of the National People’s Congress of the PRC may, after consulting the Committee for the Basic Law of Hong Kong and the Government of Hong Kong, add to or delete from the list of laws in Annex III to the Basic Law. The Basic Law expressly provides that the national laws of PRC which may be listed in Annex III of the Basic Law shall be confined to those relating to defense and foreign affairs as well as other matters outside the autonomy of Hong Kong. The basic policies of the PRC regarding Hong Kong as a special administrative region of the PRC are reflected in the Basic Law, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”.

The Company and its subsidiaries are not affected by the PRC laws at present. However, in light of the PRC government’s recent expansion of authority in Hong Kong, we may be subject to uncertainty about any future actions of the PRC government or authorities in Hong Kong, and it is possible that all the legal and operational risks associated with being based in and having operations in the PRC may also apply to operations in Hong Kong in the future. If new national laws of the PRC are to be applied in Hong Kong, only the Standing Committee of the National People’s Congress may add to or delete from the list of laws in Annex III of the Basic Law. And such laws shall be confined to those relating to defense and foreign affairs and other matters outside the limits of the autonomy of Hong Kong. There is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong. The PRC government may intervene or influence our current and future operations in Hong Kong at any time, or may exert more control over offerings conducted overseas and/or foreign investment in issuers like ourselves. Such governmental actions, if and when they occur: (i) could significantly limit or completely hinder our ability to continue our operations; (ii) could significantly limit or hinder our ability to offer or continue to offer our shares of common stock to investors; and (iii) may cause the value of our shares of common stock to significantly decline or become worthless.

You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in the prospectus based on Hong Kong laws.

Currently, all of our operations are conducted outside the United States, and all of our assets are located outside the United States. All of our directors and officers are Hong Kong nationals or residents and a substantial portion of their assets are located in Hong Kong outside the United States. You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in the prospectus, as judgments entered in the United States can be enforced in Hong Kong only at common law. Hong Kong does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States and many other countries and regions. Therefore, if you want to enforce a judgment of the United States in Hong Kong, it must be a final judgment conclusive upon the merits of the claim, for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. For more information regarding the relevant laws of the BVI and Hong Kong, see “Enforceability of Civil Liabilities” beginning on page 40 of this prospectus.

The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong holding subsidiary.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law and added the Hong Kong National Security Law to Annex III to the Basic Law, to be published and implemented locally in Hong Kong. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offences — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, the former U.S. President Donald Trump signed the Hong Kong Autonomy Act (the “HKAA”), into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020 the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including HKSAR chief executive Carrie Lam. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If our Hong Kong subsidiary is determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations, financial position and results of operations could be materially and adversely affected.

The PRC government may intervene or influence our operations at any time or may exert more control over offerings conducted overseas and foreign investment in issuers like ourselves, which may result in a material change in our operations and/or the value of our Shares of common stock. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

There are political risks associated with conducting business in Hong Kong.

While we operate our business in Hong Kong and the South East Asian region, our operations are principally based in Hong Kong. Accordingly, our business operations and financial condition will be affected by the political and legal developments in Hong Kong. During the period covered by the financial information included in this prospectus, we derive substantially all of our revenue from operations in Hong Kong. Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may adversely affect our business operations. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. Since a substantial part of our operations is based in Hong Kong, any change of such political arrangements may pose an immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial position.

If the PRC attempts to alter its agreement to allow Hong Kong to function autonomously, this could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operations. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our customers.

The Hong Kong protests that began in 2019 are ongoing protests in Hong Kong (the “Hong Kong Protests”) triggered by the introduction of the Fugitive Offenders and Mutual Legal Assistance in Criminal Matters Legislation (Amendment) Bill 2019 by the Hong Kong government. If enacted, the bill would have allowed the extradition of criminal fugitives who are wanted in territories with which Hong Kong does not currently have extradition agreements, including Mainland China. This led to concerns that the bill would subject Hong Kong residents and visitors to the jurisdiction and legal system of Mainland China, thereby undermining the region’s autonomy and people’s civil liberties. Various sectors of the Hong Kong economy have been adversely affected as the protests turned increasingly violent. Most notably, the airline, retail, and real estate sectors have seen their sales decline.

Under the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. Based on certain recent developments including the Law of the People’s Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region issued by the Standing Committee of the PRC National People’s Congress in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and President Trump signed an executive order and the HKAA to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from Mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S, China and Hong Kong, which could potentially harm our business.

Our revenue is susceptible to the ongoing incidents or factors which affect the stability of the social, economic and political conditions in Hong Kong. Any drastic events may adversely affect our business operations. Such adverse events may include changes in economic conditions and regulatory environment, social and/or political conditions, civil disturbance or disobedience, as well as significant natural disasters. Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations and financial condition. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Shares of common stock could be adversely affected.

We may be affected by the currency peg system in Hong Kong.

Since 1983, Hong Kong dollars have been pegged to the U.S. dollars at the rate of approximately HK$7.80 to US$1.00. We cannot assure you that this policy will not be changed in the future. If the pegging system collapses and Hong Kong dollars suffer devaluation, the Hong Kong dollar cost of our expenditures denominated in foreign currency may increase. This would in turn adversely affect the operations and profitability of our business.

The rules and regulations in Mainland China can change quickly with little advance notice and uncertainties in the interpretation and enforcement of PRC laws, rules and regulations could limit the legal protections available to you and us.

On December 28, 2021, the Measures for Cybersecurity Review (2021 version) was promulgated jointly by several departments of the PRC and became effective on February 15, 2022, which requires that in addition to the procurement of network products and services by operator of critical information infrastructure, the data processing activities by the network platform operator that affect or may affect the national security, any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. The Measures for Cybersecurity Review (2021 version), further elaborates the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. We believe none of the Company or any of its subsidiaries is an operator of any “critical information infrastructure” or “online platform operators” as defined under the PRC Cybersecurity Law and the Security Protection Measures on Critical Information Infrastructure. Therefore, we are not subject to the Measures for Cybersecurity Review and are not required to pass the security evaluation organized by the CAC and the compliance with such regulation will not materially impact our business operations.

If we inadvertently conclude that the Measures for Cybersecurity Review do not apply to us, or applicable laws, regulations, or interpretations change and it is determined in the future that the Measures for Cybersecurity Review become applicable to us, we may be subject to review when conducting data processing activities, and may face challenges in addressing its requirements and make necessary changes to our internal policies and practices. We may incur substantial costs in complying with the Measures for Cybersecurity Review of the PRC, which could result in material adverse changes in our business operations and financial position. If we are not able to fully comply with the Measures for Cybersecurity Review of the PRC, our ability to offer or continue to offer securities to investors may be significantly limited or completely hindered, and our securities may significantly decline in value or become worthless.

Although the audit report included in this prospectus is prepared by U.S. auditors who have been inspected by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future investors may be deprived of the benefits of such inspection. Furthermore, trading in our securities may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the AHFCAA, was signed into law on December 29, 2022, amending the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading.

As an auditor of companies that are registered with the SEC and publicly traded in the United States and a firm registered with the PCAOB, our auditor is required under the laws of the United States to undergo regular inspections by the PCAOB to assess their compliance with the laws of the United States and professional standards. Our U.S. auditor has been inspected by the PCAOB, and we have no operations in Mainland China. However, if there is significant change to current political arrangements between Mainland China and Hong Kong, companies operated in Hong Kong like us may face similar regulatory risks as those operated in Mainland China and we cannot assure you that our auditor’s work will continue to be able to be inspected by the PCAOB.

As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular Mainland China’s, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress which, if passed, would require the SEC to maintain a list of issuers for which PCAOB is not able to inspect or investigate the audit work performed by a foreign public accounting firm completely. The proposed Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges (“EQUITABLE”) Act prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. national securities exchanges such as the Nasdaq of issuers included on the SEC’s list for three consecutive years, thus reducing the time period for triggering the prohibition on trading. It is unclear if this proposed legislation will be enacted. Furthermore, there have been recent deliberations within the U.S. government regarding potentially limiting or restricting China-based companies from accessing U.S. capital markets. On May 20, 2020, the U.S. Senate passed the HFCA Act, which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCA Act on December 2, 2020, and the HFCA Act was signed into law on December 18, 2020. Additionally, in July 2020, the U.S. President’s Working Group on Financial Markets issued recommendations for actions that can be taken by the executive branch, the SEC, the PCAOB or other federal agencies and department with respect to Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the United States. In response, on November 23, 2020, the SEC issued guidance highlighting certain risks (and their implications to U.S. investors) associated with investments in China-based issuers and summarizing enhanced disclosures the SEC recommends China-based issuers make regarding such risks. On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year (as defined in the interim final rules) under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Under the HFCA Act, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our Ordinary Shares being delisted. Furthermore, on June 22, 2021, the U.S. Senate passed the AHFCAA, was signed into law on December 29, 2022, amending the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On September 22, 2021, the PCAOB adopted a final rule implementing the AHFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the AHFCAA, whether the Board is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the Holding Foreign Companies Accountable Act. Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the AHFCAA, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the AHFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the SEC announced that the PCAOB designated Mainland China and Hong Kong as the jurisdictions where the PCAOB is not allowed to conduct full and complete audit inspections as mandated under the HFCA Act. On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and the PRC MOF in respect of cooperation on the oversight of PCAOB-registered public accounting firms based in Mainland China and Hong Kong. Pursuant to the Statement of Protocol, the PCAOB conducted inspections on select registered public accounting firms subject to the Determination Report in Hong Kong between September 2022 and November 2022. On December 15, 2022, the PCAOB board announced that it has completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in Mainland China and Hong Kong, and voted to vacate the Determination Report. As a result of the announcement, any companies audited by registered public accounting firms headquartered in Mainland China and Hong Kong would not face immediate threat of trading prohibitions at this time. However, if any regulatory change or step taken by PRC regulators in the future precludes the PCAOB from accessing auditing papers of registered public accounting firms in Mainland China and Hong Kong , or the PCAOB re-evaluates its determination as a result of any obstruction with the implementation of the Statement of Protocol in the future, then the companies audited by those registered public accounting firms may be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act.

Our auditor is based in the United States, and has been inspected by the PCAOB on a regular basis. However, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in our securities to be prohibited under the HFCA Act, and ultimately result in a determination by a securities exchange to delist our securities. Delisting of our Ordinary Shares would force holders of our Ordinary Shares to sell their Ordinary Shares. The market price of our Ordinary Shares could be adversely affected as a result of anticipated negative impacts of these executive or legislative actions upon, regardless of whether these executive or legislative actions are implemented and regardless of our actual operating performance.

The SEC is assessing how to implement other requirements of the AHFCAA, including the listing and trading prohibition requirements described above. Future developments in respect of increasing U.S. regulatory access to audit information are uncertain, as the legislative developments are subject to the legislative process and the regulatory developments are subject to the rule-making process and other administrative procedures.

Risks Related to Doing Business in Malaysia

We face the risk that changes in the policies of the Malaysian government could have a significant impact upon the business we may be able to conduct in Malaysia and the profitability of such business.

Policies of the Malaysian government can have significant effects on the economic conditions of Malaysia. A change in policies by the Malaysian government could adversely affect our interests by, among other factors: changes in laws, regulations or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises. We cannot assure you that the government will continue to pursue current policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting Malaysia's political, economic and social environment.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

The value of the Ringgit (“RM”) against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in Malaysia's political and economic conditions. The value of our common stock will be indirectly affected by the foreign exchange rate between U.S. dollars and RM and between those currencies and other currencies in which our sales may be denominated. Appreciation or depreciation in the value of the RM relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. As we rely entirely on revenues earned in Malaysia, any significant revaluation of RM may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. dollars we receive from an offering of our securities into RM for our operations, appreciation of the RM against the U.S. dollar could cause the RM equivalent of U.S. dollars to be reduced and therefore could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our RM into U.S. dollars for the purpose of making dividend payments on our common stock or for other business purposes and the U.S. dollar appreciates against the RM, the U.S. dollar equivalent of the RM we convert would be reduced. In addition, the depreciation of significant U.S. dollar denominated assets could result in a change to our operations and a reduction in the value of these assets.

Failure to comply with the U.S. Foreign Corrupt Practices Act and Malaysia anti-corruption laws could subject us to penalties and other adverse consequences.

We are required to comply the Malaysia’s anti-corruption laws and the United States Foreign Corrupt Practices Act, which generally prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. In addition, we are required to maintain records that accurately and fairly represent our transactions and have an adequate system of internal accounting controls. Foreign companies, including some of our competitors, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in Malaysia. If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage. Although we inform our personnel that such practices are illegal, we cannot assure you that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations. In addition, our brand and reputation, our sales activities or the price of our shares of common stock could be adversely affected if we become the target of any negative publicity as a result of actions taken by our employees or other agents.

Because we derive all of our revenue from outside of the United States, we are subject to the risks of doing business internationally, including periodic foreign economic downturns and political instability, which may adversely affect our sales and cost of doing business in those regions of the world.

Factors relating to the operation of our business outside of the United States may have a material adverse effect on our business, financial condition and results of operations in the future, including:

·	fluctuations in exchange rates;
·	the imposition of governmental controls or changes in government regulations, including tax regulations;
·	export license requirements;
·	restrictions on the export of technology;
·	compliance with U.S. and international laws involving international operations, including the Foreign Corrupt Practices Act and export control laws;
·	restrictions on transfers of funds and assets between jurisdictions;
·	geo-political instability; and
·	trade restrictions, import/export duties and changes in tariffs.

In the future we may seek to expand our presence in certain foreign markets or enter emerging markets. Evaluating or entering into an emerging market may require considerable management time, as well as start-up expenses for market development before any significant sales and earnings are generated. Operations in new foreign markets may achieve low margins or may be unprofitable, and expansion in existing markets may be affected by local political, economic and market conditions. As we continue to operate our business globally, our success will depend, in part, on our ability to anticipate and effectively manage these and the other risks noted above. The impact of any one or more of these factors could materially adversely affect our business, financial condition and results of operations.

Risks Related to this Offering

The offering price for our common stock may not be indicative of its fair market value.

The offering price for our common stock was determined in the context of negotiations between us and the underwriters. Accordingly, the offering price may not be indicative of the true fair market value of the Company or the fair market value of our common stock. We are making no representations that the offering price of our common stock under this prospectus bears any relationship to our assets, book value, net worth or any other recognized criteria of our value.

No public market for our common stock currently exists, and an active public trading market may not develop or be sustained following this offering.

Prior to this offering, there has been no public market for our common stock. Although we have applied to list our common stock on the Nasdaq Capital Market, an active public trading market for our common stock may not develop following the completion of this offering or, if developed, it may not be sustained. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair value of your shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration.

There is no established trading market for our shares; further, our shares will be subject to potential delisting if we do not maintain the listing requirements of the Nasdaq Capital Market.

This offering constitutes our initial public offering of our shares. No public market for these shares currently exists. We have applied to list the shares of our common stock on the Nasdaq Capital Market, or Nasdaq. An approval of our listing application by Nasdaq will be subject to, among other things, our fulfilling all of the listing requirements of Nasdaq. Even if these shares are listed on Nasdaq, there can be no assurance that an active trading market for these securities will develop or be sustained after this offering is completed. The initial offering price has been determined by negotiations among the lead underwriter and us. Among the factors considered in determining the initial offering price were our future prospects and the prospects of our industry in general, our revenue, net income and certain other financial and operating information in recent periods, and the financial ratios, market prices of securities and certain financial and operating information of companies engaged in activities similar to ours. However, there can be no assurance that following this offering our shares of common stock will trade at a price equal to or greater than the offering price.

In addition, Nasdaq has rules for continued listing, including, without limitation, minimum market capitalization and other requirements. Failure to maintain our listing, or de-listing from Nasdaq, would make it more difficult for shareholders to dispose of our common stock and more difficult to obtain accurate price quotations on our common stock. This could have an adverse effect on the price of our common stock. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our common stock is not traded on a national securities exchange.

We will incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to compliance with our public company responsibilities and corporate governance practices.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company, which we expect to further increase after we are no longer an “emerging growth company.” The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of the Nasdaq Capital Market, and other applicable securities rules and regulations impose various requirements on public companies. Our management and other personnel will devote a substantial amount of time to compliance with these requirements. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. We cannot predict or estimate the amount of additional costs we will incur as a public company or the specific timing of such costs.

As a result of being a public company, we are obligated to develop and maintain proper and effective internal controls over financial reporting, and any failure to maintain the adequacy of these internal controls may adversely affect investor confidence in our company and, as a result, the value of our common stock.

We will be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting as of the end of the fiscal year that coincides with the filing of our second annual report on Form 10-K. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting. In addition, our independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting in our first annual report required to be filed with the SEC following the date we are no longer an “emerging growth company.” We have not yet commenced the costly and time-consuming process of compiling the system and processing documentation necessary to perform the evaluation needed to comply with Section 404, and we may not be able to complete our evaluation, testing and any required remediation in a timely fashion once initiated. Our compliance with Section 404 will require that we incur substantial expenses and expend significant management efforts. We currently do not have an internal audit group, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge and compile the system and process documentation necessary to perform the evaluation needed to comply with Section 404.

Our current controls and any new controls that we develop may become inadequate because of changes in conditions in our business. In addition, changes in accounting principles or interpretations could also challenge our internal controls and require that we establish new business processes, systems and controls to accommodate such changes. Additionally, if these new systems, controls or standards and the associated process changes do not give rise to the benefits that we expect or do not operate as intended, it could adversely affect our financial reporting systems and processes, our ability to produce timely and accurate financial reports or the effectiveness of internal control over financial reporting. Moreover, our business may be harmed if we experience problems with any new systems and controls that result in delays in their implementation or increased costs to correct any post-implementation issues that may arise.

During the evaluation and testing process of our internal controls, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to certify that our internal control over financial reporting is effective. We cannot assure you that there will not be material weaknesses or significant deficiencies in our internal control over financial reporting in the future. Any failure to maintain internal control over financial reporting could severely inhibit our ability to accurately report our financial condition or results of operations. If we are unable to conclude that our internal control over financial reporting is effective, or if our independent registered public accounting firm determines we have a material weakness or significant deficiency in our internal control over financial reporting, we could lose investor confidence in the accuracy and completeness of our financial reports, the market price of our common stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities. Failure to remedy any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict our future access to the capital markets.

The growth and expansion of our business places a continuous, significant strain on our operational and financial resources. Further growth of our operations to support our customer base, our information technology systems and our internal controls and procedures may not be adequate to support our operations. For example, we are still in the process of implementing information technology and accounting systems to help manage critical functions such as billing and revenue recognition and financial forecasts. As we continue to grow, we may not be able to successfully implement requisite improvements to these systems, controls and processes, such as system access and change management controls, in a timely or efficient manner. Our failure to improve our systems and processes, or their failure to operate in the intended manner, whether as a result of the growth of our business or otherwise, may result in our inability to accurately forecast our revenue and expenses, or to prevent certain losses. Moreover, the failure of our systems and processes could undermine our ability to provide accurate, timely and reliable reports on our financial and operating results and could impact the effectiveness of our internal control over financial reporting. In addition, our systems and processes may not prevent or detect all errors, omissions or fraud.

Future sales of our common stock in the public market could cause the market price of our common stock to decline.

Sales of a substantial number of shares of our common stock in the public market following the completion of this offering, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. Many of our existing equity holders have substantial unrecognized gains on the value of the equity they hold based upon the price of this offering, and therefore, they may take steps to sell their shares or otherwise secure the unrecognized gains on those shares. We are unable to predict the timing of or the effect that such sales may have on the prevailing market price of our common stock.

Our stock price may be volatile, and the value of our common stock may decline.

We cannot predict the prices at which our common stock will trade. The initial public offering price of our common stock will be determined by negotiations between us and the underwriters and may not bear any relationship to the market price at which our common stock will trade after this offering or to any other established criteria of the value of our business and prospects, and the market price of our common stock following this offering may fluctuate substantially and may be lower than the initial public offering price. In addition, the trading price of our common stock following this offering is likely to be volatile and could be subject to fluctuations in response to various factors, some of which are beyond our control. These fluctuations could cause you to lose all or part of your investment in our common stock as you might be unable to sell your shares at or above the price you paid in this offering. Factors that could cause fluctuations in the trading price of our common stock include the following:

●	actual or anticipated fluctuations in our financial condition or results of operations;

●	variance in our financial performance from expectations of securities analysts;

●	changes in the pricing of the solutions on our platforms;

●	changes in our projected operating and financial results;

●	changes in laws or regulations applicable to our platforms;

●	announcements by us or our competitors of significant business developments, acquisitions or new offerings;

●	sales of shares of our common stock by us or our shareholders;

●	significant data breaches, disruptions to or other incidents involving our platforms;

●	our involvement in litigation;

●	conditions or developments affecting the AR and VR industries;

●	future sales of our common stock by us or our stockholders, as well as the anticipation of lock-up releases;

●	changes in senior management or key personnel;

●	the trading volume of our common stock;

●	changes in the anticipated future size and growth rate of our market;

●	general economic and market conditions; and

●	other events or factors, including those resulting from war, incidents of terrorism, global pandemics or responses to these events.

Broad market and industry fluctuations, as well as general economic, political, regulatory and market conditions, may also negatively impact the market price of our common stock. In addition, technology stocks have historically experienced high levels of volatility. In the past, companies who have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future, which could result in substantial expenses and divert our management’s attention.

If securities or industry analysts do not publish research or publish unfavorable or inaccurate research about our business, the market price and trading volume of our common stock could decline.

The market price and trading volume of our common stock following the completion of this offering will be heavily influenced by the way analysts interpret our financial information and other disclosures. We do not have control over these analysts. If few securities analysts commence coverage of us, or if industry analysts cease coverage of us, our stock price would be negatively affected. If securities or industry analysts do not publish research or reports about our business, downgrade our common stock, or publish negative reports about our business, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our common stock could decrease, which might cause our stock price to decline and could decrease the trading volume of our common stock.

After this offering, our executive officers, directors and principal stockholders, if they choose to act together, will continue to have the ability to control or significantly influence all matters submitted to stockholders for approval. Furthermore, many of our current directors were appointed by our principal stockholders.

Following the completion of this offering, our executive officers, directors and greater than 5% stockholders, in the aggregate, will own approximately [  ]% of our outstanding common stock (assuming no exercise of the underwriters’ option to purchase additional shares and no exercise of outstanding options, warrants or other rights, and without giving effect to any purchases that these holders may make through our directed share program), based on an assumed initial public offering price of $[  ] per share, the midpoint of the estimated price range set forth on the cover page of this prospectus. Furthermore, many of our current directors were appointed by our principal stockholders. As a result, such persons or their appointees to our board of directors, acting together, will have the ability to control or significantly influence all matters submitted to our board of directors or stockholders for approval, including the appointment of our management, the election and removal of directors and approval of any significant transaction, as well as our management and business affairs. In addition, if any of our executive officers, directors and greater than 5% stockholders purchase shares in this offering, or if any of our other current investors purchase shares in this offering and become greater than 5% stockholders as a result, the ability of such persons, acting together, to control or significantly influence such matters will increase. This concentration of ownership may have the effect of delaying, deferring or preventing a change in control, impeding a merger, consolidation, takeover or other business combination involving us, or discouraging a potential acquiror from making a tender offer or otherwise attempting to obtain control of our business, even if such a transaction would benefit other stockholders.

We will have broad discretion in the use of the net proceeds to us from this offering and may not use them effectively.

We will have broad discretion in the application of the net proceeds to us from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, our ultimate use may vary substantially from our currently intended use. Investors will need to rely upon the judgment of our management with respect to the use of proceeds. Pending use, we may invest the net proceeds from this offering in investment-grade, interest-bearing securities, such as money market accounts, certificates of deposit, commercial paper and guaranteed obligations of the U.S. government that may not generate a high yield for our stockholders. If we do not use the net proceeds that we receive in this offering effectively, our business, financial condition, results of operations and prospects could be harmed, and the market price of our common stock could decline.

You will experience immediate and substantial dilution in the net tangible book value of the shares of common stock you purchase in this offering.

The initial public offering price of our common stock is substantially higher than the as adjusted net tangible book value per share of our common stock immediately after this offering. If you purchase shares of our common stock in this offering, you will suffer immediate dilution of $[  ] per share, or $[  ] per share if the underwriters exercise their over-allotment option in full, representing the difference between our as adjusted net tangible book value per share after giving effect to the sale of common stock in this offering and an assumed initial public offering price of $[  ] per share, the midpoint of the estimated price range set forth on the cover page of this prospectus. See the section titled “Dilution.”

Our issuance of additional capital stock in connection with financings, acquisitions, investments, our equity incentive plans or otherwise will dilute all other stockholders.

We expect to issue additional capital stock in the future that will result in dilution to all other stockholders. We expect to grant equity awards to employees, directors and consultants under our equity incentive plans. We may also raise capital through equity financings in the future. As part of our business strategy, we may acquire or make investments in companies, products or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional capital stock may cause stockholders to experience significant dilution of their ownership interests and the per share value of our common stock to decline.

We do not intend to pay dividends for the foreseeable future and, as a result, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our capital stock, and, subject to the discretionary dividend policy described in the section entitled “Dividend Policy” of this prospectus, we do not intend to pay any cash dividends in the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our board of directors. Accordingly, you may need to rely on sales of our common stock after price appreciation, which may never occur, as the only way to realize any future gains on your investment.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting and disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, or Section 404, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Pursuant to Section 107 of the JOBS Act, as an emerging growth company, we may choose to elect to use the extended transition period for complying with new or revised accounting standards until those standards would otherwise apply to private companies. As a result, our consolidated financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective dates for new or revised accounting standards that are applicable to public companies, which may make our common stock less attractive to investors. In addition, if we cease to be an emerging growth company, we will no longer be able to use the extended transition period for complying with new or revised accounting standards.

We will remain an emerging growth company until the earliest of: (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Shares of common stock that is held by non-affiliates exceeds $700 million as of the prior March 31, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

We cannot predict if investors will find our common stock less attractive if we choose to rely on these exemptions. For example, if we do not adopt a new or revised accounting standard, our future results of operations may not be as comparable to the results of operations of certain other companies in our industry that adopted such standards. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock, and our stock price may be more volatile.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, including, without limitation, in the sections captioned “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Plan of Operations”, and “Business”. Known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

●	Our goals and strategies;
●	Our future business development, financial conditions and results of operations;
●	Our expectations regarding demand for and market acceptance of our products and services;
●	Our ability to attract and retain management;
●	Our ability to raise capital when needed and on acceptable terms and conditions;
●	The intensity of competition;
●	General economic conditions;
●	Changes in regulations;
●	Relevant government policies and regulations relating to our industry;
●	Whether the market for healthcare services continues to grow, and, if it does, the pace at which it may grow;
●	Our ability to compete against large competitors in a rapidly changing market; and
●	Our ability to comply with the continued listing standards on the exchange or trading market on which our common stock is listed for trading; and
●	The impact of COVID-19 on business environment and consumer preference.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and other sections in this prospectus. You should thoroughly read this prospectus and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus contains certain data and information that we obtained from private publications. Statistical data in these publications also include projections based on a number of assumptions. Our industry may not grow at the rate projected by market data, or at all. Failure of this market to grow at the projected rate may have a material and adverse effect on our business and the market price of our common stock. In addition, the rapidly changing nature of the health and wellness industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all available funds and future earnings, if any, to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future.

Any future determination regarding the declaration and payment of dividends, if any, will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects, and other factors our board of directors may deem relevant. In addition, our ability to pay dividends may be restricted by any agreements we may enter into in the future.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts and commissions and the estimated offering expenses payable by us and based upon an assumed initial public offering price of $[  ] per share, which is the midpoint of the price range as set forth on the cover page of this prospectus, for net proceeds of approximately $[  ].

We plan to use the net proceeds we receive from this offering for the following purposes:

Purposes	Percentage	Amount of Net Proceeds
Business Expansion	50%	$
Technology Innovation, including enhancing our software and systems	40%	$
General working capital	10%	$

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. To the extent that the net proceeds we

CAPITALIZATION

The following table sets forth our cash and cash equivalents as of June 30, 2023:

•on an actual basis; and

•on an adjusted basis after giving effect to the sale of common stock in this offering at an assumed offering price of $  per share.

You should read the following table in conjunction with the “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of this prospectus and our consolidated financial statements and related notes appearing elsewhere in this prospectus.

	June 30,	Pro Forma
	2023	2023
	(Unaudited)	(Unaudited)

Cash and cash equivalents	$120,605
Total Liabilities	2,034,291

Shareholders' Equity:
Preferred stock, par value $0.0001, 10,000,000 shares authorized;0 share issued and outstanding as of December 31, 2022 and 2021	-	-
Common stock, par value $0.0001, 750,000,000 shares authorized; 301,000,100 shares issued and outstanding as of June 30, 2023 and December 31, 2022 *	30,100
Additional paid-in capital	1,251,350
Retained Earnings (Accumulated deficit)	(3,135,389)
Accumulated other comprehensive income	60,597
Total QMIS TBS Capital Group Corp. shareholders' equity	(1,793,342)
Non-controlling interest	(7,941)
Total Shareholders' Equity (Deficit)	(1,801,283)

1.

Pro forma amounts reflect the sale of [ ] shares of our common stock in this offering at an assumed initial public offering price of $[ ] per share, after deducting the estimated underwriting discounts and commissions and estimated offering expenses and assumes no exercise by the underwriters of their option to purchase [ ] additional shares of common stock to cover over-allotments.

Each $1.00 increase (decrease) in the assumed initial public offering price of $[ ] per share would increase (decrease) the net proceeds to us by approximately $[ ], assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions.

If the underwriters exercise their option to purchase additional shares in full, pro forma cash, additional paid-in capital, total stockholders’ (deficit) equity, total capitalization and shares of common stock outstanding as of June 30, 2023 would be $[ ], $[ ], $[ ] and [ ] shares, respectively.

DILUTION

If you invest in our common stock in this offering, your interest will be diluted to the extent of the difference between the initial public offering price per share of common stock and the as adjusted net tangible book value per share of our common stock immediately after this offering. The net tangible negative book value of our common stock as of June 30, 2023 was $[  ] or $[  ] per share.

After giving effect to the receipt of the net proceeds from our sale of common stock in this offering, at an assumed initial public offering price of $           per share, the midpoint of the estimated price range set forth on the cover page of this prospectus, after deducting the estimated underwriting discounts and commissions and estimated offering expenses, our pro forma as adjusted net tangible book value as of June 30, 2023 would have been approximately $           , or $           per share. This amount represents an immediate increase in pro forma as adjusted net tangible book value of $           per share to our existing stockholders and an immediate dilution of $           per share to new investors participating in this offering.

We determine dilution per share to investors participating in this offering by subtracting the pro forma as adjusted net tangible book value per share after this offering from the assumed initial public offering price per share paid by investors participating in this offering. The following table illustrates this dilution on a per share basis to new investors:

Assumed initial public offering price per share	$
Net tangible negative book value per share as of June 30, 2023	$
Pro forma net tangible book value per share	$
Increase per share to existing stockholders attributable to investors in this offering	$
Pro forma as adjusted net tangible book value per share, to give effect to this offering	$
Dilution in net tangible book value per share to new investors in this offering	$

Each $1.00 increase (decrease) in the assumed initial public offering price of $            per share would increase (decrease) the net proceeds to us by approximately $            million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions.

The pro forma as adjusted information discussed above is illustrative only and will change based on the actual initial public offering price, number of shares and other terms of this offering determined at pricing.

If the underwriters exercise their option to purchase additional shares of common stock in this offering in full at the assumed initial public offering price of $    per share and assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses, the pro forma as adjusted net tangible book value would be approximately $    per share, and the dilution in pro forma as adjusted net tangible book value per share to investors in this offering would be approximately $    per share.

The table below summarizes, on a pro forma as adjusted basis as of June 30, 2023, the number of shares of our common stock, the total consideration and the average price per share (i) paid to us by existing stockholders and (ii) to be paid by new investors purchasing shares in this offering at an assumed initial public offering price of $    per share, before deducting underwriting discounts and commissions and estimated offering expenses.

	Shares Purchased			Total Consideration
	Number	Percent		Amount	Percent		Average Price Per Share
Existing stockholders			%	$		%	$
New investors			%	$		%	$
Total			%	$		%	$

In addition, if the underwriters exercise their option to purchase additional shares of common stock in full, the percentage of shares held by existing stockholders will be reduced to       % of the total number of shares of common stock to be outstanding upon the closing of this offering, and the number of shares of common stock held by new investors participating in this offering will be further increased by shares, or      % of the total number of shares of common stock to be outstanding upon the closing of this offering.

Each $1.00 increase (decrease) in the assumed initial public offering price of $        per share would increase (decrease) the net proceeds to us by approximately $          , assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions.

The total number of shares of our common stock reflected in our actual and pro forma information set forth in the table above excludes:

•Exercise by the underwriters of their option to purchase    additional shares of common stock to cover over-allotments;

•       shares of common stock underlying outstanding warrants, of which    are exercisable at $   per share and expire on     ,     are exercisable at $  per share and expire on     ;

•Options to purchase   shares of common stock of which    have an exercise price of     and     have an exercise price of $    . The options expire between      and     ; and

•Conversion of outstanding convertible promissory notes.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto included elsewhere in this prospectus. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions including those set forth under the heading "Risk Factors" and elsewhere in this prospectus. Our actual results and the timing of selected events discussed below could differ materially from those expressed in, or implied by, these forward-looking statements.

The following discussion highlights the results of operations of the Company and subsidiaries and the principal factors that have affected our financial condition as well as our liquidity and capital resources for the periods described, and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on the Company’s audited financial statements contained in this Current Report, which we have prepared in accordance with United States generally accepted accounting principles. You should read this discussion and analysis together with such financial statements and the related notes thereto.

Basis of Presentation

The share exchanges were treated as a capitalization between entities under common control, as the same controlling shareholders (Dr. Chin and Mr. Chin) controlled both the Company and QSC before and after the transaction. The consolidation of the Company and its subsidiary was accounted for at historical cost, and the consolidated financial statements were prepared as if the transaction had become effective as of the beginning of the earliest period presented.

The audited financial statements for our fiscal years ended December 31, 2022 and 2021, include a summary of our significant accounting policies and should be read in conjunction with the discussion below. In the opinion of management, all material adjustments necessary to present fairly the results of operations for such periods have been included in these audited financial statements. All such adjustments are of a normal recurring nature.

Corporate History and Organization

QMIS TBS Capital Group Corp. (“we”, “our”. “us” “Company” or "QMIS USA") was incorporated in the state of Delaware on November 21, 2019, under the name TBS Capital Management Group Corp. The name was changed to QMIS TBS Capital Group Corp. on February 10, 2020.

On February 13, 2023, the Company entered into certain share exchange agreements (the “Share Exchange Agreements”) with the shareholders of all 1,000,100 outstanding shares of common stock of QMIS Securities Capital SDN BHD (“QSC”), which was incorporated by the Companies Commission of Malaysia on January 13, 2015 under the Companies Act 1965 as a private limited company with the name Multi Securities Capital (M) SDN BHD, which was subsequently changed to QMIS Securities Capital (M) SDN BHD on March 19, 2015. The two QSC shareholders were Dr. Chin Yung Kong, the Company’s Chief Executive Officer, and Chin Hua Fung, Dr. Chin’s son.

Pursuant to the Share Exchange Agreements, Dr. Chin exchanged 700,070 shares of QSC common stock for 700,070 shares of the Company’s common stock. Dr. Chin exchanged 300,030 shares of QSC common stock for 300,030 shares of the Company’s common stock. Accordingly, the Company became the sole shareholder of QSC after the share exchanges.

The share exchanges have been accounted for as a recapitalization between entities under common control since the same controlling shareholders controlled these two entities before and after the transaction. The consolidation of the Company and its subsidiary has been accounted for at historical cost and prepared on the basis as if the transaction had become effective as of the beginning of the earliest period presented in the accompanying consolidated financial statements.

On November 16, 2015, QSC acquired 99.9% equity ownership interest of QMIS Capital Venture SDN BHD (“QCV”), which was incorporated by the Companies Commission of Malaysia on January 14, 2015, under the private limited company act with the name Diversified Multi Capital Venture (M) SDN BHD. Subsequently, the name was changed to QMIS Capital Venture SDN BHD on March 19, 2015.

On October 15, 2015, QSC acquired 69.99% equity ownership interest of QMIS World Trade International SDN BHD (“QWT”), and subsequently on November 27, 2015, QSC acquired anther 0.01% equity ownership interest in QWT, which was incorporated by the Companies Commission of Malaysia on 15 October 2014 under the private limited company act with the name of Santubong Business Trading SDN BHD. Subsequently, the name was changed to QMIS World Trade International SDN BHD on August 7, 2015.

On December 31, 2021, QSC acquired 100% equity ownership interest of QMIS TBS Capital Group Corporation Limited (“QTBS”), which was incorporated in Hong Kong on September 9, 2013, under the Companies Ordinance as a limited liability company under the name QMIS Huayin Finance Credit Limited. Subsequently, the name was changed to QMIS Ample Luck Financial Group Limited on July 19, 2018, and finally QMIS TBS Capital Group Corporation Limited on June 16, 2020.

On December 31, 2021, QSC acquired 100% equity ownership interest of QMIS Finance Limited (“QFL”), which was incorporated in Hong Kong on July 20, 2007, under the Companies Ordinance as a limited liability company with the name of Hua Xia Syndicate Financial Credit Limit. Subsequently, the name is changed to QMIS Syndicate Financial Credit Limited on February 21, 2014, and finally to QMIS Finance Limited on March 31, 2016.

On May 27, 2020, QFL, QSC, and QWT acquired 60%, 20%, and 20%, respectively, equity ownership interest in QMIS Green Energy Berhad (“QGE”), which was incorporated by the Companies Commission of Malaysia on May 27, 2020, under the private limited company act with the name of QMIS Waste Management Group Berhad. Subsequently, the name was changed to QMIS Green Energy Berhad on September 13, 2022.

On May 8, 2020, QFL, QSC, and QWT acquired 60%, 20%, and 20%, respectively, equity ownership interest in QMIS Biotech Group Berhad (“QBT”), which was incorporated by the Companies Commission of Malaysia on 8 May 2020 under the private limited company act with the name of QMIS Biotech Group Berhad. Subsequently, the name was changed to QMIS Biotech Group Berhad on May 29, 2020.

On June 22, 2020, QFL incorporated QMIS Investment Bank Limited (“QIB”) by the Labuan Financial Services Authority (LFSA) in Malaysia under the Company limited by shares act with the name of QMIS Finance (L) Limited. Subsequently, the name was changed to QMIS Labuan Investment Bank Limited on March 24, 2021, and finally to QMIS Investment Bank Limited on 28 July 2022. QFL owns 100% equity ownership interest in QIB.

On June 21, 2021, QFL and four other shareholders incorporated QMIS Richwood Blacktech Sdn. Bhd. (“QR”) by the Companies Commission of Malaysia under the private limited company act. QFL owns 51% equity ownership interest in QR.

On August 3, 2023, QMIS Investment Bank Limited (“QIB”) and Dr. Chin incorporated a company, QMIS Micropay Berhad, in Kuala Lumpur, Malaysia. QIB and Dr. Chin own 60% and 40% of the ownership equity interests of QMIS Micropay Berhad, respectively. QMIS Micropay Berhad plans to carry on the business of electronic payments and transactions but had not engaged in any business operation as of the date of this prospectus.

A schematic of the Company’s current corporate structure, in operation, is set forth below.

Overview

The current structure and operations of the Company, which is comprised of QMIS TBS Capital Group Corp as the holding company, along with its subsidiaries QSC, QFL, QTBS, QR, QIB, QGE, QBT, QWT, and QCV.

QSC, QFL, and QTBS collaborate to provide consultant services, while QR is focused on software development. Starting from early 2023, QR generates revenue from its online payment software. At present, the other companies are not engaged in any business operations.

Henceforth, for the purposes of this statement, QMIS TBS Capital Group Corp, QSC, QFL, QTBS, QR, QIB, QGE, QBT, QWT, and QCV will be referred to as the Company.

QSC is an investment holding company and involved in providing investment banking and other financial services in Hong Kong and Malaysia through its direct and indirect subsidiaries shown below:

•QMIS Securities Capital (M) Sdn. Bhd. (“QSC”),

•QMIS TBS Capital Group Corp. (HK) (“QTBS”),

•QMIS Finance Limited (“QFL”),

•QMIS Investment Bank Limited (“QIB”),

•QMIS Richwood Blacktech Sdn. Bhd. (“QR”).

QMIS Securities Capital (M) Sdn. Bhd. (“QSC”)

QSC is a professional firm geared to support and provide advisory services which includes the incubations of high tech and high growth companies.

QSC owns 100% of QMIS Securities Capital (M) Sdn Bhd (“QSC”), which owns:

o100% of QMIS TBS Capital Group Corp (HK) (“QTBS”),

o100% of QMIS Finance Limited (“QFL”),

o99.9% of QMIS Capital Venture Sdn. Bhd (“QCV”),

o70% of QMIS World Trade International Sdn. Bhd. (“QWT”),

o20% of QMIS Biotech Group Berhad (“QBT”), and

o20% of QMIS Waste Management Group Berhad (“QWM”).

QMIS TBS Capital Group Corp. (HK) (“QTBS”)

QTBS is a limited liability company incorporated and domiciled in Hong Kong. QMIS TBS Group perpetually generates ideas to grow and add value to its people, clients, shareholders, and the communities it serves. It aims to excel in dimensions such as client service and support with effective risk management and decision making.

The principal activity of QTBS is the provision of corporate advisory services which includes incubating FinTech and high growth companies. QTBS focuses on the small to middle market companies in China, Malaysia and South East Asia. It has an extensive international, national, and local network of consultants, business advisors, and directors to assist clients with business incubators: raising capital, private equity, due diligence, business valuation, merger and acquisition, accounting and market research services.

QTBS provides a wide range of corporate advisory services to its clients as follow:

•Management and Strategy Consulting

•Corporate Advisory

•Market Research and Survey

•Business Incubation

QMIS Finance Limited (“QFL”)

QFL is an Investment Holding Company and has two subsidiaries as of August 31, 2021:

•QMIS Investment Bank Limited (“QIB”), wholly owned; and

•QMIS Richwood Blacktech Sdn. Bhd. (“QR”) majority owned.

QMIS Investment Bank Limited (“QIB”)

QIB is set to offer a full range of financial products and services covering investment banking, digital banking, private banking and asset management services licensed by Labuan Financial Services Authority (LOFSA), Malaysia.

Furthermore, QIB will also provide conventional investment banking services such as private placement, wealth management, and corporate finance advisory and solutions in working capital management, fund raising, IPO, and merger and acquisition consulting services to its clients.

QMIS Richwood Blacktech Sdn. Bhd. (“QR”)

QR is a new company established in Malaysia involved in the Electronic Payment and Transaction Enabler services with a centralized platform for various payment transactions and value-added services. QR has entered into a partnership with ManagePay Services Sdn. Bhd. (“MPay”) for the issuance of e-wallet and prepaid card services. MPay will act as the underlying technology provider and licensing for QR's payment solutions, while QR acts as a payment system enabler, providing payment infrastructure and card processing for card payment scheme owners. with QR's mobile e-wallet tied up with an international prepaid card as an addition payment option can be used by consumers at merchants for cashless transactions in various retail sectors. QR's goal is to develop comprehensive payment products and services with international payment capability and security compliance to tap into the FinTech market. We are partnering with experienced players in the payment system industry and plan to develop a Super App to upgrade the payment system infrastructure and solutions.

As of the date of this prospectus, QFL, QTBS, and QSC were working together to provide consultant services, while QR was engaged in the business of electronic payment solution. The other companies, QMIS Capital Venture Sdn Bhd (“QCV”), QMIS World Trade International Sdn. Bhd. (“QWT”), QMIS Biotech Group Berhad (“QBT”), and QMIS Green Energy Berhad (“QGE”) were not engaged in business as of the date of this prospectus.

Going Concern

The financial statements have been prepared on the basis that we will continue as a going concern, which assumes that we will be able to realize our assets and satisfy our liabilities and commitments in the ordinary course of business.

During the years ended December 31, 2022 and 2021, the Company incurred net losses of $2,248,932 and $68,581, respectively. Furthermore, as of December 31, 2022 and 2021, the Company had an accumulated deficit of $3,013,236 and $786,951, respectively. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.

The Company incurred a loss of $123,989 and $1,701,359 for the six months ended June 30, 2023 and 2022, respectively. The Company also had working capital deficit of $1,810,863 and $1,725,668 as of June 30, 2023, and December 31, 2022, respectively. In addition, the Company had accumulated deficit of $3,135,389 and $3,013,236 as of June 30, 2023, and December 31, 2022, respectively. These factors among others raise substantial doubt about the ability to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need to secure additional capital resources. Management's plan is to obtain such resources by obtaining capital from directors/shareholders sufficient to meet its minimal operating expenses and seeking third-party equity and/or debt financing. However, it should be noted that management cannot provide any assurance that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Key Factors Affecting Our Results Of Operations

Our results of operations have been and will continue to be affected by a number of factors, including those set out below:

Corporate Consultant Services

Corporate consultant professional firms play a critical role in providing strategic, operational and organizational advice to businesses. Their success is influenced by a variety of internal and external factors that can positively or negatively impact their operations.

Market and Competitive Environment

The market and competitive environment are among the most significant drivers of success for a corporate consultant professional firm. Firms must be aware of the current trends in their respective industries and the competitive landscape to remain relevant and competitive. To address this challenge, QSC must continuously innovate their services and develop new, more effective solutions to meet their clients' evolving needs. Additionally, they must maintain strong relationships with clients and establish a reputation as a trusted advisor in their industry.

Talent Management

The quality of talent and the ability to attract, retain, and develop top-performing employees is critical to the success of a corporate consultant professional firm. To address this challenge, firms must have a robust human resource management strategy in place that prioritizes talent management, career development, and diversity and inclusion. QSC must also provide competitive compensation and benefits packages and cultivate a positive, supportive work environment to retain top talent and attract new hires.

Industry Knowledge

Keeping up with the latest industry knowledge is important for staying competitive and meeting the evolving needs of customers and users. Firms must continuously invest in training and professional development programs that support the delivery of effective solutions and services to clients. To address this challenge, QSC must have a clear human resources development strategy in place that aligns with our business goals and supports its operations.

Additionally, firms must invest in training and development programs for their employees to ensure that they have the skills and knowledge necessary to effectively use technology in their work.

Research methodology, Data Analysis and Interpretation

The quality of the research methodology used by a market research firm affects its results. Firms that use rigorous and reliable research methods are more likely to deliver accurate and relevant insights to their clients.

The ability to analyze and interpret data effectively is a key factor in the success of a market research firm. A firm that can turn raw data into meaningful insights and recommendations is more likely to deliver value to its clients. Market research firms that have a deep understanding of specific industries are more likely to deliver relevant and accurate insights. This requires a combination of knowledge and experience in the industry and an understanding of the current market trends and dynamics.

Client relationships

A strong client relationship is essential for the success of a consultant firm. Firms that build strong relationships with our clients are more likely to receive repeat business and positive word-of-mouth referrals.

Electronic Payment Solution

Regulation and compliance:

In Malaysia, the regulation and compliance for operating an e-wallet, a payment gateway business activity is governed by the central bank of Malaysia, Bank Negara Malaysia (“BNM”). BNM oversees and regulates the payment system in Malaysia to ensure its safety, efficiency, and stability. To operate an e-wallet payment gateway business, the service provider needs to obtain an e-money issuer (EMI) license from Malaysia Central Bank (“BNM”). In addition, the operator must comply with Anti-Money Laundering (AML) and Counter Financing of Terrorism (CFT) regulations set by BNM to prevent illegal activities such as money laundering and terrorism financing. The operator will also need to comply with Personal Data Protection Act (PDPA) to ensure the security and privacy of your customers' personal and financial information.

As of the date of this prospectus, QR did not hold an e-money issuer (EMI) license, but instead uses the license held by ManagePay Services Sdn. Bhd. (“MPay”). QR operates as a white-label partner of MPay, utilizing MPay's e-money issuer (EMI) license, which is regulated by the Malaysia Central Bank (“BNM”). This partnership enables QR to provide e-wallet services to its customers under its own brand, while ensuring compliance with applicable regulations through MPay's license.

Other General Market Conditions Affecting the Performance of the Company:

Technical expertise

QR's success in the e-wallet payment solution business is dependent on its technical expertise. QR must have a deep understanding of the technology used in the payment solutions industry, and continually invest in its people and technology to remain at the forefront of the industry.

Compliance with regulations

The e-wallet payment solution business is subject to strict regulations, and QR must comply with these regulations to operate successfully. QR employed a strong compliance program in place to ensure that its solutions are secure, transparent, and compliant with all relevant regulations.

User adoption

QR's success in the e-wallet payment solution business is dependent on the adoption of its solutions by users. We are committed to develop payment solutions that are user-friendly, secure, and accessible to a wide range of users.

Market competition

The e-wallet payment solution market is highly competitive, and QR must be able to compete effectively against other solutions providers. QR must differentiate itself from its competitors through its expertise, quality of service, and pricing strategy.

Data security

The security of user data is a critical factor in the success of QR's e-wallet payment solution business. We are committed to invest in robust security measures to ensure that user data is protected against cyber threats.

Market demand

The demand for the services is constantly evolving, and QR must be able to adapt to changing market conditions. QR must be able to respond to changes in technology and the needs of its clients to remain competitive.

Client satisfaction

QR's success is dependent on the satisfaction of its clients. QR must deliver high-quality software development solutions that meet the needs of its clients and provide ongoing support to ensure their continued success.

Financial resources

QR's financial stability is a key factor in its success. QR must have the resources to invest in its people and technology, and maintain a healthy balance sheet to support its growth.

Cost management

QR's ability to manage costs is also important to its success. QR must balance the cost of delivering high-quality software development services with the need to remain profitable.

Challenges of geographic concentration

QR may only be able to serve a smaller portion of the overall market. Additionally, geographic concentration can also lead to increased competition in a particular area, which can drive down prices and make it more difficult for us to differentiate our services from those of our competitors.

Marketing and brand awareness

Marketing and brand awareness can greatly impact the success of an e-wallet service provider. Firms that are able to effectively market their services and build a strong brand are more likely to attract and retain users.

QR is committed to continually evaluate these factors and implement strategies to overcome any risk factors that may affect its success. This may include:

User experience

A user-friendly interface and seamless transaction process are crucial for attracting and retaining users.

Security

Ensuring the security of users' funds and personal information is paramount.

Partnership and integration

Establishing partnerships and integrating with merchants, banks, and other financial institutions is crucial for providing a comprehensive service and increasing adoption.

Marketing and user acquisition

Effective marketing and user acquisition strategies are important to reach and onboard a large user base.

Regulation compliance

Ensuring compliance with regulatory requirements and obtaining necessary licenses is critical for operating legally and building trust with users.

 Scalability

The ability to scale the platform and handle increasing transaction volumes is crucial for long-term success.

Regional market expanding

Company needs to adopt a more diversified approach to its service offerings and consider expanding into new geographic areas. This could include investing in new infrastructure and resources, as well as developing new partnerships and strategic alliances with local businesses and organizations.

Continuous innovation

Keeping up with the latest technologies and continuously improving the platform is important for staying competitive and meeting the evolving needs of users.

Investment Banking Services

Regulation and compliance:

Operating a Labuan FSA-licensed investment bank in Malaysia requires strict adherence to the regulations and guidelines set by the Labuan Financial Services Authority (Labuan FSA) and international regulatory bodies. A strong commitment to compliance and a robust risk management framework are essential for the success and sustainability of the business. The regulatory authority responsible for overseeing and regulating the financial services industry in the Labuan International Business and Financial Centre (IBFC). The Labuan IBFC is a special economic zone in Malaysia established to promote and develop the offshore financial services industry.

As a licensed investment bank in Labuan, Malaysia, QMIS Investment Bank Limited (”QIB”) must comply with the licensing requirements set by the Labuan FSA. This includes submitting an application for a license, providing evidence of financial stability and operational readiness, and demonstrating a strong commitment to compliance with regulatory requirements and ethical standards. In terms of ongoing compliance, QIB must adhere to the regulations and guidelines set by the Labuan FSA, including those related to financial reporting, risk management, and consumer protection. QIB will also be required to conduct periodic internal audits to ensure compliance with regulations and to identify any potential risks or areas for improvement.

Additionally, QIB must comply with international regulations and standards, such as the Basel Accords and the Financial Action Task Force (FATF) recommendations, to prevent money laundering, terrorism financing, and other illegal activities. This includes implementing and maintaining robust Anti-Money Laundering (AML) and Counter Financing of Terrorism (CFT) policies and procedures, as well as performing customer due diligence and monitoring transactions for suspicious activities.

Other General Market Conditions Affecting the Performance of the Company:

Labuan FSA licensed investment banks operate in a highly competitive and regulated financial services market. The results of these banks are impacted by a variety of factors, including economic conditions, competition, regulatory environment and technology advancements.

Economic conditions

The performance of investment banks is closely tied to the state of the economy. A strong economy generally leads to increased demand for investment banking services, while a weak economy can result in decreased demand. The impact of economic conditions is particularly pronounced in the investment banking industry due to its reliance on capital markets, which are subject to fluctuations based on economic performance.

Competition

The investment banking industry is highly competitive, with many players vying for a share of the market. Competition can impact the results of investment banks in several ways, including pricing pressure, increased marketing and advertising expenses, and the need to invest in technology and other resources to remain competitive. In addition, new entrants into the market can disrupt existing players by offering new products and services.

Regulatory environment

The investment banking industry is heavily regulated, with regulations affecting virtually every aspect of the business. Changes in regulations, particularly in response to economic or market conditions, can have a significant impact on the results of investment banks. For example, increased regulatory requirements may result in increased compliance costs, while changes to existing regulations may impact QIB's ability to generate revenue from certain products and services.

Technology advancements

Technology continues to play an increasingly important role in the investment banking industry, with advances in areas such as automation, artificial intelligence and blockchain having the potential to disrupt existing business models and create new opportunities. Investment banks that fail to keep up with technology advancements may find themselves at a disadvantage compared to their competitors, while those that embrace new technologies may reap significant benefits in terms of efficiency and profitability.

The success of our business operation is impacted by a variety of factors, including economic conditions, competition, regulatory environment and technology advancements. The management strategies that are able to effectively navigate these factors and adapt to changing conditions are likely to be more successful than those that do not. To remain competitive, business model and decision must be proactive in their approach, continuously monitoring changes in the market and adapting their strategies as needed to stay ahead of the competition.

Industry

The Market Size of E-payment Industry in Southeast Asia.

The e-payment industry in Southeast Asia is growing rapidly, driven by the region's large and growing population, increasing smartphone adoption, and favorable demographic and economic trends. According to a recent report by Google, Temasek, and Bain & Company, the e-payment market in Southeast Asia is expected to reach $300 billion by 2025, representing a significant opportunity for companies operating in this space. Southeast Asia has a young and tech-savvy population, with a large proportion of the population having access to smartphones and internet services. This has led to the growth of online commerce and digital financial services, including e-payments, in the region. According to the same report, e-commerce sales in Southeast Asia are projected to reach $300 billion by 2025, representing a significant portion of the overall e-payment market.

The e-payment industry in Southeast Asia is highly competitive, with several major players vying for market share. Some of the key players in the region include Grab, Gojek, Razer, Sea Limited, and Singtel. These companies offer a range of services, including ride-hailing, food delivery, mobile payments, and digital wallets. In terms of growth, the e-payment market in

Southeast Asia is expected to grow at a rapid pace over the next few years, driven by increasing adoption of digital financial services, the expansion of e-commerce, and the growth of the region's young and tech-savvy population.

Overall, the e-payment industry in Southeast Asia presents a significant opportunity for companies looking to enter this market. With a large and growing population, increasing smartphone adoption, and favorable demographic and economic trends, the region is poised for continued growth in the e-payment space.

Impact of the COVID-19 Pandemic on Our Business and Operations

The pandemic has resulted in widespread economic disruption and uncertainty, which has caused many organizations to reduce their budgets and spending on consulting services. Additionally, the shift to remote work and the need to rapidly adapt to changing circumstances has created new challenges and opportunities for consulting and investment banking firms.

The COVID-19 pandemic has had a negative impact on our consulting business segment, primarily due to our main client base and revenue being generated from Malaysia and Hong Kong. The uncertain economic conditions, travel restrictions, and quarantines have impeded our ability to contact clients and build trust, leading to a decrease in demand for our services. The operations of our clients have also been negatively impacted, further exacerbating the situation. Although the full impact of the pandemic is difficult to predict, the prolonged nature of the pandemic and potential mutations of the virus poses significant uncertainties that may materially and adversely affect our business, results of operations, and financial condition.

To mitigate these impacts, we have adapted our operations to a virtual or remote-based model, while also finding ways to help clients address the unique challenges posed by the pandemic. Despite these challenges, the investment banking and consulting industry is likely to remain an important source of support and expertise for organizations as they navigate this crisis and beyond.

The lockdowns, quarantines, and travel restrictions have led to a shift towards digital and online transactions, resulting in increased adoption of e-wallet services as people opt for contactless and cashless payment options. This has created new opportunities for e-wallet providers to grow their market share and attract new users. On the retail side, the pandemic has led to store closures and reduced foot traffic, causing many brick-and-mortar retailers to shift their focus towards online sales and e-commerce. This has put pressure on retailers to enhance their digital capabilities and develop new strategies to reach customers through online channels. However, any resurgence of the pandemic could have a negative impact on consumer spending and lead to further reductions in retail sales and e-wallet transaction volume as well.

Revenue Recognition

QSC adopted Accounting Standards Codification (“ASC”) 606 upon inception. Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of ASC 606, QSC performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation.

During the current reporting period, we did not make any significant changes to our revenue recognition policies and practices. However, we continue to monitor changes in accounting principles and regulations to ensure that our policies and practices are up-to-date and in compliance with current accounting standards.

QSC currently generates its revenue from the following main sources:

Revenue from consultant services:

QSC, QFL, and QTBS work together to provide business consultant services to customers. The revenue is recognized at the point in time when the consultant services promised are performed and accepted by the customers, which is generally when the consultant project is delivered and accepted by the customer. Our services include management and strategic planning, organizational development and implementation support, merger and acquisition, valuation report, industry and market survey and business incubation.

Our consulting services are generally provided over a period of several months, and we perform the services specified in our contracts with clients. We monitor the progress of our consulting projects on an ongoing basis to ensure that we are on track to meet our obligations under our contracts. If we determine that we will not be able to meet the requirements of a contract, we will take the necessary steps to renegotiate the terms of the contract with the client or make other arrangements to ensure that we can meet our obligations.

Revenue from Software Development:

QR provides customers with software development and support service pursuant to their specific requirements, which primarily compose of custom application development, supporting, and training. QSC generally recognized revenue at a point in time when control is transferred to the customers and QSC is entitled to the payment, or when the promised services are delivered and accepted by the customers.

Payments for services received in advance in accordance to the contract is recognized as deferred revenues when received.

Cost of Revenues

Cost of revenues primarily consists of salaries and related expenses (e.g. bonuses, employee benefits, statutory pension contribution, and payroll taxes) for personnel directly involved in the delivery of services and products directly to customers. In addition, general and administrative expenses include outside consulting, legal and accounting services, and facilities and other supporting overhead costs.

Comprehensive Income (Loss)

ASC 220 “Comprehensive Income” established standards for reporting and display of comprehensive income/loss, its components and accumulated balances. Components of comprehensive income/loss include net income/loss and foreign currency translation adjustments. The component of accumulated other comprehensive income (loss) consisted of foreign currency translation adjustments.

Credit Risk

Customer accounts typically are collected within a short to medium period of time, and based on its assessment of current conditions and its experience collecting such receivables, management believes it has no significant risk related to accounts receivable.

Research and Development Expenses

Research and development expenses consist primarily of fees we are being charged for developing the source code of the software platform enabling us to build new products as well as improve existing products. We expense substantially all of our research and development costs as they are incurred.

Result of Operations

Results of Operations for the Year Ended December 31, 2022 Compared to the Year Ended December 31, 2021.

The following table summarizes the results of our operations during the year ended December 31, 2022 and 2021, respectively, and provides information regarding the dollar and percentage increase or (decrease) during such years:

	For the 12 Months ended December 31,
	2022		2021		Variance
	Amount	% of Revenue	Amount	% of Revenue	Amount	%

REVENUE	$1,261,771	100%	4,386,915	100%	(3,125,144)	-71%
COST OF REVENUES	1,604,013	127%	2,748,036	63%	(1,144,023)	-42%
GROSS PROFIT	(342,242)	-27%	1,638,879	37%	(1,981,121)	-121%

Operating expenses:
General Administrative Expenses	1,653,468	131%	1,485,431	34%	168,037	11%
Research and development expenses	-	0%	37,091	1%	(37,091)	-100%
Total operating expenses	1,653,468	131%	1,522,522	35%	130,946	9%

Income (Loss) from Operation	(1,995,710)	-158%	116,357	3%	(2,112,067)	1815%

Total Other Income (Expense)	(3,581)	0%	(7,511)	0%	3,930	52%

Loss before Provision of Income Tax	(1,999,291)	-158%	108,846	2%	(2,108,137)	1937%

Provision for income tax	249,641	20%	177,427	4%	72,214	41%

Net Income (Loss)	$(2,248,932)	-178%	(68,581)	-2%	(2,180,351)	3179%

The Company incurred net loss of $2,248,932 for the year ended December 31, 2022, compared to net loss of $68,581 for the prior year ended December 31, 2021. The increase in net loss is primarily due to decrease in revenue of $3,125,144 and an increase in operating expenses of $130,946 in 2022, compared to the higher revenue of $4,386,915 and lower operating expenses of $1,522,522 in 2021. The management is taking steps to improve its financial performance, including a reduction in management and consultant fees. This reduction is expected to have a positive impact on the Company's financial performance and position the Company.

Revenues

Our different revenue sources for the year ended December 31, 2022 and 2021, were as follows:

	For the 12 Months ended December 31,
	2022		2021		Variance
	Amount	%	Amount	%	Amount	%
Consultant Services	$1,154,912	92%	$4,386,915	100%	$(3,232,003)	-74%
Software-development related parties	106,859	8%	-	0%	106,859	100%
Total Revenue	$1,261,771	100%	$4,386,915	100%	$(3,125,144)	-71%

Consultant services revenue in the year ended December 31, 2022, was $1,154,912, which is a decrease of approximately 74% compared to $4,386,915 during the year ended December 31, 2021. We experienced reduced demand for our consultant services. This decrease attributed to various factors, such as changes in market conditions, Russia-Ukraine war, increased competition, and a shift in the Company's focus towards other revenue streams.

Software development revenue in the year ended December 31, 2022, was $106,859, which is an increase compared to zero revenue in the year ended December 31, 2021. This newly established revenue stream was attributed to the Company's efforts to diversify its revenue streams.

Overall, the Company's total revenue for the year ended December 31, 2022, was significantly impacted by the decrease in consultant services revenue. However, the Company's efforts to diversify its revenue streams through software development, payment gateway and investment banking services anticipated will contribute positive results in future period. We will continue to monitor market conditions and explore opportunities to further diversify its revenue streams and improve financial performance.

Cost of Sales

The following table sets forth the breakdown of our total cost of sales for the year ended December 31, 2022 and 2021:

	For the 12 Months ended December 31,
	2022		2021		Variance
	Amount	%	Amount	%	Amount	%
Cost of Consultant Services	$1,529,693	95%	$ 2,748,036	100%	$ (1,218,343)	-44%
Cost of Software-development	74,320	5%	-	0%	74,320	100%
Total Cost of Sales	$1,604,013	100%	$ 2,748,036	100%	$ (1,144,023)	-42%

The total cost of revenue for the year ended December 31, 2022, was $1,529,693 for consultant services related and $74,320 for software development related costs. This represents a decrease in consultant service costs of $1,218,343 compared to the same period in the previous year, when consultant services cost was $2,748,036 and there were no software development costs. The decrease in overall cost of revenue is mainly due to a decrease in demand for the Company's consultant services during the current period.

Gross Profit

Our total gross profit decreased by $1,981,121, or 120.9%, to -$342,242 for the year ended December 31, 2022 from $1,638,879 for the year ended December 31, 2021. The decrease in our gross profit was attributable to the decrease in the gross profit from consultant services, offset by the gross profit from newly established software development in 2022.

Operating Expenses

The following table sets forth the breakdown of our total operating expenses for the year ended December 31, 2022 and 2021:

		For the 12 Months ended December 31,
		2022			2021			Variance
		Amount	%		Amount	%		Amount	%
General Administrative Expenses	$			$			$
Payroll and Employee Benefits		29,982	2%		61,988	4%		(32,006)	-52%
Depreciation Expenses		4,606	0%		5,388	0%		(782)	-15%
Office Expenses		72,657	4%		22,806	1%		49,851	219%
Rental Expenses		38,638	2%		39,709	3%		(1,071)	-3%
Due and subscription		34,579	2%		34,548	2%		31	0%
Taxes expenses		77,452	5%		1,369	0%		76,083	556%
Professional Fees		223,518	14%		344,231	23%		(120,713)	-35%
Consultation fees		137,000	8%		-	0%		137,000	100%
Management fees - -related party		990,036	60%		910,392	60%		79,644	9%
Management fees		45,000	3%		65,000	4%		(20,000)	-44%
		1,653,468	100%		1,485,431	98%		188,037	12%
Research and development expenses		$-	0%		$37,091	2%		$(37,091)	-100%
Total operating expenses		$1,653,468	100%		$1,522,522	100%		$130,946	9%

The total general and administrative expenses for the year ended December 31, 2022 was $1,653,468, which is an increase of $130,946, or 9%, compared to $1,522,522 from the year ended December 31, 2021. Increase in general and administrative expenses are mainly attributed to (i) an increase in consultant fees of $137,000, related to corporate advisory fees for setting up the investment banking operational unit for QMIS Labuan Investment Bank Limited; (ii) an increase of $79,644 in management fees paid to a related party, which provided general and administrative services, such as office space and bookkeeping to Hong Kong subsidiaries; offset by (iii) a decrease of $120,713 in professional fees mainly incurred by the US holding company. The management will continue to monitor the Company's expenses and take measures to optimize its cost structure to ensure its financial health and ability to meet its obligations.

Other Income (Expenses), Net

Our other expense, net, decreased by $3,930 or 52%, to $3,581 in the year ended December 31, 2022 from $7,511 in the year ended December 31, 2021, primarily attributable to a gain on foreign currency transactions.

Income Tax Expenses

Income Tax Expenses

Income tax expenses increased by $72,214 or 41% to $249,641 in the year ended December 31, 2022 from $177,427 in the year ended December 31, 2021, primarily attributable to the interest and penalty recorded in 2022.

Net Loss

As a result of the foregoing, we reported a net loss of $2,248,932 for the year ended December 31, 2022, representing a $2,180,351 or 3179% increase from a net loss of $68,581 for the year ended December 31, 2021.

Net income (loss) attributable to non-controlling interest

As refer to our company structure, we have non-controlling interest in our equity,  Accordingly, we recorded non-controlling interest income attributable to the non-controlling interest. The net loss attributable to non-controlling interest decreased by $4,969 or 18% from a net loss attributable to non-controlling interest of $27,616 in the fiscal year 2021 to a net loss attributable to non-controlling interest of $22,647 in the fiscal year 2022.

Net income (loss) attributable to QMIS TBS Capital Group Corp.

As a result of the foregoing, we reported a net loss attributable to QMIS TBS Capital Group Corp. of $2,226,285 for the fiscal year ended December 31, 2022, representing a $2,185,320 or 5,335% increase from a net loss of $40,965 for the fiscal year ended December 31, 2021.

Liquidity and Capital Resources

As of December 31, 2022, we had $187,437 in cash as compared to $1,409,794 as of December 31, 2021. We also had $2,054 in accounts receivable as of December 31, 2022. Our accounts receivable primarily include balance due from customers for our software development services provided and accepted by customers.

As of December 31, 2022, our working capital deficit was $1,725,668. In assessing our liquidity, management monitors and analyzes our cash, our ability to generate sufficient revenue in the future, and our operating and capital expenditure commitments. We believe that our current cash and cash flows provided by operating activities, borrowings from our principal shareholders will be sufficient to meet our working capital needs in the next 12 months from the date the audited financial statements were issued.

In order to continue as a going concern, the Company will need to secure additional capital resources. Management's plan is to obtain such resources by obtaining capital from directors/shareholders sufficient to meet its minimal operating expenses and seeking third-party equity and/or debt financing.  However, there is no assurance that the Company will be able to obtain funds on commercially acceptable terms, if at all. There is also no assurance that the amount of funds the Company might raise will enable the Company to complete its initiatives or attain profitable operations. There can be no assurances that, in the event that we require additional financing, such financing will be available on terms which are favorable to us, or at all. If we are unable to raise additional funding to meet our working capital needs in the future, we will be forced to delay or reduce, limit or cease our operations.

The following table sets forth summary of our cash flows as of December 31, 2022 and 2021:

	For the Years ended
	December 31,	December 31,
	2022	2021

Net cash used by operating activities	$(1,707,595)	$(76,794)
Net cash provided (used) by investing activities	(352)	438,650
Net cash provided (used) by financing activities	439,923	1,031,526
Effect on changes in foreign exchange rate	45,667	(10,425)
NET CHANGE IN CASH	(1,222,357)	1,382,957
CASH BEGINNING OF YEAR	1,409,794	26,837
CASH END OF YEAR	$187,437	$1,409,794

Operating Activities

For the fiscal year ended December 31, 2022, we had net cash used in operating activities of $1,707,595, and primarily consisted of the following:

i.net loss of $2,248,932.

ii.offset by decrease of $225,930 in accounts receivable, as the Company received a large amount of accounts receivable in 2022 for consultant services provided and accepted by customer in 2021.

iii.offset by increase of $267,574 in taxes payable, as the Company recorded tax interest and penalty in 2022.

For the fiscal year ended December 31, 2021, we had net cash used in operating activities of $76,794, and primarily consisted of the following:

i.net loss of $68,581.

ii.Increase of $241,983 in accounts receivable, as the Company recorded a revenue from consultant services and the payment was not received in 2021;

iii.offset by increase of $177,428 in taxes payable, as the Hong Kong subsidiaries recorded increased income in 2021.

Investing Activities

The Company invested $352 in the purchase of equipment during the year ended December 31, 2022 while such purchase amount was $242 in year ended December 31, 2021. In the year ended December 31, 2021, the Company made advance of $1,152,550 to a director, who, in turn, paid back $1,591,442.

Financing Activities

Net cash provided by financing activities amounted to $439,923 for the year ended December 31, 2022, primarily consisting of proceeds from capital contribution of $999,975 and proceeds from related party loans of $480,882, offset by repayment of related party loans of $1,040,934.

Net cash provided by financing activities amounted to $1,031,526 for the year ended December 31, 2021, primarily consisting of proceeds from capital contribution of $296 and proceeds from related party loans of $1,031,230.

We plan to continue raising capital in order to meet our liquidity needs. However, we may be unable to raise sufficient additional capital when we need it or to raise capital on favorable terms. The Company cannot make any guarantee that it will be successful in obtaining funding from any sources or any additional financing or that the terms will be favorable to the Company.

Contractual obligations

Lease commitment

The Company has operating leases for corporate offices, employees’ accommodation, and office equipment. These leases have initial lease terms of 12 months to 5 years. The Company has elected not to recognize lease assets and liabilities for leases with an initial term of 12 months or less.

As of December 31, 2022, future minimum lease payments under the non-cancelable lease agreements are as follows:

2023	$15,115
2024	368
Total lease payments	15,483
Less: imputed interest	(330)
Total lease liabilities	15,153
Less: current portion	14,796
Non-current lease liabilities	$357

Off-Balance Sheet Arrangements

As of December 31, 2022 and December 31, 2021, we have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Comparison of Results of Operations for the Three Months ended June 30, 2023 and 2022

The following table summarizes our operating results as reflected in our statements of income during the three months ended June 30, 2023 and 2022, respectively, and provides information regarding the dollar and percentage increase (or decrease) during such periods.

	For the Three Months Ended June 30,
	2023		2022		Variance
	Amount	% of Revenue	Amount	% of Revenue	Amount	%

REVENUE	$337,794	100%	$3,706	100%	$334,088	9015%
COST OF REVENUES	303,377	90%	34,118	921%	269,259	789%
GROSS PROFIT	34,417	10%	(30,412)	-821%	64,829	-213%

Operating Expenses:
General Administrative Expenses	391,367	116%	133,488	3602%	257,879	193%

Total Operating Expenses	391,367	116%	133,488	3602%	257,879	193%

Income (Loss) from Operation	(356,950)	-106%	(163,900)	-4423%	(193,050)	-118%

Total Other Income (Expense)	(1,238)	0%	299	8%	(1,537)	-514%

Profit/(Loss) Before Provision of Income Tax	(358,188)	-106%	163,601)	-4414%	(194,587)	-119%

Provision for Income Tax	77	0%	(1,027)	-28%	1,104	-107%

Net Income (Loss)	$(358,265)	-106%	$(162,574)	-4387%	$(195,691)	120%

Less: Income attributable to non- controlling interests	(2,297)	-1%	(5,746)	-155%	3,449	-60%
Net Income (Loss) attributable to QMIS Securities Capital (M) Sdn. Bhd.	(355,968)	-107%	(156,828)	-4542%	(199,140)	127%

Revenues

Our different revenue sources for the three months ended June 30, 2023 and 2022, were as follows:

	For the Three Months Ended June 30,
	2023		2022		Variance
	Amount	%	Amount	%	Amount	%
Consultant Services	$319,937	95%	$(1,638)	-44%	$321,575	19632%
Software-development and maintenance-related parties	15,243	5%	5,344	144%	9,899	185%
Software-development and maintenance	2,614	1%	-	0%	2,614	100%
Total Revenue	$337,794	100%	$3,706	100%	$334,088	9015%

Our total revenues increased by $334,088, or 9,015%, to $337,794 for the three months ended June 30, 2023 from $3,706 for the three months ended June 30, 2022. The increase in our revenues was attributable to the following reasons:

(i) In the three months ended June 30, 2023, revenue from consultant services amounted to $319,937, constituting 95% of our total revenue. This stands in contrast to a revenue deficit of ($1,638), which was due to the float of foreign currency exchange rate. The surge of $321,575 or a 19,632% increase in revenue in 2023 was primarily driven by the recovery of our consultancy activities.

(ii) Our revenue from software development and maintenance services provided to related parties increased by $9,899, or 185%, to $15,243 for the three months ended June 30, 2023, from $5,344 in the same period of 2022. This growth can be attributed to heightened maintenance service charges in our software-maintenance collaborations with affiliated entities.

(iii) Furthermore, our revenue from software development and maintenance services provided for online payment transactions amounted to $2,614 for the three months ended June 30, 2023, compared to $0 in the same period of 2022. This growth in revenue exemplifies our successful efforts to expand our service offerings, particularly in the realm of maintenance, driven by the usage of an online payment software.

Cost of Revenues

The following table sets forth the breakdown of our total cost of revenue for the three months ended June 30, 2023, and June 30, 2022:

	For the Three Months Ended June 30,
	2023		2022		Variance
	Amount	%	Amount	%	Amount	%
Cost of Consultant Services	$291,636	96%	$32,370	95%	$259,266	801%
Cost of Software development and maintenance	11,741	4%	1,748	5%	9,993	572%
Total Cost of Revenue	$303,377	100%	$34,118	100%	$269,259	789%

Our total costs of revenues increased by $269,259, or 789%, to $303,377 for the three months ended June 30, 2023 from $34,118 for the three months ended June 30, 2022.

The cost associated with consultant services amounted to $291,636, constituting 96% of our total cost of revenue. Comparatively, for the same period in 2022, this cost stood at $32,370, representing 95% of the total cost of sales. The increase of $259,266 or an 801% surge in 2023 was primarily due to increased revenue related to consultant services.

Our software development costs reached $11,741, comprising 4% of total costs for June 30, 2023, contrasting $1,748 (5%) for the same 2022 period. The increase of $9,993 denotes escalated software maintenance expenses in 2023.

Gross Profit

Our gross profit increased by $64,829, or 213% to $34,417 in the three months ended June 30, 2023, from net deficit of $30,412 for the three months ended June 30, 2022, primarily due to the increases of $62,309 in gross profit from consultant services, as a result of recovery of our consultancy activities.

General Administrative Expenses

Our general and administrative expenses primarily consist of professional fees, management fees to related parties, employee salaries and welfare, rental expenses, license renewal fees, office utility, travel and entertainment expenses.

The total operating expenses for the three months ended June 30, 2023, reached $391,367, reflecting a substantial $257,879 or 193% increase from the $133,488 in the three months ended June 30, 2022, primarily attributable to:

(i) Professional fees totaled $191,802, contributing 49% to total expenses. This marks an increase by $147,881 or a 337% increase from the $43,921 in 2022, mainly attributable to our effort to become publicly traded on a national exchange;

(ii) Management fees paid to a replated party experienced an increase of $102,097, or 100%, in the three months ended June 30, 2023, as we needed more assistances to explore the capital market;

(iii) Our travel expense increased by $59,925, 100%, as our management team travelled to the US in connection with our efforts to become publicly traded on a national exchange; and

(iv) Offset by a decrease of $50,000, or 100% in our consultant fees related to the establishment of QIB in Labuan, Malaysia in 2022.

As a percentage of revenues, general and administrative expenses were 116% and 3,602% of our revenues for the three months ended June 30, 2023 and 2022, respectively.

Other Income (Expenses), Net

Our other income (expenses) primarily consists of interest income generated from bank deposits and gains and losses on foreign currency transactions. Net interest income increased by $224 during the three months ended June 30, 2023. No interest income was recorded in the corresponding period of the previous year. Additionally, there were net losses of $1,462 and $1,761 in the three months ended June 30, 2023 and 2022, respectively, in foreign currency transactions due to the fluctuations in foreign currency exchange rates.

Income Tax Expense

In the three months ended June 30, 2023, our income tax expense amounted to $77 due to the translation caused by the float of foreign currency exchange rate, as compared to the income tax benefit of $1,027 in the three months ended June 30, 2022, cause by the net loss.

Net Income (Loss)

As a result of the foregoing, we reported a net loss of $358,265 for the three months ended June 30, 2023, representing a substantial increase of $195,691, or 120%, compared to the net loss of $162,574 recorded in the three months ended June 30, 2022.

Net Loss Attributable to Non-controlling Interest

As referenced in the discussion of our company structure, we have non-controlling interest in our equity, meaning the portion of the equity in the subsidiaries of the Company not attributable, directly or indirectly to the Company. Accordingly, we recorded non-controlling interest income (loss) attributable to the non-controlling interest. In the three months ended June 30, 2023, we recorded net loss attributable to the non-controlling interest of $2,297. This represents a decrease of $3,449 or 60% from the net loss attributable to non-controlling interest of $5,746 recorded in the three months ended June 30, 2022.

Net income (loss) attributable to QMIS TBS Capital Group Corp.

As a result of the foregoing, we reported a net loss attributable to QMIS TBS Capital Group Corp. of $355,968 for the three months ended June 30, 2023, which represented an increase of $199,140 or 127% compared to the net loss of $156,828 reported in the three months ended June 30, 2022.

Comparison of Results of Operations for the Six Months ended June 30, 2023 and 2022

The following table summarizes our operating results as reflected in our unaudited statements of operations during the six months ended June 30, 2023 and 2022, respectively, and provides information regarding the dollar and percentage increase (or decrease) during such periods.

	For the Six Months Ended June 30,
	2023		2022		Variance
	Amount	% of Revenue	Amount	% of Revenue	Amount	%

REVENUE	$1,145,339	100%	$726,037	100%	$419,302	58%
COST OF REVENUES	443,591	39%	1,148,508	158%	(704,917)	-61%
GROSS PROFIT	701,748	61%	(422,471)	-58%	1,124,219	-266%

Operating expenses:
General Administrative Expenses	807,343	70%	1,176,387	162%	(369,044)	-31%
Total operating expenses	807,343	70%	1,176,387	162%	(369,044)	-31%

Income (Loss) from Operation	(105,595)	-9%	(1,598,858)	-220%	1,493,263	-93%

Total Other Income (Expense)	808	0%	7,493	1%	(6,685)	-89%

Loss before Provision of Income Tax	(104,787)	-9%	(1,591,365)	-219%	1,486,578	-93%

Provision for income tax	19,202	2%	109,994	15%	(90,792)	-83%

Net Income (Loss)	$(123,989)	-11%	$(1,701,359)	-234%	$1,577,370	-93%

Less: Income attributable to non-controlling interests	(1,836)	0%	2,633	0%	(4,469)	-170%
Net Income (Loss) attributable to QMIS Securities Capital (M) Sdn. Bhd.	(122,153)	-11%	(1,703,992)	-235%	1,581,839	-93%

Revenues

Our different revenue sources for the six months ended June 30, 2023 and 2022, were as follows:

	For the Six Months Ended June 30,
	2023		2022		Variance
	Amount	%	Amount	%	Amount	%
Consultant Services	$1,096,284	96%	$630,040	87%	$466,244	74%
Software-development and maintenance-related parties	30,970	3%	95,997	13%	(65,027)	-68%
Software-development and maintenance	18,085	2%	-	0%	18,085	100%
Total Revenue	$1,145,339	100%	$726,037	100%	$419,302	58%

Our total revenues increased by $419,302, or 58%, to $1,145,339 for the six months ended June 30, 2023, from $726,037 for the six months ended June 30, 2022. The increase in our revenues was attributable to the following reasons:

(i) In the six months ended June 30, 2023, revenue from consultant services amounted to $1,096,284, constituting 96% of our total revenue. In comparison, during the same period in 2022, revenue from consultant services was $630,040, representing 87% of the total revenue. The surge of $466,244, a 74% increase in consultant services revenue, was primarily propelled by the recovery of our consultancy activities.

(ii) Our revenue from software development and maintenance services provided to related parties decreased by $65,027, marking a 68% decline to $30,970 for the six months ended June 30, 2023, from the $95,997 recorded in the corresponding period of 2022, primarily due to the decrease in sales of software.

(iii) The revenue generated from software development and maintenance services provided for online payment transactions amounted to $18,085 for the six months ended June 30, 2023, compared to $0 in the same period of 2022. This growth in revenue exemplifies our successful efforts to expand our service offerings, particularly in the realm of maintenance, driven by the usage of an online payment software.

Cost of Revenues

The following table sets forth the breakdown of our total cost of revenue for the six months ended June 30, 2023 and 2022:

	For the Six Months Ended June 30,
	2023		2022		Variance
	Amount	%	Amount	%	Amount	%
Cost of Consultant Services	$412,453	93%	$1,083,141	94%	$(670,688)	-62%
Cost of Software development and maintenance services	31,138	7%	65,367	6%	(34,229)	-52%
Total Cost of Revenue	$443,591	100%	$1,148,508	100%	$(704,917)	-61%

Our total cost of revenues decreased by $704,917, or 61%, to $443,591 for the six months ended June 30, 2023, compared to $1,148,508 for the same period in 2022.

The cost associated with consultant services amounted to $412,453, accounting for 93% of our total cost of revenue. In contrast, during the same period in 2022, this cost totaled $1,083,141, representing 94% of the total cost of revenue. The reduction of $670,688, accounting for a 62% decrease in 2023, was primarily driven by more streamlined costs related to consultant services.

Our software development and maintenance costs recorded $31,138, comprising 7% of the total costs for June 30, 2023, compared to $65,367 (6%) for the same period in 2022. This $34,229 drop highlights a reduction in software development expenses in 2023.

Gross Profit

Our gross profit for the six months ended June 30, 2023, amounted to $701,748, representing an increase of $1,124,219 from a gross deficit of $422,471 in the corresponding period in 2022. This significant positive variance can be attributed primarily to the increase of $1,136,932 in gross profit from consultant services. Our overall gross profit margin increased to 61.3% for the six months ended June 30, 2023, from -58.2% for the six months ended June 30, 2022.

General Administrative Expenses

Our general and administrative expenses encompass various components such as professional, management fees to related parties, employee salaries and benefits, rental expenses, license renewal fees, office utilities, travel, and entertainment expenses.

The total operating expenses for the six months ended June 30, 2023, amounted to $807,343, making a significant reduction of $369,044 or 31% compared to the $1,176,387 in the corresponding period of 2022. This reduction was primarily attributed to the following factors:

(i) Management fees paid a related party experienced a significant decrease of $435,520 in the six months ended June 30, 2023, as we needed less business advice and administrative services from the related party in the current period.

(ii) Consultation fees related to QIB’s establishment and development decreased by $137,000, compared to the prior period.

(iii) Management fees paid to a former subsidiary then to-be-acquired reduced by $30,000 as we terminated the acquisition in November 2022.

(iv) Offset by an increase of $153,982 in professional fees related to our effort to become publicly traded on a national exchange.

(v) Our travel expense increased by $59,925, 100%, as our management team travelled to the US in connection with our efforts to become publicly traded on a national exchange.

As a percentage of revenues, general and administrative expenses were 71% and 162% of our revenues for the six months ended June 30, 2023 and 2022, respectively.

Other Income (Expenses), Net

Our other income (expenses) primarily consists of interest income generated from bank deposits and gains and losses on foreign currency transactions. Net interest income increased by $233 during the six months ended June 30, 2023. Additionally, there was net income of $573 and $7,491 in the six months ended June 30, 2023 and 2022, respectively, from foreign currency transactions due to the fluctuations in foreign currency exchange rates.

Income Tax Expense

Our income taxes expense was $19,202 in the six months ended June 30, 2023, as compared to the income taxes expense of $109,994 in the six months ended June 30, 2022, a decrease by $90,792 or 83%, as QSC recorded income tax expenses for prior periods in 2022, pursuant to a notice from local tax authority.

Net Income (Loss)

As a result of the foregoing, we reported a net loss of $123,989 for the six months ended June 30, 2023, representing a substantial decrease of $1,577,370, or 92%, compared to the net loss of $1,701,359 reported in the six months ended June 30, 2022.

Net Loss Attributable to Non-controlling Interest

As referenced in the discussion of our company structure, we have non-controlling interest in our equity, meaning the portion of the equity in the subsidiaries of the Company not attributable, directly or indirectly to the Company. Accordingly, we recorded net loss attributable to the non-controlling interest. The net income (loss) attributable to non-controlling interest was $(1,836) and $2,633 in the six months ended June 30, 2023 and 2022, respectively.

Net income (loss) attributable to QMIS TBS Capital Group Corp.

As a result of the foregoing, we reported a net loss attributable to QMIS TBS Capital Group Corp. of $122,153 for the six months ended June 30, 2023. This demonstrates a substantial decline of $1,581,839, representing a 93% decrease, from the net loss attributable to QMIS TBS Capital Group Corp. of $1,703,992 reported during the corresponding period in 2022.

Liquidity and Capital Resources

As of June 30, 2023, we had $120,605 in cash as compared to $183,397 as of December 31, 2022. As of June 30, 2023, our working capital was $1,810,863 in deficit as compared to $1,725,668 as of December 31, 2022, respectively. In addition, we also had $100,039 in accounts receivable as of June 30, 2023. Our accounts receivable primarily include balances due from customers for our services provided to and accepted by customers.

The following table sets forth summary of our cash flows for the periods indicated:

	For the Six Months Ended
	June 30,	June 30,
	2023	2022

Net cash used in operating activities	$(165,675)	$(1,350,924)
Net cash provided (used) by investing activities	(1,224)	(363)
Net cash provided (used) by financing activities	98,818	127,027
Effect on changes in foreign exchange rate	1,249	(2,137)
NET CHANGE IN CASH	(66,832)	(1,226,397)
CASH BEGINNING OF YEAR	187,437	1,409,794
CASH END OF YEAR	$120,605	$183,397

Operating Activities

Net cash used in operating activities was $165,675 for the six months ended June 30, 2023, primarily consisting of the following:

·Net loss of $123,989 for the six months ended June 30, 2023.

·Accounts receivable increased by $102,706 during the current period, primarily due to the increase in accounts receivable resulted from consultant services, and such accounts receivable was subsequently received.

·A decrease of $15,207 in taxes payable, as we paid off portion of the taxes accrued.

·Offset by an increase in accrued expenses of $72,827, mainly due to the increase in professional fees related to becoming publicly traded on a national exchange.

Net cash used in operating activities was $1,350,924 for the six months ended June 30, 2022, primarily consisting of the following:

·A net loss of $1,701,359 for the six months ended June 30, 2022.

·Offset by a decrease of $138,787 in accounts receivable, mainly because the Company subsequently received a payment of $240,178 for an account receivable recorded in December 2021.

·Offset by an increase of $109,993 in taxes payment, as the Company recorded income tax expense for prior periods in 2022.

Investing Activities

Net cash used in investing activities amounted to $1,224 for the six months ended June 30, 2023, as compared to net cash used in investing activities amounted to $363 for the six months ended June 30, 2022, primarily consisting of the purchase of fixed assets.

Financing Activities

Net cash provided by financing activities amounted to $98,818 for the six months ended June 30, 2023, as compared to $127,027 for the six months ended June 30, 2022. Net cash provided by financing activities in the six months ended June 30, 2023, primarily consisted of advancement from a principal officer to fund the Company’s operation, offset by a payback of $17,889 for such advancement. Net cash provided by financing activities in the six months ended June 30, 2022, primarily consisted capital contribution of $999,975, and loans from related parties of $70,106, offset by a payback of $943,054 for such loans.

Lease Commitment

The Company has operating leases for corporate offices, employees’ accommodation, and office equipment. These leases have initial lease terms of 12 months to 5 years. The Company has elected not to recognize lease assets and liabilities for leases with an initial term of 12 months or less.

As of June 30, 2023, future minimum lease payments under the non-cancelable lease agreements are as follows:

June 30, 2023

2023	$887
2024	116
Total lease payments	1,003
Less: imputed interest	(29)
Total lease liabilities	974
Less: current portion	860
Non-current lease liabilities	$114

Critical Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Non-controlling Interest

Non-controlling interest in the consolidated balance sheets represents the portion of the equity in the subsidiaries not attributable, directly or indirectly, to the Company. The portion of the income or loss applicable to the non-controlling interest in subsidiaries is also separately reflected in the consolidated statements of operations and comprehensive income (loss).

Foreign Currency Translation

The accompanying consolidated financial statements are presented in United States dollar (“USD”), which is the reporting currency of the Company. The functional currency of QSC, QWT, QCV, QGE, QBT, and QRB are Malaysian Ringgit (“MYR”). The functional currency of QFL and QTCG are Hong Kong dollar ("HKD"). The functional currency of QMIS TBS Capital Group Corp. and QIB is USD.

The Company maintains its books and record in its functional currency. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. The resulting exchange differences are recorded in the statements of operations.

The reporting currency of the Company is the United States Dollars (“US$”), and the accompanying consolidated financial statements have been expressed in US$. In accordance with ASC Topic 830-30, “Translation of Financial Statements”, assets and liabilities of the Company whose functional currency is not US$ are translated into US$, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from the translation of financial statements are recorded as a separate component of accumulated other comprehensive gain (loss) within the statements of changes in shareholders’ deficit.

The exchange rates used for foreign currency translation were as follows:

(1)	USD$1 = HKD
	Period Covered	Balance Sheet Date Rates	Average Rates

	Year ended December 31, 2022	7.8015	7.8306
	Year ended December 31, 2021	7.7996	7.7727

(2)	USD$1 = MYR
	Period Covered	Balance Sheet Date Rates	Average Rates

	Year ended December 31, 2021	4.4002	4.3982
	Year ended December 31, 2020	4.175	4.1439

Statements of Cash Flows

In accordance with FASB ASC 830-230, “Statement of Cash Flows”, cash flows from the Company’s operations is calculated based upon the functional currency.  As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates and judgments on historical experience and on various other assumptions and information that are believed to be reasonable under the circumstances. Estimates and assumptions of future events and their effects cannot be perceived with certainty and, accordingly, these estimates may change as new events occur, as more experience is acquired, as additional information is obtained and as operating environment changes. Significant estimates and assumptions by management include, among others, estimated life and impairment of long-lived assets, allowance for doubtful accounts, contingencies and litigation, total costs in connection with service revenues, valuation of inventories and income taxes including the valuation allowance for deferred tax assets. While the Company believes that the estimates and assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates. Estimates and assumptions are periodically reviewed and the effects of revisions are reflected in the financial statements in the period they are determined to be necessary.

Fair Value of Financial Instruments

The Company adopted ASC 820 “Fair Value Measurements,” which defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosures requirements for fair value measures. Current assets and current liabilities qualified as financial instruments and management believes their carrying amounts are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their current interest rate is equivalent to interest rates currently available. The three levels are defined as follow:

▪Level 1:Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

▪Level 2:Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

▪Level 3:Inputs to the valuation methodology are unobservable and significant to the fair value.

As of the balance sheet date, the estimated fair values of the financial instruments approximated their fair values due to the short-term nature of these instruments. Determining which category an asset or liability falls within the hierarchy requires significant judgment. The Company evaluates the hierarchy disclosures each year.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit and all other highly liquid instruments with original maturities of three months or less.

Accounts Receivable

Accounts receivable, net represent the amounts that the Company has an unconditional right to consideration, which are stated at the original amount less an allowance for doubtful receivables. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. The Company usually determines the adequacy of reserves for doubtful accounts based on individual account analysis and historical collection trends. The Company establishes a provision for doubtful receivables when there is objective evidence that the Company may not be able to collect amounts due. The allowance is based on management’s best estimates of specific losses on individual exposures, as well as a provision on historical trends of collections. The provision is recorded against accounts receivables balances, with a corresponding charge recorded in the consolidated statements of operations and comprehensive income (loss). Delinquent account balances are written off against the allowance for doubtful accounts after management has determined that the likelihood of collection is remote. In circumstances in which the Company receives payment for accounts receivable that have previously been written off, the Company reverses the allowance and bad debt.

Property, plant and equipment

Property and equipment primarily consist of cultivation equipment, office equipment, furniture, tools and construction in progress. Cultivation equipment, office equipment, furniture and tools are stated at cost less accumulated depreciation less any provision required for impairment in value. Depreciation is computed using the straight-line method based on the estimated useful lives as follows:

•Office equipment and furniture10 years

•Computers and printers2.5 years

•Leasehold improvements 5 years (lease term)

Costs of repairs and maintenance are expensed as incurred and asset improvements are capitalized. The cost and related accumulated depreciation of assets disposed of or retired are removed from the accounts, and any resulting gain or loss is reflected in the consolidated statement of income.

Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. No impairment of long-lived assets was recognized for the years ended December 31, 2021 and 2022. No impairment of long-lived assets was recognized for the six months ended June 30, 2023 and 2022.

Operating lease

The Company leases are classified as operating leases in accordance with Topic 842. Under Topic 842, lessees are required to recognize the following for all leases (with the exception of short-term leases) on the commencement date: (i) lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (ii) right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term.

At the commencement date, the Company recognizes the lease liability at the present value of the lease payments not yet paid, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate for the same term as the underlying lease. The right-of-use asset is recognized initially at cost, which primarily comprises the initial amount of the lease liability, plus any initial direct costs incurred, consisting mainly of brokerage commissions, less any lease incentives received. All right-of-use assets are reviewed for impairment. No impairment for right-of-use lease assets incurred in the years ended December 31, 2021 and 2022. No impairment for right-of-use lease assets incurred in the six months ended June 30, 2023 and 2022.

Concentration of Credit Risk

Financial instruments the Company holds that are subject to concentrations of credit risk are cash and accounts receivable arising from its normal business activities. The Company places its cash and restricted cash in what it believes to be credit-worthy financial institutions. The Company conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable. For the year ended December 31, 2022 and 2021, customer A represents 91.5% and 90.1% respectively, of the Company’s total revenues. For the year ended December 31, 2022 and 2021, no vender accounted for more than 10% of the Company’s total purchase. For the six months ended June 30, 2023 and 2022, customer A accounted for 95.7% and 86.7%, respectively, of the Company’s total revenues. For the six months ended June 30, 2023 and 2022, no vendor accounted for more than 10% of the Company’s total purchases.

Revenue Recognition

The Company adopted ASC 606 upon inception. Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation.

The Company currently generates its revenue from the following main sources:

Revenue from consultant services

QSC, QFL, and QTBS work together to provide business consultant services to customers. The revenue is recognized at the point in time when the consultant services promised are performed and accepted by the customers, which is generally when the consultant project is delivered and accepted by the customer.

Revenue from Software Development

QR provides customers with software development and support service pursuant to their specific requirements, which primarily compose of custom application development, supporting, and training.  The Company generally recognized revenue at a point in time when control is transferred to the customers and the Company is entitled to the payment, or when the promised services are delivered and accepted by the customers. Payments for services received in advance in accordance to the contract is recognized as deferred revenues when received.

Cost of Revenues

Cost of revenues primarily consists of salaries and related expenses (e.g. bonuses, employee benefits, statutory pension contribution, and payroll taxes) for personnel directly involved in the delivery of services and products directly to customers.

Comprehensive Income (Loss)

ASC 220 “Comprehensive Income” established standards for reporting and display of comprehensive income/loss, its components and accumulated balances. Components of comprehensive income/loss include net income/loss and foreign currency translation adjustments. The component of accumulated other comprehensive income (loss) consisted of foreign currency translation adjustments.

Earnings per share

Basic earnings per share is computed by dividing net earnings attributable to shareholders by the weighted-average number of shares of common stock outstanding during the period. Diluted earnings per share is computed by dividing net income attributable to shareholders by the sum of the weighted average number of share outstanding and of potential share (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential shares of common stock that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted earnings per share. For the years ended December 31, 2022 and 2021, the Company had no dilutive stocks.

Related Parties Transactions

The Company identifies related parties, and accounts for, discloses related party transactions in accordance with ASC 850, “Related Party Disclosures” and other relevant ASC standards. A related party is generally defined as (i) any person that holds 10% or more of the Company’s securities and their immediate families, (ii) the Company’s management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered as a related party transaction when there is a transfer of resources or obligations between related parties. Related parties may be individuals or corporate entities. Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated. It is not, however, practical to determine the fair value of amounts of related party transactions due to their related party nature.

Segment Reporting

ASC 280, “Segment Reporting,” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s chief operating decision maker organizes segments within the Company for making operating decisions assessing performance and allocating resources. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. Management determined the Company’s operations constitute two reportable segments in accordance with ASC 280, business consultant services and software development.

DESCRIPTION OF BUSINESS

We are a diversified services company engaged in independent advisory and brokerage services, venture capital, investment research, investment banking, clean energy and biomedical devices, through its direct and indirect subsidiaries including QMIS Securities Capital (M) Sdn. Bhd. (“QSC”), QMIS TBS Capital Group Corp. (HK) (“QTBS”), QMIS Finance Limited (“QFL”), QMIS Investment Bank Limited (“QIB”) and QMIS Richwood Blacktech Sdn. Bhd. (“QR”), QMIS Capital Venture Sdn Bhd (“QCV”), MIS World Trade International Sdn. Bhd. (“QWT”), MIS Biotech Group Berhad (“QBT”), and QMIS Green Energy Berhad (“QGE”) the Company is involved in providing investment banking and other financial services in Hong Kong and Malaysia. As of the date of this prospectus, QFL, QTBS, and QSC were working together to provide consultant services, and QR was engaged in the business of software development and e-wallet services. The establishment of QIB infrastructure is scheduled for September 2023, and it is expected to commence operations in October 2023.  The other companies were not engaged in business as of the date of this Registration Statement.

For the years ended December 31, 2022 and 2021, our total revenue amounted to approximately U.S. $1,261,771, and approximately U.S. $4,386,915, respectively. For the six months ended June 30, 2023 and 2022, our total revenue amounted to approximately U.S. $1,145,339, and approximately U.S. $726,037, respectively. We derive our revenue mainly from our corporate consultancy services in Hong Kong. In 2023, following the acquisition of QSC and its subsidiaries, we commenced our corporate advisory services which includes incubating fintech and high growth companies in Malaysia and Hong Kong. In January 2023, the Company entered into negotiations to acquire QSC. On February 13, 2023, the Company closed a share exchange (the “Share Exchange”) pursuant to which the shareholders of QSC sold all of their capital stock in QSC to the Company in exchange for an aggregate of 1,000,100 shares of the Company’s common stock, $0.001 par value per share. As a result, QSC and each of QSC’s subsidiaries became wholly-owned subsidiary of the Company.

The following diagram illustrates our current corporate structure and existing shareholders of each corporate entity listed herein as of the date of this prospectus:

Corporate History and Structure

The Company was incorporated on November 21, 2019, under the name TBS Capital Management Group Corp. As a holding company with no material operations of its own, the Company primarily conducts its operations through wholly-owned subsidiaries in Hong Kong and Malaysia.

On February 13, 2023, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) with the shareholders of QSC. Pursuant to this agreement, the shareholders of QSC sold all of their capital stock in QSC to the Company in exchange for an aggregate of 1,000,100 shares of the Company’s common stock, with a par value of $0.001 per share (the “Share Exchange”). Following the closing of the Share Exchange, Dr. Yung Kong Chin owned approximately 52.72% of the

Company’s outstanding common stock. With the acquisition of QSC completed, the Company has potentially transformed into a "one-stop financial services solution provider," encompassing the entire financial services value chain. This range includes investment banking, digital banking, asset management, venture capital management, corporate finance advisory, and securities brokerage. These services are linked to transaction support needed to finalize deals and transition into advisory roles for managing portfolio company operations.

Pursuant to the Share Exchange Agreements, the Company now owns 100% of QSC, which in turn owns 100% of QTBS, 100% of QFL, 99.9% of QCV, QWT, 20% of QBT, and 20% of QWM. QMIS Securities Capital (M) Sdn. Bhd. (“QSC”). initially incorporated as Multi Securities Capital (M) Sdn. Bhd in Malaysia on January 13, 2015, and later renamed to QMIS Securities Capital (M) Sdn. Bhd. on March 19, 2015, is involved in providing corporate advisory services, including nurturing FinTech and high-growth companies. Due to a Share Exchange and QMIS's expansion plans into new markets, QSC decided to restructure its legal organization. This led to QSC acquiring full ownership of QMIS TBS (HK) and QMIS Finance Limited on December 31, 2021. Consequently, QFL and QTBS became wholly-owned subsidiaries of QSC. As of the date of this prospectus, QSC serves as the operational entity for the company's activities in Malaysia. QSC's ownership percentages in various entities are as follows:

a.QMIS TBS Capital Group Corp. (“QTBS”) –QTBS is a limited liability company incorporated and domiciled in Hong Kong. QTBS primarily engages in offering corporate advisory services, which encompasses the nurturing of high-tech and rapidly expanding enterprises. As of December 31, 2022, QTBS did not have any subsidiaries or associated companies under its umbrella.

b.QMIS Finance Limited (“QFL”) –QFL is an investment holding company incorporated in Hong Kong operating through its subsidiaries: (1) QMIS Investment Bank Limited (“QIB”) (wholly owned), provides a comprehensive range of financial services, encompassing investment banking, digital banking, private banking, and asset management services. These services are authorized by the Labuan Financial Services Authority (LOFSA) in Malaysia; and (2) QMIS-Richwood Blacktech Sdn Bhd (“QR”) (majority owned), engaged in e-wallet solutions and co-branding prepaid cards in collaboration with Mastercard.

c.QMIS Capital Venture Sdn Bhd (“QCV”). QCV was incorporated in Malaysia on January 14, 2015, under the name of Diversified Multi Capital Venture (M) Sdn. Bhd, which was subsequently changed to its present name on March 19, 2015. QCV is primarily engaged in the venture capital business. On November 16, 2015, QSC acquired 99.9% equity ownership interest of QCV. As of the date of this prospectus, QCV does not possess any subsidiary or affiliated companies. Additionally, QCV has not initiated its business operations since its incorporation.

d.QMIS World Trade International Sdn. Bhd. (“QWT”). QWT was incorporated in Malaysia on October 15, 2014, under the name of Santubong Business Trading Sdn. Bhd., which was subsequently changed to its present name on August 7, 2015. QWT is primarily engaged in the offer and distribution of consumer and industrial products. On October 15, 2015, QSC acquired 69.99% equity ownership interest of QWT, and subsequently on November 27, 2015, QSC acquired anther 0.01% equity ownership interest in QWT, for a total of 70.00% ownership by QSC. As of the date of this prospectus, QWT does not possess any subsidiary or affiliated companies. Additionally, QWT has not initiated its business operations since its incorporation.

e.QMIS Biotech Group Berhad (“QBT”). QBT was incorporated in Malaysia on May 8, 2020 under name QMIS Biotechs Group Berhad, which was subsequently changed to its current name on May 29, 2020. QBT is primarily engaged in distributing medical devices and wellness products for the countries of Southeast Asia. On May 8, 2020, QFL, QSC, and QWT acquired 60%, 20%, and 20%, respectively, equity ownership interest in QBT.  As of the date of this prospectus, QBT does not possess any subsidiary or affiliated companies. Additionally, QBT has not initiated its business operations since its incorporation.

f.QMIS Green Energy Berhad (“QGE”). QQGE was incorporated in Malaysia on May 27, 2020, under the name QMIS Waste Management Group Berhad, which was subsequently changed to QMIS Green Energy Berhad on September 13, 2022. QGE is primarily engaged in renewable resources and waste management services. On May 27, 2020, QFL, QSC, and QWT acquired 60%, 20%, and 20%, respectively, equity ownership interest in QGE. As of the date of this prospectus, QQGE does not possess any subsidiary or affiliated companies. Additionally, QQGE has not initiated its business operations since its incorporation.

QMIS TBS Capital Group Corporation Limited, Hong Kong (“QTBS”).

Business Overview

QTBS primarily focuses on small to middle-market companies in China, Malaysia, and Southeast Asia. QTBS boasts an extensive network of international, national, and local consultants, business advisors, and directors. In addition to offering support for Hong Kong-licensed stock brokerage and asset management services, QTBS can leverage its substantial pool of business contacts to assist clients with business incubation services. These services include raising capital, private equity, conducting due diligence, performing business valuation, facilitating mergers and acquisitions, offering accounting services, and providing market research services.

QTBS provides a wide range of corporate advisory services to its clients, including:

Management and Strategy Consulting

oStrategy & Research Strategic & Business Partnership

oBusiness & Strategic Planning

oMarket Entry & Feasibility Studies

oMarketing Strategy

oNew Product Development

oTransformation

-Operations

oOperation Consulting

oProject Management

oStrategic Sourcing & Supply Chain Management

Corporate Advisory

-Transactions

oCorporate and Capital Structuring

oMergers and Acquisitions

oDivestments and Fund Raising

-Evaluation & Corporate Advisory

oInvestment Due Diligence and Review

oPrivatization and Public-Private Partnership

oValuation Consulting

oEntrepreneur Coaching and Executive Training

QTBS operates a diverse range of businesses spanning various alternative asset classes and investment strategies on a global scale. This diversification offers QTBS significant benefits, including the ability to capitalize on synergies between these businesses and leverage the extensive intellectual resources within the company. QTBS has expanded its investments into complementary sectors, driven by the potential to utilize its financial and intellectual assets, resulting in strong investment returns, attractive net income margins, and substantial cash flow. QTBS’s management believes that its ability to identify and effectively enter new growth areas is a crucial competitive edge, and QTBS will continue to seek new opportunities to expand its asset management franchise and advisory business.

QTBS actively nurtures relationships with major investment banking firms and other financial intermediaries. QTBS’s management believes that its strong network of relationships with these firms provides QTBS with a significant advantage in identifying transactions, securing investment opportunities, and generating exceptional returns. This advantage includes access to a substantial number of exclusive investment opportunities that are available to only a limited number of other private equity firms.

Business Incubator Model

QTBS collaborates with clients across a wide spectrum of industries on projects that yield substantial value, encompassing fundraising, deal structuring, market research, and strategy development. QTBS distinguishes itself as a boutique firm not only in size but also in the caliber of service it delivers to its clients. This translates to profound, hands-on engagement by QTBS’s senior management in each project, complemented by closely-knit teams of proficient consultants and analysts. Consequently, QTBS ensures that its clients fully benefit from the collective expertise and skills within the organization.

Supporting IPO Process Across Different Stages

Pre- IPO Phase
IPO Phase
Publication of Prospectus Execution of Legal & Financial Due Diligence
Post IPO Support
Book Building & Successful Listing
Identification of Potential IPO Candidate
Presentation Preparation
Pre-IPO Research
Road-Shows
Daul Listing or Secondary Offering
QMIS Support in the IPO Process

We identify & narrowing down potential targets

We partner creating Initial Presentations on
- ➢ Company Suitability Analysis
- ➢ Preliminary Valuations

We conduct an Independent Market Research, that would give an unbiased assessment of the market forces & positioning of the IPO Company in the market

Our Industry Experts & Consultants can assist during the road shows, by giving their Fairness Opinion and talk about suitability of investing in the target company from a market point of view.

We have also supported listed companies seeking Dual Listing on foreign Exchanges and also Follow-On offerings on the same board.

Services Provided During the Incubation Program

In addition to providing financial capital, QTBS offers extensive guidance and advice to its clients through its investment and incubation program. This program encompasses all the key elements and tools necessary for successfully incubating a company.

Investee companies and clients participating in QTBS’s investment and incubation program receive advice and assistance in critical areas such as strategic guidance, strengthening the management team, staff recruitment, product commercialization, sales and marketing strategy, establishing business alliances and partnerships, as well as corporate strategy. These efforts accelerate the growth of the investee companies.

(a)Strategic Guidance

QTBS assesses the business model, competitive edge, and management team of the investee companies, as well as the current market opportunities for the products and services they offer. This assessment aids in formulating a business strategy, creating an implementation plan for the investee company, and establishing key milestones for its future development. Some of the key guidance that QTBS provides includes:

•Charting the vision and mission of the investee companies.

•Formulating product rollout plans and establishing key milestones to ensure the investee companies are on track for product development and future growth.

•Further enhance the business development plan of the investee companies based on the revised business strategy.

(b)Product Commercialization

QTBS assists investee companies in commercializing their products and services, either leveraging its own experience or consulting with business partners. This optimization aims to unlock the full potential of their products and services. QTBS provides advice on addressing business demands, exploring additional commercial application possibilities, and improving cost efficiency. Key areas where QTBS adds value for its investee companies include:

•Realigning and repositioning the products and services to address the demands of the target customers of the investee companies.

•Exploring other potential applications of the products and services of the investee companies.

•Enhancing manufacturing or production cost efficiency through strategies such as relocating to more cost-effective locations, outsourcing non-core processes, and hiring cost-effective foreign human resources.

•Reducing the expenses for the products and services commercialization through government incentives and grants (e.g., MSC Malaysia status and MGS grants to small and medium business enterprise).

(c)Sales and Marketing

Once the investee companies are prepared to launch their products and services, QTBS assists in formulating sales and marketing strategies to penetrate the target market, sustain newly acquired market share, and expand into other regional markets. In addition, QTBS generates business leads to facilitate the introduction of new products and services. QTBS's assistance in sales and marketing includes:

•Formulating sales and marketing strategies targeting potential customers identified by the investee companies.

•Advising on branding strategies to resonate with the target customer group.

•Enhancing the investee companies' visibility and positioning within their respective fields through media engagement, event participation, and pursuit of enterprise performance awards.

•Providing investee companies with business leads through QTBS’s extensive business networks and partnerships.

•Assisting in improving sales by enabling cross selling of products and services within the customer base of other QTBS investee companies.

(d)Management Team Strengthening and Staff Recruitment

Recognizing the pivotal role of the management team in the success of an investee company, QTBS collaborates closely to identify key positions lacking within the team. QTBS supports the sourcing, selection, and recruitment of management personnel to enhance team capabilities and functionality.

Furthermore, QTBS assists investee companies in staff recruitment, turnover management, and staff welfare administration, fostering a competent workforce that can effectively contribute to the investee companies' objectives.

(e)Business Alliances and Partnership Establishments

QTBS will introduce the investee company to prospective business partners and strategic alliances in order to further expand the marketing network of the investee company, enhancing its chances of securing projects for its products and services.

In addition, QTBS will also allow the investee company to cross sell its products and services to customers of other investee companies of QFL. QTBS will also introduce potential business leads directly to the investee companies as and when opportunities arise.

(f)Corporate Strategies

QTBS will work closely with the investee company on corporate strategies. This may include accelerating the growth of the investee companies through mergers and acquisitions. QTBS will advise the investee company on merger and acquisition issues such as the valuation and structure of the acquisition, should QTBS find that the acquisition would create synergy to the investee company’s existing business.

In addition, QTBS will also assist the investee companies in raising additional funds for the business expansion from potential investors. QTBS will assist the investee company to negotiate with the potential investors and to arrive at a fair valuation of the investee company as well as structure the terms and conditions of a proposed fund-raising transaction for potential investors.

When the investee companies are ready to go for an initial public offering, QTBS will assist the investee companies in the process of selecting an Advisor for the initial public offering exercise of the investee company. QTBS will ensure that the valuation of the investee company is fairly reflected and the proceeds raised from initial public offering exercise are sufficient to meet the investee company’s future needs.

QMIS INVESTMENT BANK LIMITED (“QIB”)

On June 22, 2020, QMIS Investment Bank Limited (LL16863) ("QIB") was established under the Labuan Financial Services Authority Labuan Companies Act 1990 (Subsection 22(2)/Section 130R) and registered with the Labuan Financial Services Authority (Labuan FSA), formerly known as Labuan Offshore Financial Services Authority (LOFSA).

On March 5, 2021, QIB was granted an Investment Bank license by the Labuan Financial Services Authority (LFSA) to engage in Investment Banking Business in Labuan under Section 86 of The Labuan Financial Service and Securities Act 2010 (LFSSA), pursuant to Section 92(1) of the LFSSA. Subsequently, the name was changed to QMIS Labuan Investment Bank Limited on March 24, 2021, and later to QMIS Investment Bank Limited on July 28, 2022.

To support QMIS Investment Bank's investment banking activities, both a corporate office and a marketing branch have been established in Labuan and Kuala Lumpur. QMIS Investment Bank's vision is to be a pioneering innovator in the Asia Pacific region, specializing in digital asset portfolio advisory, private equity management services, as well as customized structured products and services for high-net-worth individuals, institutions, and enterprises. Furthermore, QMIS Investment Bank will offer traditional investment banking services such as private placement, wealth management, corporate finance advisory, and solutions in working capital management, fund raising, IPOs, and mergers and acquisitions to its clients.

QMIS LABUAN INVESTMENT BANK LIMITED CORPORATE & MARKETING OFFICES

Kuala Lumpur
(Marketing Office)
Kuala Lumpur
Hong Kong
(AsiaPac Region
Marketing Office)
GUANGDONG
Hong Kong
Dalian , China
(Marketing Office)
Dalian
SHANDONG
Labuan (HQ)
LABUAN
K.K.Sabah
(Marketing Office)
SABAH

Malaysia | Hong Kong | China

Investment Banking - Products and Services

Capital Markets

QIB’s Capital Markets segment focuses on Equities, Fixed Income (including futures, foreign exchange and commodities activities) and Investment Banking. QIB primarily serves institutional investors, corporations and government entities.

Equities

Equities Research, Sales and Trading

QIB offers its clients full-service equities research, sales, and trading capabilities across global securities markets. QIB earns commissions or spread revenue by executing, settling, and clearing transactions for clients in various equity and equity-related products, including common stock, American depository receipts, global depository receipts, exchange-traded funds, exchange-traded and over-the-counter ("OTC") equity, convertible and other equity-linked products, and closed-end funds. QIB can act as an agent or principal (including as a market-maker) when executing client transactions through both traditional "high-touch" and electronic "low-touch" channels. To facilitate client transactions, QIB may act as a principal to provide liquidity, which involves committing its capital and maintaining dealer inventory.

QIB's equity research, sales, and trading efforts are organized across three geographical regions: the Americas; Asia Pacific; and South East Asia. The main product lines within these regions include cash equities, electronic trading, derivatives, and convertibles. QIB primarily serves institutional market participants such as mutual funds, hedge funds, investment advisors, pension and profit-sharing plans, and insurance companies. Through its global research team and sales force, QIB maintains relationships with clients, distributes investment research and strategy, trading ideas, market information, and analyses across a wide range of industries. QIB's equity research covers over 1,800 companies worldwide, and it collaborates with eight leading local firms in the Asia Pacific, covering approximately 600 additional companies through alliances.

Equity Finance

QIB's Equity Finance business offers a range of services, including financing, securities lending, and other prime brokerage services. In the U.S., QIB provides prime brokerage services to hedge funds, money managers, and registered investment advisors. These services encompass execution, financing, clearing, reporting, and administrative support. QIB generates revenue through an interest spread, which is the difference between the cost of funds it pays and the income it receives from its clients.

Additionally, QIB operates a matched book in equity and corporate bond securities. In this operation, QIB borrows and lends securities against cash or liquid collateral, earning a net interest spread. Customer assets, both securities and funds, held by QIB adhere to regulatory customer protection rules and are segregated accordingly.

QIB also offers select prime brokerage clients the option to custody their assets at an unaffiliated U.S. broker-dealer, which is a subsidiary of a bank holding company. Under this arrangement, QIB provides its clients with all customary prime brokerage services directly.

Wealth Management

QIB offers customized wealth management services specifically designed to meet the unique needs of high-net-worth individuals, their families, businesses, private equity and venture funds, as well as small institutions. QIB's dedicated advisors provide clients with access to all of the institution's institutional execution capabilities and a wide range of additional financial services.

QIB's open architecture platform allows clients to access products and services not only from QIB's own offerings but also from a diverse array of other major financial services institutions. This approach offers clients a broad spectrum of choices to effectively manage and grow their wealth.

Fixed Income Sales and Trading

QIB offers its clients sales and trading services for a wide range of fixed income products, including investment-grade and high-yield corporate bonds, U.S. and European government and agency securities, municipal bonds, mortgage- and asset-backed securities, whole loans, leveraged loans, distressed securities, emerging markets debt, and derivative products.

Additionally, through the use of repurchase agreements, QIB acts as an intermediary between borrowers and lenders of short-term funds, facilitating funding for various inventory positions. QIB actively trades and makes markets globally in both cleared and un-cleared swaps and forwards, referencing various factors such as interest rates, investment-grade and non-investment-grade corporate credits, credit indexes, and asset-backed security indexes.

Furthermore, QIB's strategists and economists provide ongoing commentary and analysis of the global fixed income markets. QIB's fixed income research professionals, including research and desk analysts, offer investment ideas and analysis across a diverse range of fixed income products, enhancing the value it provides to its clients.

Futures, Foreign Exchange and Commodities

QIB provides its clients 24-hour global coverage, with direct access to major commodity and financial futures exchanges including the CME, CBOT, NYMEX, ICE, NYSE Euronext, LME and Eurex, and provides 24-hour global coverage, execution, clearing and market making in futures, options and derivatives on industrial metals including aluminum, copper, nickel, zinc, tin and lead. Products provided to clients include LME and CME futures and over-the-counter metals swaps and options.

QIB operates a full-service trading desk in all precious metals, cash, futures and exchange-for-physicals markets, and are a market maker providing execution and clearing services as well as market analysis. QIB also provides prime brokerage services and is a market-maker in foreign exchange spot, forward, swap and option contracts across major currencies and emerging markets globally and conduct these activities through QIB’s futures commission merchant and its swap dealer each registered with the CFTC.

Investment Banking

QIB provides its clients around the world with a full range of equity capital markets, debt capital markets and financial advisory services. QIB’s services are enhanced by its industry sector expertise, its global distribution capabilities, and its senior level commitment to its clients.

Over 70 investment banking professionals operate in the Americas and in the Asia Pacific area, and are organized into industry, product and geographic coverage groups. QIB’s sector coverage groups include Consumer & Retailing; Financial Institutions; Skin Care and Cosmetic Industrials; Healthcare; Bio-Technology; Solar Energy; Internet of Think; Applied Data Science; Artificial Intelligence Trading Software; Waste Management; Green-Tech Properties; Media & Telecommunications; Financial Sponsors and State & Local Governments.

QIB’s product coverage groups include equity capital markets; debt capital markets; financial advisory, which includes both mergers and acquisitions and restructuring and recapitalization and U.S. corporate brokering. QIB’s geographic coverage groups include coverage teams based in major cities in the United States, the United Kingdom, Sweden, China, Malaysia, Singapore and Cambodia.

Equity Capital Markets

QIB provides a broad range of equity financing capabilities to companies and financial sponsors. These capabilities include private equity placements, initial public offerings, follow-on offerings, block trades and equity-linked convertible securities.

Debt Capital Markets

QIB provides a wide range of debt financing capabilities for companies, financial sponsors and government entities. QIB focuses on structuring, underwriting and distributing public and private debt, including investment grade and non-investment grade corporate debt, leveraged loans, mortgage and other asset-backed securities, and liability management solutions.

Advisory Services

QIB provides mergers and acquisition and restructuring and recapitalization services to companies, financial sponsors and government entities. In the mergers and acquisition area, QIB advises sellers and buyers on corporate sales and divestitures, acquisitions, mergers, tender offers, spinoffs, joint ventures, strategic alliances and takeover and proxy fight defense. QIB also provides a broad range of acquisition financing capabilities to assist our clients. In the restructuring and recapitalization area, QIB provides to companies, bondholders and lenders a full range of restructuring advisory capabilities as well as expertise in the structuring, valuation and placement of securities issued in recapitalizations.

Asset Management

QIB provides investment management services to pension funds, insurance companies and other institutional investors. QIB’s primary asset management programs are strategic investment and focus on high growth sectors. The expertise of Asset Management team is widely recognized, with proven track records. Identifying market trends and fulfilling unique investor needs.

QIB’s strategic investment programs, including our Artificial Intelligence Trading Software, are provided through the FinTech Investments Division of Investment Advisers, which is registered as an investment adviser with the U.S. Securities and Exchange Commission (“SEC”). These programs are systematic, multi-strategy, cross-border and multi-asset class programs with the objective of generating a steady stream of absolute returns irrespective of the direction of major market indices or phase of the economic cycle. These strategies are provided through both long-short equity private funds and separately managed accounts.

QMIS-RICHWOOD BLACKTECH SDN. BHD. (“QR”)

QMIS-Richwood BlackTech Sdn. Bhd. (“QR”) is a newly established company engaged in the business of Electronic Payment and Transaction Enabler providing service providers with a centralized platform to enable and accept various payment transactions and value-added services.

QR as a Payment System Enabler will provide the payment infrastructure and Card Processor for Card Payment Scheme owners through the implementation of the Q-R Electronic Payment Solutions, International Card Payment Scheme options (i.e. ATM/Debit card, Credit card and Prepaid card will be able to be used at the merchant stores, towards realizing a cashless transaction that includes but not limited to consumer retail sectors).

Technology Platform

On August 13, 2021, QR entered into a partnership with ManagePay Services Sdn. Bhd. (“MPay”) for the issuance of MPay, QR Pay eWallet, Mastercard Prepaid Card, Smartlink Pay eWallet whereby MPay will act as the technology provider for QR’s payment solutions.

ManagePay Systems Bhd (MPay) is an investment holding company. The group’s operating segment is classified into two: Fintech Services and Non-Fintech services. Fintech services segment is involved in POS terminal services, third party acquiring, payment services, e-money and Mastercard card issuing, alternative financing business outsourcing services, and loyalty management services. Non-fintech services segment is involved in the software and digital security, information communications, e-commerce, and technology services. Payment services is the major contributor to the group’s total turnover and revenue.

MPay is currently listed on the ACE Market of Bursa Malaysia with market capitalization in excess of RM120 million. Many people are familiar with MPay as the leading payment service provider in some of the large retail chains in Malaysia like KFC, Pizza Hut, Giant, Guardian, Mercato, Cold Storage, Sunway Group, Hero Market, etc.

QR plans to develop banking, acquiring, issuing, voucher, remittance, and e-wallet management systems built for iPhone and Android. QR anticipates that the all-modern, flat design will be optimized for smartphone and smart QR code.

QR’s objective is to develop complete payment products and services, coupled with a wide range of international payment capability/operation certification and security compliance to capture new business opportunities in FinTech space. With QR’s technology partner’s years of experience in the Payment System industry, QR is also planning to implement an enhancement program of Payment System Infrastructure and solutions, online delivery services, online purchase movie and also insurances.

QRPay eWallet Super App

QRPay eWallet is powered by MPay and is licensed by Malaysia Central Bank (BNM). QRPay eWallet is an online eWallet account that a potential user can open online via QRPay eWallet Super App , anytime and anywhere without going into a physical office, giving you immediate usage of the account. Once a user has loaded funds into the account, QRPay eWallet immediately allows the user to perform in-store purchases and, make P2P fund transfer, and make investments, among other financial transactions. QR Pay provides services such as e-wallet reloads, bill payments, funds transfer, perform payment, shopping e-commerce, viewing property, receive reward benefit within a single app.

The Pay Bills feature is ready for Domestic Utility Bill Payments, Telco Prepaid/ Postpaid, Insurance & Road Tax Renewal, Council Bill, International Utility Bill Payments, International Reloads, Content Subscriptions, Gaming Points such as Gerena, TNB, Unifi, Astro, Maxis, Digi (Prepaid & Postpaid), PTPTN etc.

QR Pay has its own E-commerce platform known as QR Mart – QMIS Richwood Mart. We also have collaboration with a few other E-commerce platform such as Panpaymart, Ezymart etc. The uniqueness of these E-commerce platforms is our referral programs where users can get bonus by referring their friends to purchase on the platform.

O2O Property is a platform that will let you find your dream home with ease. We have a one stop solution for you from finding the house of your dreams to buying the house, owning it, furnishing it and moving in without any hassle or worry.

QR Pay recently launch the referral program which provide the introducer affiliate bonus when inviting new user register and spend with QR Pay eWallet and Mastercard. This program is different to other competitor eWallet company, because other eWallet company giving away one time introducer bonus for every new user when inviting, but for QR Pay referral program the affiliate bonus are given from every each introduced user spending transaction. In other word, you will get the affiliate bonus constantly.

The QRPay eWallet Super App is available on:

•Google Play Store for Android phones running Android 7.0 and above.

•Apple App Store for iPhones running iOS 10.0 and above

•Huawei AppGallery for Huawei phones running Android 7.0 and above.

Hi
Total Balance
MYR 8888.88
+ Reload
Pay
Scan
Transfer
Receive
REWARD CENTRE
Utility Bills
Local Authority
Mobile Reloads
Mobile Postpaid
Panpay Mart
O2OProp
O2OSmartStore
Ezymart
Dewan Perniagaan
Rojakkk
Waqfmart
RMmall
Massatty
Wallet
Card
Transaction History

QRPAY
QMIS RICHWOOD

Digital Wallet Just Got Even Better

- P2P INSTANT TRANSFER
- WITHDRAW CASH TO BANK
- ONLINE RELOAD
- BIND WITH MASTERCARD
- SCAN TRANSFER MONEY TO YOUR FRIEND
- AFFILIATE BONUS

Powered by MPay

QMIS Richwood Blacktech Mastercard Prepaid Card

In addition to opening a QRPay Account, cardholders can apply to receive a physical QMIS Richwood Blacktech Mastercard Prepaid Card.  This Mastercard can be bind with the QR Pay eWallet and instant transfer the money from QR Pay eWallet to Mastercard. Afterwards you can make payment for goods and services at MasterCard merchants store domestically, worldwide and online purchase. Cardholders can withdraw cash at worldwide Bank ATMs with their Mastercard and secure PIN is required. Checking the card’s balance via QRPay anytime and anywhere.

QMIS RICHWOOD BLACKTECH MASTERCARD PREPAID CARD

DISCOVER A WHOLE NEW WORLD OF DIGITAL PAYMENT WITH THIS CARD

MP@y
prepaid
Infinity
QMIS RICHWOODBLACKTECH
5253 1800 0808 8888
VALID THRU 07/22
mastercard
MP@y

- SHOP ONLINE AND OFFLINE ANYWHERE
- TRACK YOUR SPENDING
- CHECK BALANCE WITH QRPAY E-WALLET
- WORLDWIDE ATM WITHDRAWAL
- INSTANT PEER TO PEER TRANSFER
- PAY BILLS, TOP UP MOBILE AIRTIME
- AND MANY MORE...

Revenue Model

QR Management anticipates that revenue streams will be derived from core business areas. QR Pay E-Wallet will provide a variety of services in a single mobile interface. The ultimate aims will be to provide users with access to multiple services in a single location. The services include payment and financial transactions processing (e-wallet), e-Commerce and communication online platform. There are two main sources of revenue of the e-Wallet, which are as follows:

1.E-Commerce; and

2.E-Wallet

REVENUE	COST OF SERVICES

•Fixed Rate Commission (From Seller)

•Customer Loyalty Program (Coins)

•Cost-Per-Click Advertising Services (Bid for Keywords)

•Commission for Trans-shipments

•Logistics

•Gross Merchandize Value (GMV)

•Monthly Active Users (MAUs)

•No. of Transactions per Active Buyer

•Server Costs •Hosting Costs •Sales & Marketing Expenses (Customer Acquisition & Retention Expenses) •Staff Compensation & Welfare Costs •Other Fixed Costs

QRPAY
QMIS RICHWOOD

QRPAY APP GUIDE BOOK

Hi
Total Balance
RM 888.88
+ Reload
Pay
Scan
Send
Receive
Transaction History
Parking
Parpaymart
Ezymart
Rojakkk
Wagfmall
Wagfmart
RMall
Massatty
FinazMart
Education
More

QRPAY APP GUIDE BOOK

1. How to register
如何注册

Step 1
步骤 1

Click "Register"

点击 "注册"

Step 2
步骤 2

Registration

Fill up your full name and phone number.

输入您的全名及电话号码

Step 3
步骤 3

Enter your OTP Number

Input the OTP from SMS.

输入来自简讯的 OTP 号码

Step 4
步骤 4

Enter Your PIN Code
1
2
3
4
5
6
7
8
9
0

Create your own new 6-digit PIN.

创建您的六位数应用密码

QRPAY
QMIS RICHWOOD
Powered by:
MPay

Copyright © 2022 QMIS Richwood Blacktech Sdn. Bhd. All Rights Reserved | QR Pay Guide Book V4

QRPAY APP GUIDE BOOK

1. How to register
如何注册

Step 5
步骤 5

Re-enter your 6-digit PIN.

重复输入您的六位数应用密码

Step 6
步骤 6

Your account is protected.

您的账号已受保护

Step 7
步骤 7

Successfully register!

注册成功!

Powered by:

Copyright © 2022 QMIS Richwood Blacktech Sdn. Bhd. All Rights Reserved | QR Pay Guide Book V4

QRPAY APP GUIDE BOOK

2. KYC Verification
账户验证

Step 1
步骤 1

Click "Account"

点击 "用户"

Step 2
步骤 2

Click "My QR Pay ewallet"

点击 "我的 QR Pay 电子钱包"

Step 3
步骤 3

Click "Upgrade Now"

点击 "马上升级"

Step 4
步骤 4

Click "Complete Now"

点击 "立即完成"

Powered by:

Copyright © 2022 QMIS Richwood Blacktech Sdn. Bhd. All Rights Reserved | QR Pay Guide Book V4

QRPAY APP GUIDE BOOK

6. Transfer To Other Account
转账（到其他账户）

Step 1
步骤 1

Click "Transfer"

点击 "转账"

Step 2
步骤 2

Select "To Other Account"

选择 "其他账户"

Step 3
步骤 3

Select from account and input recipient's mobile number.

选择从电子钱包或万事达卡扣款以及输入接收者的手机号码后，点击 "继续"

Step 4
步骤 4

Select transfer to recipient's e-wallet or Mastercard and input transfer amount.

选择转账去接收者的电子钱包或万事达卡以及输入转账金额后，点击 "继续"

Powered by:

Copyright © 2022 QMIS Richwood Blacktech Sdn. Bhd. All Rights Reserved | QR Pay Guide Book V4

QRPAY APP GUIDE BOOK

6. Transfer To Other Account
转账（到其他账户）

Step 5
步骤 5

Input your 6-digit PIN code.

输入您的六位数应用密码

Step 6
步骤 6

Successfull y Transfer!

成功转账!

Powered by:

Copyright © 2022 QMIS Richwood Blacktech Sdn. Bhd. All Rights Reserved | QR Pay Guide Book V4

Super Apps

Super Apps are basically apps with aggregated services or functions. As opposed to single-purpose apps like Skype, Super Apps will offer a unified and centralized experience. Super Apps are the current trend, as consumers are looking for convenience and efficiency in managing their day-to-day activities and entertainment. Companies which develop Super Apps are also on the rise, especially with Grab being listed via SPAC (Special Purpose Acquisition Company) on Nasdaq recently.

Super Apps in general are a digital ecosystem that can serve to connect all merchants (Ecosystems) registered on the Super App (Mobile Platform) to their Users (Value Partners). Super Apps integrate multiple services and functions (including in-house services and services provided by third party merchants) within a mobile app. The following value chain illustrates the main stakeholders (i.e. super app owner, merchants and users) involved in the digital ecosystem of super app and the relationships between all parties.

Digital Ecosystem of Super App

Digital Ecosystem of Super App
Ecosystems
=
Platform
+
Value partners
Market of products/services
Shared Economy
Value system(network, shop or chain)
Social Media
Mobile Apps
Cloud
Internet
APIs
Suppliers
Customers
Employees
Developers
Manufacturers
Connected devices
Data sources

The growing preference of consumers for Super Apps is mainly driven by convenience and simplicity. With a one-time login to a Super App, users are able to fulfil many of their daily life needs through the functions integrated in a Super App. Such integration of functions delivers the users convenience, ease of use and a seamless experience without the hassle of resorting to different apps for multiple activities. Examples of some functions that can be integrated within a Super App area as follows:

Overview of Services / Functions under a Super App

In addition to the above functions that can be integrated within a Super App, QR Management anticipates that QR Pay Super Apps may also offer services related to financial services and other related services. Further, QR Pay Super Apps will be able to enable integrations with third party mobile apps to expand the range of services available to users. Examples of third-party mobile apps that can be integrated into a Super App include third-party e-commerce platforms, third party social media sites and third-party reward platforms. The diagram below provides an overview of services/functions that QR is working to or plans to integrate with Super Apps.

The figure above illustrates a range of services and functions that QR management is working or plans to work to integrate in QRPay.

Financial and other Related Services

E-Wallet

An E-Wallet includes online payment and transfer, credit services (i.e., micro loan) and insurance products. The usage of an E-Wallet saves users the hassle and avoids security issues arising from cash withdrawal and cash handling. Payment through an E-Wallet is a key ‘enabler’ to the success of a Super App as it facilitates payments for products and services sold through the Super App. Therefore, E-Wallets have become an indispensable element in many Super Apps. It is also a convenient method of performing transactions and has been especially widely used during the COVID-19 pandemic due to its contactless nature which avoids the risk of virus infection from handling cash.

Credit Services

QR Management believes that Super Apps may also offer credit services by partnering with financial institutions to provide credit facilities, especially support ‘BUY NOW PAY LATER’ payment schemes offered by e-commerce merchants for high-priced items such as furniture and electronic devices. ‘BUY NOW PAY LATER’ is a payment scheme offered to customers which can spread out their online shopping bill into several monthly instalments.

Insurance

Further, QR Management believes that Super App owners also may collaborate with insurance companies to offer a range of insurance plans such as travel and car insurance to users. The users will have easier access to the insurance plans as they will be able to browse and complete payment for the insurance plans directly through the App without the need of going through an agent.

Along with the proliferation of mobile phone usage and increasing convenience of performing tasks using mobile phones (particularly using mobile apps}, there have been increasing mobile apps introduced in the market with interesting and sophisticated functions to cater to the needs of consumers from all aspects of daily life, including transportation, food services, entertainment and financial services.

Over the last decade, several Super Apps have been introduced into the Asia-Pacific market, including WeChat, Grab, Gojek, Alipay, Kakao and Paytm, which are among the popular Super Apps used by consumers in the Asia Pacific region.

Examples of Super Apps in Asia

UZBEKISTAN
TURKMENISTAN
AFGHANISTAN
KASHMIR
IRAN
PAKISTAN
NEPAL
BHUTAN
BANGLADESH
INDIA
OMAN
CHINA
NORTH KOREA
SOUTH KOREA
JAPAN
MYANMAR (BURMA)
PHILIPPINES
GUAM
MALAYSIA
INDONESIA
PAPUA NEW GUINEA
SRI LANKA
ADAMAN AND NICOBAR ISLANDS (INDIA)
SEYCHELLES
WeChat
LALAMOVE
Grab
Laz
gojek

The QR Super App project is currently in its early development stage. QR is in the midst of engaging an app developer and marketing agency to develop a marketing plan for a proprietary Super App.

Roadmap

QR Management anticipates the development and deployment of the proprietary Super App will include several key steps and goals, including the following:

1.To be the integrated e-payment enabler of choice for consumer sector in the South East Asia Region.

2.Position as an integrated e-payment enabler for Malaysian Retail Outlet, Transit and Parking.

•Pilot launch at the key targeted sites

•Deliver compelling value to Service providers and relevant authorities

3.Expansion of the services to all Service Providers for South East Asian and beyond.

4.Strengthening the position as integrated e-payment enabler of ‘CHOICE’ for local and regional market.

•Open the services to other local and international payment scheme i.e., TouchnGo, UnionPay, Paypal, Grabpay, etc.

•Replicate and enable the services at other countries.

5.Promote cross-sector usage through bundling and targeted promotions with International Card Brands and Banks.

Future Plan

The Company’s Management believes that disruption is hitting businesses of all kinds, and the investment banking and financial services industry is no exception. With the Covid-19 crisis having resulted in the deepest recession since the Second World War, financial services providers will need to adapt to the data, digital and strategy needs of clients if they are to survive amid the chaos.

Financial services in 2020 was defined by a sudden acceleration in digitization and digital engagement—pushed by the impacts of the COVID-19 pandemic. Mobile banking transactions spiked, personal trading apps saw record transaction volumes, and call center personnel kept customer support going by working from their living rooms.

While the financial services industry was able to weather the digital tsunami and continue its operations, it has become clear that the winds of change are not transient. Financial institutions are now thinking strategically about their technical setup and questioning whether the tools that they have previously relied on are the right ones to use going forward.

Here are a few major themes that the Company’s Management has identified as being likely to dominate financial industry conversations and technology roadmaps in 2022 and beyond:

▪Modernizing dated core systems will be imperative;

▪Banking goes beyond cash with digital engagement;

▪Institutional and wholesale trading moves off trading floors;

▪Work-from-home must work across financial services;

▪Embedded innovation is the new status quo;

▪Financial products and services are tailored to the specific needs of the customers; and

▪Online financial products have become increasingly popular among global consumers.

Key Driver behind the development of Global FINTECH Business Model

Surging Internet and Smartphones penetration:

66% Internet Penetration (2020)

45% Smart Phone Penetration (2020)

Global growth of e-wallet

44.5%

of E-commerce transaction volume

E-Wallet Penetration (2020)

Global fintech firms Q1 2021 investments with 614 deals:

USD 22.8B Investments raised

Grow income level for the middle class

Increasing outward migration and rising remittance inflow

Global Digital Payments Market:

USD 4.6T

TRANSACTION VALUE BY 2025

Sustainable Ecosystems FinTech Business Models of the Future

To emerge from the COVID-19 crisis, the Company’s Management believes that the business should focus on the fundamentals of agility, technology, innovation, resilient and visionary leadership. On the flip side, we will see the emergence of new business opportunities. The world of connected devices – internet of things – cloud computing – AI, including machine learning, will provide the stepping stones for business and their own survival.

In line with the business objectives of QMIS TBS Group, the Company will continue to conduct strategic reviews for its existing core business and search for potential new investments. The proposed activities are detailed in the following sections:

(a)Creating an Integrated and Sustainable Financial Ecosystem

Technology’s Innovation

Technology innovation will make the greatest impact on business and the initial survival of business will depend on how rapidly business embrace technology to drive their own operations and also link up with others to build upon possible synergies. Cohesive Collaboration will be a key.

Emerging Business Model - FINTECH Aggregating Financial Services

The Company would turn itself into a FINTECH company distributor of financial services products. That is, the Company would not dependent on internal resources to create financial products and services but instead source them from an ecosystem of partners. In this way, the Company does not have to incur heavy expenditure and long period of time in products development or compliance and can also provide customers with access to a broader range of products than if the bank tried to produce everything itself.

Sustainable FINTECH Business Models for the Digital Age

(i) Virtual Banker Advisor

In order to make this model successful, the bank needs to become a virtual advisor, using customers’ data to help them make better financial and operational decisions – effectively providing a customer with the right advice and/or other service at the right time and across the right channel for the customer to act smarter.

The Company plans to monetize this service, inter alia, by taking a small fee on all of the products and services the customer uses.

CREATING AN INTERGRATED & SUSTAINABLE FINANCIAL ECOSYSTEM
FINANCE SIDE
TECHNOLOGY & VALUE CHAIN SIDE
LICENSED FULL-FLEDGED FINANCIAL SERVICES
PRODUCTS (FOR END USERS)
FINTECH
CORPORATE FINANCE
SECURITY DEALING
FUND MANAGEMENT
LENDING
SMARTSTORE
BROAD RANGE OF 4TH GENERATION FINANCIAL TECHNOLOGY
SCOPE & BREADTH OF TARGET OFFERING
MOBILE APP
A.I
E-COMMERCE
BIG DATE (CROWD STORAGE)
BLOCKCHAIN
BUSINESS MODEL
FUND RAISING PRIVATE PLACEMENT
STOCK BROKER & INVESTMENT ADVISORY
VC & PE FUND
P2P, B2B, B2C, LEASING
SUPER MARKET PLATFORM
PAYMENT GATEWAY
MINING MACHINES DEVICES
SME/ SMI
INVESTORS
INVESTORS SME/SMI
CONSUMERS
SME/SMI
E-WALLET CONVENIENCE USERS EXPEREINCE
DIGITAL ASSET EXCHANGE HOUSE
DECISIVE NEEDS OF TARGETED BOARD RANGE OF CUSTOMER

(ii) Economies of Scale Intelligence Solution

Operating such a model, the Company can generate massive economies of scale by potentially servicing millions of customers from the same software platform. But also, as a platform, there is the potential to generate network effects that could lead to increasing returns to scale.

First, there are the two-sided network effects whereby larger customer numbers leads to a larger number of ecosystem partners which then, by offering the widest choice, attracts more customers and so. However, there are also the data network effects, whereby the Company learns more about how best to serve customers the more data it captures meaning it gives better and better services, attracting more data and so on.

If the group also opens up its platform for customer interactions with each other – with peers giving advice to each other, for example – then there are also interaction network effects enjoyed by the social network platforms.

(b)Expansion of QMIS TBS’s Core Investment and Business Activities

In light of the competitive and dynamic environment, the Company intends to intensify its involvement in the ICT, App developer and Biotechnology and Life sciences areas by exploiting new technologies and to optimize risk-reward profiles of its investments. The Company will also broaden its sectorial investments to cover, amongst others, blockchain technology and Artificial Intelligence (AI) in Agriculture.

(c)Geographical Expansion

The Company intends to expand its geographical coverage and increase its investment and incubation activities across the Asia Pacific region. In the medium term, the Company plans to pursue the markets in China, Singapore and Taiwan. The Company will form strategic alliances with foreign technology incubators and venture capitalists to establish its market presence in these countries. The modes of investments will include, inter-alia, direct investments in technology companies, acquisition of established technology incubators and formation of co-managed fund management companies. In the long term, the Company intends to pursue its business beyond the Asia Pacific region.

(d)Continuous Development of Expertise

The Company has identified the following strategies to develop the expertise of its investment personnel:

i.Increase the number of financial expertise via direct employment and/or outsourced technical services in line with the expansion of the investment and consultancy business;

ii.Expand the staff training and development programs to enhance its professional personnel’s technical skills, knowledge and capabilities; and

iii.Increase the exposure and create “shared experience” education programs via strategic alliance with other local higher learning institutions and other technology incubators either through direct investment in investee companies or through co-managed fund basis.

(e)Business Alliances and Partnership Establishments

The Company will introduce the investee company to prospective business partners and strategic alliances in order to further expand the marketing network of the investee company and therefore enhance the investee company’s chances of securing projects for its product and services.

While 2020 was bleak from many perspectives, one of the rare positives is that it helped prove that agility and innovation, done right, is a game changer. The speed at which the financial services industry transformed to help their customers through the pandemic is the speed at which they want to continue operating. And that requires a culture of innovation that is embedded into the corporate culture of an institution.

From financial services institutions to vendors, regulators, and supervisors, the Company’s management believes that 2022 and beyond are likely to be years of deliberate cultural transformation to find new ways of working together to create safer, cheaper, more inclusive, and more equitable financial markets.

SUSTAINABLE ECOSYSTEM FINTECH BUSINESS MODELS OF THE FUTURE

MORE THAN 30 AREAS EMERGING AS THE NEW NORMS IN BANKING

Key Drivers

Beyond Banking
Digital for Unbanked
Digital Model reinventors
Next Generation Digital Marketing
Virtual Market-place
Retail Value Chain
Retails Banking
Private Banking
Digital Assets Capital Management
Securities Trading
SME / SMI Enterprises
Payments
Operations & Infrastructure

- Next-generation personal financial management
- Peer-to-peer (P2P) lending
- B2C digital lending
- Retail credit sales (B2C)
- E-Commerce infrastructure

- Mobile payments
- Internarional remittance
- Mobile-point-of-sale devices
- Other payment gateway processing

- One-stop shop for businesses
- Peer to peer (P2P)/B2B corporate lending
- Digital leasing solution for small enterprises
- Digital cash management

- Robo-advisory
- Social investing (crowd)
- Crowdfunding
- Investment across regions engine

- Blockchain
- Application programming interface ecosystem
- Payment infrastructure
- Big data base risk assessment
- Anti-money laundering and know your customer
- Articifial intelligence and machine learning investment & credit evaluation
- Cyversecurity
- Data activation & personalization

- Digital asset fund
- Risk management system across regions engine
- Secure ownership

- Mobile trading platform
- Next-generation margin financing
- Next generation collateral management
- All investment analysis

- Telematics
- Social Integration
- IoT and connected Devices
- KYC

Tencent

QR is in the process of finalizing the partnership with Tencent Holdings Ltd., a top-ranking Chinese conglomerate. Tencent, with a historic market cap surpassing HKD3 trillion, along with QR will work in establishing an innovative Financial Cloud System. This ecosystem shall integrate personalized AI investment solutions, blockchain, and cryptocurrency, creating a harmonious environment where financial data flows securely. Inspired by nature's balance, the system optimizes processes, benefiting investors, institutions, and technology. QR's collaboration with Tencent would not be just a partnership but a commitment to financial literacy and empowerment. The Financial Cloud Ecosystem, operating on a SaaS model, ensures secure, efficient, and interconnected financial solutions.

A Comprehensive Financial Cloud Ecosystem:

QR and Tencent will jointly envisage an encompassing Financial Cloud System, integrating an array of sophisticated financial services and state-of-the-art technology:

1. Personalized AI Investment Solutions:   The core of this ecosystem will lie in the incorporation of artificial intelligence, deploying advanced algorithms to furnish clients with tailored investment strategies, elevating their financial well-being.

2. Micro-loan Platform:   A crucial facet of economic empowerment, the Financial Cloud introduces a micro-loan platform, providing individuals and small businesses with access to credit to seize opportunities and navigate financial challenges.

3. Credit Evaluation, Risk Management, and Compliance:   Emphasizing robust credit assessment, risk management, and stringent compliance measures, the system guarantees transaction security and ecosystem integrity.

4. Blockchain & Cryptocurrency:   Acknowledging the transformative potential of blockchain and cryptocurrencies, the ecosystem integrates support for these technologies, positioning QR at the forefront of this evolving landscape.

5. Cloud-Based Financial Services:   Expanding beyond core components, the ecosystem encompasses an array of cloud-based financial services, including insurance, unit trust funds, and trustee services, simplifying and enhancing clients' financial experiences with added convenience and security.

6. Finance and Investment Education Platform:   Aligned with QR's mission to empower users, the partnership establishes a finance and investment platform, providing education, resources, and tools to enhance financial literacy, enabling users to make informed decisions. This commitment underscores the transformative initiative's cornerstone, positioning financial literacy as pivotal. QR and Tencent collectively shape a future where knowledge and access to innovative financial solutions empower individuals and businesses, fostering global economic growth and personal prosperity.

To ensure a seamless transition and optimal resource allocation, the implementation of services within the Financial Cloud Ecosystem will occur in stages. This strategic approach reflects QR's commitment to delivering world-class financial solutions while upholding operational excellence.

The Significance of Big Data:

The power of Big Data will be central to the Financial Cloud Ecosystem. With vast amounts of financial data flowing through the system, we will harness this data to gain insights, improve financial decision-making, and enhance the user experience. Big Data analytics drive personalized recommendations, risk assessments, and predictive modeling, enabling us to better serve your financial needs.

A Global Impact:

This Financial Cloud Ecosystem isn't limited by borders; it's a global solution. It has the potential to transcend geographical boundaries, contributing to financial inclusion and empowerment worldwide. From enabling entrepreneurs in emerging markets to providing secure financial services to remote areas, the impact reaches far and wide.

Security and Compliance at the Core:

The backbone of this ecosystem will be the robust security and adherence to regulatory standards. User data and transactions are safeguarded with the utmost care, ensuring trust and reliability.

Reaching the Software as a Service (SaaS) Platform:

Tencent, as our technology provider, operates on a robust SaaS (Software as a Service) model. In this collaborative partnership, Tencent will develop and maintain cloud application software within the SaaS framework, ensuring seamless access to innovative financial solutions for our users. Under this model, Tencent will offer automatic software updates, making the latest financial tools readily available to our customers via the internet. The partnership between QR and Tencent Group is nothing short of revolutionary in the financial industry. It reflects a shared belief that the fusion of technology, innovation, and a user-centric approach can redefine the way financial services are delivered.

The Financial Cloud Ecosystem goes beyond the present; its essence lies in influencing the future of the financial industry. It revolves around empowering individuals and businesses with knowledge and access to cutting-edge financial solutions, ultimately fostering global economic growth and personal prosperity.

Competition

The Major Industry Competitors in South East Asia

In Southeast Asia, the e-payment industry is dominated by a few major players. These include:

Grab: A ride-hailing and e-payment platform that offers a range of services including food delivery, mobile payments and more.

Gojek: A multi-service platform that offers ride-hailing, food delivery, and mobile payments.

Razer: A Singapore-based gaming and financial technology company that offers e-payment solutions and a digital wallet.

Sea Limited: A Singapore-based company that operates the e-commerce platform Shopee and digital wallet AirPay.

Singtel: A Singapore-based telecommunications company that offers mobile payments and digital financial services through its subsidiary, Dash.

These companies have established themselves as key players in the Southeast Asian e-payment market, offering a range of services that cater to the region's growing demand for mobile and online payment solutions. Other notable players include Liquid Pay, Akulaku, and Touch 'n Go.

Employees

As of June 30, 2023, we employed a total of 16 full-time and no part-time employees. In general, we maintain a good working relationship with our employees and we have not experienced any material labor disputes. We value our employees and insurance agents the most and are constantly encouraging innovation, efficiency, and teamwork at the Company.

Description Of Properties

The Company’s principal executive offices are located at 55-6, The Boulevard Office, Lingkaran Syed Putra, Mid Valley City, 59200, Kuala Lumpur, Malaysia. We signed a total of four written leases, which included one lease for the Company’s headquarters and three leases for its subsidiaries. On April 22, 2021, the Company and the JKC Resources Sdn. Bhd. signed the lease contract for its headquarter office spaces of consist of 2,000 square feet of office space.  The initial term of the lease for our headquarters was from July 1, 2018 to June 30, 2023 with an extension to June 30, 2024. The address of each of the subsidiaries, except for the Hong Kong subsidiaries, is C/O the Company at the address listed above.

Legal Proceedings

From time to time, we are involved in litigation or other legal proceedings incidental to our business. We are not currently a party to any litigation the outcome of which, if determined adversely to us, would individually or in the aggregate be reasonably expected to have a material adverse effect on our business, operating results, cash flows or financial condition.

Regulations Related to our Business Operations Hong Kong

Regulation of limited liability companies in Hong Kong

All private company limited by shares have to be duly incorporated and registered under the Companies Ordinance (Chapter 622 of the Laws of Hong Kong). After successful incorporation, the company must comply with the various provisions in the Companies Ordinance. These obligations include the timely disclosure and reporting of specified information about the company, its officers and shareholders, etc. and any changes in such information to the Registrar of Companies so that members of the public can have ready access to the latest information of the company kept by the Registrar of Companies.

Regulation of the securities and futures market in Hong Kong

The Securities and Futures Ordinance (the “SFO”) (Chapter 571 of the Laws of Hong Kong) is the primary legislation regulating the securities and futures industry in Hong Kong, including the regulation of securities, futures, leveraged foreign exchange and derivative markets as well as credit ratings, intermediaries and their conduct of regulated activities and the offering of investments to the public in Hong Kong.

The Securities and Futures Commission (the “SFC”) is an independent statutory body set up in May 1989, the power of which is derived from the SFO and other subsidiary rules and regulations. The SFC administers the SFO and is responsible for regulating the securities and futures market in Hong Kong. The SFC strives to strengthen and safeguard the integrity and soundness of Hong Kong’s securities and futures markets for the benefit of investors and the industry.

The regulatory objectives of the SFC as set out in the SFO are:

•to maintain and promote the fairness, efficiency, competitiveness, transparency and orderliness of the securities and futures industry;

•to promote understanding by the public of financial services including the operation and functioning of the securities and futures industry;

•to provide protection for members of the public investing in or holding financial products;

•to minimise crime and misconduct in the securities and futures industry;

•to reduce systemic risks in the securities and futures industry; and

•to assist the Financial Secretary of Hong Kong in maintaining the financial stability of Hong Kong by taking appropriate steps in relation to the securities and futures industry.

Parties and products regulated by the SFC include, but are not limited to, licensed corporations and individuals carrying on Type 1 to Type 10 regulated activities under the SFO, investment products offered to the public, listed companies, the Stock Exchange of Hong Kong Limited (the “Stock Exchange”), approved share registrars and all participants in trading activities.

Securities and Futures Ordinance

The SFC operates a system of authorising corporations and individuals (through licences) to act as financial intermediaries.

Under the SFO, a person who:

(a)carries on a business in a regulated activity; or

(b)holds itself out as carrying on a business in a regulated activity,

must be licensed under the relevant provisions of the SFO to carry on that regulated activity, unless one of the exceptions under the SFO applies.

Furthermore, under the SFO, only a company incorporated in Hong Kong or an overseas company registered under Part 16 of the Companies Ordinance as a non-Hong Kong company can be licensed to carry out a regulated activity.

Further, if a person actively markets (whether in Hong Kong or from a place outside Hong Kong) to the public in Hong Kong any services it provides and such services, if provided in Hong Kong, would constitute a regulated activity, then that person will also be subject to the licensing requirements under the SFO.

In addition to the licensing requirements on corporations, any individual who:

(a)performs any regulated function in relation to a regulated activity carried on as a business; or

(b)holds himself or herself out as performing such regulated function, must separately be licensed under the SFO as a licensed representative accredited to his or her principal.

Through licensing, the SFC regulates the financial intermediaries of licensed corporations and individuals that are carrying out the following regulated activities:

Type 1: Dealing in securities

Type 2: Dealing in futures contracts

Type 3: Leveraged foreign exchange trading

Type 4: Advising on securities

Type 5: Advising on futures contracts

Type 6: Advising on corporate finance

Type 7: Providing automated trading services

Type 8: Securities margin financing

Type 9: Asset management

Type 10: Providing credit rating services

The SFO provides a single licensing regime where a person needs only one licence to carry on different types of regulated activities.

According to the above, QTBS would require Type 4 licence for carrying out its corporate advisory services in Hong Kong and QFL would require Type 1, Type 4 and Type 9 licences for its subsidiaries carrying out the investment banking, digital banking, private banking, and asset management services businesses in Hong Kong.

For licensed corporations regulated by the SFO, they are required to comply with the requirements such as hiring responsible officers to supervise the regulated activities, maintain at all times paid-up share capital and liquid capital not less than the specified amounts, and comply with all applicable provisions of the SFO and its subsidiary rules and regulations as well as the codes and guidelines issued by the SFC.

Implementation of anti-money laundering and terrorist financing policies and procedures

Money laundering covers a wide range of activities and processes intended to alter the identity of the source of criminal proceeds in a manner which disguises their illegal origin. Terrorist financing is a term which includes the financing of terrorist acts, and of terrorists and terrorist organisations.  It extends to any property, including any funds, whether from a legitimate or illegitimate source.

Corporations are required to comply with applicable anti-money laundering laws and regulations in Hong Kong. The four main pieces of legislation that apply to licensed corporations in Hong Kong that are concerned with anti-money laundering and counterterrorist financing (“AML/CTF”) are the AMLO, the Drug Trafficking (Recovery of Proceeds) Ordinance (Chapter 405 of the Laws of Hong Kong) (“DTROP”), the Organised and Serious Crimes Ordinance (Chapter 455 of the Laws of Hong Kong) (“OSCO”) and the United Nations (Anti-Terrorism Measures) Ordinance (Chapter 575 of the Laws of Hong Kong). (“UNATMO”).

The AML/CTF regime for financial institutions comprises two tiers of regulation: (a) legislation, being the AMLO; and (b) supplementary guidance issued by each respective financial institutions’ regulator, which includes guidelines that apply to all types of financial institutions (as defined in the AMLO) and sector-specific guidelines. The SFC has published the Guideline on Anti-Money Laundering and Counter-Terrorist Financing which applies to licensed corporations for this purpose (“SFC Guidelines”).

Broadly speaking, the AMLO and the SFC Guidelines require licensed corporations to, among other things, adopt and enforce set of due diligence measures to their direct “customers”, each customer’s ultimate “beneficial owners” and any persons who purport to act on behalf of the customer. It also imposes ongoing monitoring and record keeping requirements on licensed corporations. The SFC Guidelines also provides sector-specific guidance for AML/CTF requirements under DTROP, OSCO and UNATMO such as, staff of licensed corporations who knows, suspects or has reasonable grounds to believe that a customer might have engaged in money laundering or terrorist financing activities must immediately report to the Money Laundering Report Officer of its organisation which, in turn, will report to the Joint Financial Intelligence Unit (“JFIU”) if necessary.

DTROP

The DTROP provides for the tracing, freezing and confiscation of the proceeds of drug trafficking and creates a criminal offence in relation to dealing with such proceeds. Where a person knows or suspects that any property is the proceeds of drug trafficking, the person shall disclose to a police officer, a member of the Customs and Excise Service, a member of the Immigration Service, or an officer of the Independent Commission Against Corruption (an “Authorised Officer”) the information or other matter on which the knowledge or suspicion is based, as soon as is practicable after that information or other matter comes to the person’s attention. It is an offence to fail to disclose to an Authorised Officer such information. It is also an offence for any person knowing or suspecting such a disclosure has been made to disclose any matter to another person which is likely to prejudice any investigation. This is commonly referred to as “tipping off”.

OSCO

The OSCO extends the dealing offence under DTROP to cover the proceeds of indictable offences. It also creates a similar offence in relation to failing to disclose knowledge or suspicion of the proceeds of an indictable offence and tipping off.

UNATMO

The UNATMO implements the mandatory elements of the United Nations Security Council resolutions aimed at combating international terrorism on various fronts. The UNATMO relates to “Terrorist Property”, which refers to property of a terrorist or terrorist associate, or any other property that is intended to be used to finance or otherwise assist the commission of a terrorist act; or was used to finance or otherwise assist the commission of a terrorist act.

The UNATMO prohibits a person from providing any property knowing that the property will be used, in whole or in part, to commit one or more terrorist acts. It also prohibits a person from making any property or financial services available to or for the benefit of a person knowing that, or being reckless as to whether, the person is a terrorist or terrorist associate, except under the authority of a licence granted by the Secretary for Security of Hong Kong.

The UNATMO regulates the disclosure of knowledge or suspicion that property is Terrorist Property, similar to the requirements of DTROP and OSCO. It also creates a similar tipping off offence.

Hong Kong Exchanges and Clearing Limited (the “HKEx”)

Apart from the SFC, the HKEx also plays a leading role in regulating companies which seek admission to the Hong Kong markets and supervising those companies once they are listed.

The HKEx is a recognised exchange controller under the SFO. It owns and operates the only stock and futures exchanges in Hong Kong, namely the Stock Exchange and The Hong Kong Futures Exchange Limited and their related clearing houses. The duty of HKEx is to ensure orderly and fair markets and that the risks are prudently managed, being consistent with the public interest, particularly, the interests of the investing public.

As the operator and frontline regulator of the central securities and derivatives marketplace in Hong Kong, the HKEx regulates listed issuers; administers listing, trading and clearing rules; and provides services, primarily at the wholesale level, to participants and users of the exchanges and clearing houses, including issuers and intermediaries — such as investment banks or sponsors, securities and derivatives brokers, custodian banks and information vendors — who service the investors directly. These services comprise of trading, clearing and settlement, depository and nominee services, and information services.

Regulations Related to our Business Operations Malaysia

Labuan Investment Banking

BNM, or Bank Negara Malaysia, is the authority responsible for various important functions in Malaysia's financial sector. These responsibilities include acting as the financial adviser, banker, and financial agent of the Malaysian government. BNM also regulates the banking and financial services industry to ensure the stability of the country's financial system. Another crucial role of BNM is to ensure the prudent conduct of monetary policy and manage domestic liquidity and exchange rates.

In Malaysia, there is a dual banking system consisting of conventional and Islamic banking. BNM acts as the key regulator for most, if not all, financial institutions in the country. They have the power to issue general guidelines to all financial institutions and specific directions to individual entities in order to maintain the stability of the financial system.

Islamic finance has developed into a comprehensive and sophisticated marketplace in Malaysia, characterized by a robust regulatory framework, a deep primary market, and an active secondary sukuk market. To further promote Islamic finance, Malaysia established the Malaysia International Islamic Financial Centre, offering a wide range of Islamic financial products and services.

To develop Labuan as an international center for business and financial services, the Labuan Financial Services Authority (Labuan FSA) was established. It is responsible for the development and administration of the Labuan International Business and Financial Centre (Labuan IBFC). Banks operating in Labuan IBFC are subject to the Labuan Financial Services and Securities Act 2010 (LFSSA) and the Labuan Islamic Financial Services and Securities Act 2010 (LIFSSA).

The rest of the banks in Malaysia are governed by the Financial Services Act 2013 (FSA) and the Islamic Financial Services Act 2013 (IFSA). Under these acts, BNM has the authority to issue guidelines, standards, and notices on various matters related to banks and the banking and financial services industry. These include prudential limits, liquidity frameworks, financial reporting, and credit risk management.

BNM recently issued a policy document called the Code of Conduct for Malaysia Wholesale Financial Markets. This document sets out principles and standards to be observed by market participants in the wholesale financial markets, including the money market, foreign exchange market, and over-the-counter derivatives market. The Code covers areas such as eligibility requirements for dealers and brokers, prohibited conduct, best market practices, handling of confidential information, and internal risk management controls.

In response to the 2008 global financial crisis, Malaysia enacted the Financial Services Act 2013 (FSA) and the Islamic Financial Services Act 2013 (IFSA) to enhance financial sector regulation and supervision. While Malaysia does not currently have a formal recovery and resolution framework, BNM and the Malaysia Deposit Insurance Corporation (PIDM) have powers to intervene and undertake recovery and resolution measures. PIDM provides protection to bank deposits and insurance and takaful benefits in the event of a licensed member bank's failure.

BNM also has the responsibility to safeguard the balance of payments position and the value of Malaysia's currency. The Foreign Exchange Administration Notices issued by BNM specify restrictions on certain international and domestic transactions, such as borrowing or lending of foreign currency and ringgit transactions between non-residents or between a resident and a non-resident.

Banks in Malaysia are required to comply with the Anti-Money Laundering, Anti-Terrorism Financing and Proceeds of Unlawful Activities Act 2001 (AMLA). This law makes money laundering and terrorism financing offenses and stipulates measures for their prevention. Reporting institutions, including banks, must take measures to prevent their institutions from being used for money laundering and terrorism financing activities.

E-Wallet

In Malaysia, e-wallet operations are regulated by Bank Negara Malaysia (BNM), the central bank of Malaysia. BNM has issued guidelines and regulations to govern e-wallet providers and ensure the safety and integrity of e-wallet services. Here are some key regulations related to e-wallet operations in Malaysia:

Licensing: E-wallet providers must obtain a license from BNM to operate in Malaysia. The license is issued under the Financial Services Act 2013 (FSA) or the Islamic Financial Services Act 2013 (IFSA), depending on whether the e-wallet service is conventional or Islamic. The licensing requirements include criteria related to capital, governance, risk management, consumer protection, and compliance with anti-money laundering and counter-terrorism financing regulations.

Capital Requirements: E-wallet providers are required to meet minimum capital requirements specified by BNM. The specific capital requirements may vary depending on the type and scale of the e-wallet operations.

Customer Due Diligence (CDD): E-wallet providers must implement robust customer due diligence procedures to verify the identity of their users. This is to prevent money laundering, fraud, and other illicit activities. The CDD requirements include obtaining and verifying customer information, conducting risk assessments, and monitoring transactions for suspicious activities.

Transaction Limits: BNM has set transaction limits for e-wallet accounts to mitigate risks and protect consumers. The limits may vary based on factors such as customer identification, account authentication, and transaction types. E-wallet providers must ensure compliance with these transaction limits.

Security and Risk Management: E-wallet providers are required to implement appropriate security measures and risk management frameworks to safeguard customer funds and data. This includes employing encryption, authentication protocols, and other security technologies to protect against unauthorized access, fraud, and data breaches.

Consumer Protection: E-wallet providers must have mechanisms in place to address customer complaints and disputes. They are also required to provide clear and transparent information to customers regarding fees, terms, and conditions, and any risks associated with e-wallet usage.

Anti-Money Laundering and Counter-Terrorism Financing (AML/CTF): E-wallet providers need to adhere to AML/CTF regulations to prevent their platforms from being misused for illicit activities. This involves implementing policies, procedures, and systems to detect and report suspicious transactions to the relevant authorities.

Interoperability: In an effort to promote interoperability among e-wallet providers, BNM has introduced guidelines to ensure seamless fund transfers between different e-wallet systems. This initiative aims to enhance convenience for users and encourage competition and innovation in the e-wallet industry.

E-Money Issuance: E-wallet providers in Malaysia are considered issuers of electronic money (e-money). As such, they must comply with the regulations governing e-money issuance, including maintaining the necessary reserves, ensuring the fungibility of e-money, and establishing proper redemption mechanisms.

Agent Networks: E-wallet providers often rely on agent networks to facilitate cash-in and cash-out transactions. BNM has established guidelines for managing agent networks, including requirements for due diligence, training, and monitoring of agents to ensure compliance with regulations and mitigate the risks associated with agent-based transactions.

Data Protection and Privacy: E-wallet providers are required to adhere to data protection and privacy laws in Malaysia. They must implement measures to safeguard customer data and ensure that the collection, storage, processing, and sharing of personal information comply with applicable laws and regulations.

Financial Consumer Protection: BNM places a strong emphasis on protecting the interests of financial consumers. E-wallet providers are expected to have clear and transparent terms and conditions, provide accurate and timely information to users, and handle customer complaints and disputes effectively. BNM periodically issues guidelines and directives to enhance consumer protection in the e-wallet sector.

Regulatory Sandbox: BNM has introduced a regulatory sandbox framework to facilitate innovation in the financial industry, including e-wallet services. This allows eligible e-wallet providers to test their innovative products and services in a controlled environment with regulatory support and oversight.

Ongoing Supervision and Reporting: E-wallet providers are subject to ongoing supervision by BNM. They are required to submit periodic reports and financial statements to demonstrate compliance with regulatory requirements. BNM conducts regular assessments and audits to ensure that e-wallet providers maintain the necessary standards and safeguards.

Consumer Protection: E-wallet providers must have mechanisms in place to address customer complaints and disputes. They are also required to provide clear and transparent information to customers regarding fees, terms, and conditions, and any risks associated with e-wallet usage.

Anti-Money Laundering and Counter-Terrorism Financing (AML/CTF): E-wallet providers need to adhere to AML/CTF regulations to prevent their platforms from being misused for illicit activities. This involves implementing policies, procedures, and systems to detect and report suspicious transactions to the relevant authorities.

Intellectual Property

Presently, we do not possess any intellectual property; however, we recognize its future significance as a pivotal component of our business strategy. While our previous trademark application in Intellectual Property Corporation of Malaysia faced rejection, we are actively pursuing an appeal. Underscoring the critical role of intellectual property in our business strategy and operations, we align with industry standards to protect our proprietary products, technology, and competitive advantages through a robust framework. This encompasses the utilization of contractual provisions, safeguarding trade secrets, and compliance with patents, copyright, and trademark laws in Malaysia, Hong Kong, and other key jurisdictions where we operate. This commitment ensures the resilience and competitiveness of our business in the global marketplace, positioning us for sustained growth and success.

License

QR has entered into a white-label partnership with MPay, wherein MPay provides the technology and licenses for payment solutions, while QR acts as a payment system enabler, offering payment infrastructure and card processing services for card payment scheme owners.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our directors, executive officers and director nominees as of the date of this prospectus.

Name	Age	Position
Dr. Chin Yung Kong	70	Chief Executive Officer, Chairman

Kar Yee Ong	58	Chief Financial Officer and Director

TingTing Gu	38	Chief Operating Officer

Teck Sheng Ting	36	Chief Strategy Officer and Director

*

*

*

* Will become a director upon completion of the offering.

The following is a summary of the biographical information about our officers and directors.

Dr. Chin Yung Kong, Chief Executive Officer, Director

Dr. Chin Yung Kong, a 70-year-old Malaysian national currently residing in Hong Kong SAR, has been serving as the Chief Executive Director of QMIS TBS Capital Group Corp. since 2019. His career in the financial industry spans several decades. He assumed the role of Managing Director at QMIS Capital Finance in 2008, and he has recently resumed this position. QMIS Capital Finance is a financial institution specializing in providing comprehensive financial advisory services and strategic planning. Dr. Chin's professional journey, particularly since 2002, has been dedicated to providing expert financial advisory services to Chinese clients. His focus areas encompass capital markets, auditing, financial management, and strategic planning, especially in the context of pre-IPO investments in the United States and various Asian nations. From 1995 to 2002, Dr. Chin served as the financial controller for the Kwok Group Company in China. Before 1995, he worked as a practicing auditor and Certified Public Accountant (CPA) with Foo Kon & Tan in Singapore. Dr. Chin graduated from the University of Hull in the United Kingdom with a Master's Degree in Finance. In 1994, he earned a Master of Business Administration (MBA) Degree from the Irish Business School. In 2020, Dr. Chin was awarded a Doctor of Philosophy in Financial Management by North Borneo University College. On July 17, 2014, he received the title of Dato'Sri from the Sultan of Pahang, Kuala Lumpur, Malaysia, the highest state title conferred by the Ruler of Malaysia upon the most deserving recipients who have made significant contributions to the nation or state.

In the past five years, Dr. Chin has not been involved in any negative legal proceedings as enumerated in Item 401(f) of Regulation S-K.

TingTing Gu, Chief Operating Officer

Ms. GU Ting Ting assumed her role as a director of QMIS TBS Capital Group Corp. in 2020, concurrently serving as the Chief Operating Officer since the same year. Additionally, since 2014, Ms. GU has been an active contributor to top management, holding the position of Director at QMIS Financial Group. QMIS Financial Group is engaged in stock brokerage and asset management within the financial industry in Hong Kong.

With a career spanning back to 2008, Ms. GU has been deeply involved in the realms of financial services, administration, and management. Her professional journey has taken her through prominent investment and wealth management institutions both in China and internationally, including notable organizations such as West Wind, LLC, Paces Battle Group Inc, and QMIS Financial Group.

During her tenure, Ms. GU has accumulated extensive experience in business development across the pan-Asia Pacific market, consistently delivering outstanding results in the areas of securities, funds, and asset management. Her expertise is particularly concentrated in the Greater China financial market, where she has garnered a wealth of professional experience in business development, senior managerial roles, and strategic planning.

Ms. GU holds a master's degree in Accounting and Business Administration from Dongbei University of Finance and Economics. Furthermore, her educational achievements include a Master's Degree in Business Administration – Senior Management, which she earned from Dongbei University of Finance and Economics in 2015.

Kar Yee Ong, Chief Financial Officer and Director

Mr. Ong Kar Yee is a Professional Accountant with over 30 years of experience in the finance and capital market industry, spanning various fields. His expertise includes audit and accounting, fund management, stockbroking operations, stock analysis, and securities/futures trading. Since May 2015, he has served as the General Manager of QMIS Malaysia division. Mr. Ong has a wide range of responsibilities, including deal sourcing, investment analysis, business consultancy, team coordination, and strategic collaboration with the CEO to drive the firm's business objectives. Effective September 1, 2021, QMIS TBS Capital Group Corp appointed Ong Kar Yee as the company's new Chief Financial Officer, a position he has held to the present time.

Prior to joining QMIS, Mr. Ong held the position of Financial Controller at Buraq Oil Sdn. Bhd from 2010 to 2015, an oil and gas company. He also held directorships in several subsidiary companies within the group. Mr. Ong embarked on his career in the capital market industry in 1990, starting as a Stocks and Futures Representative at Am Investment Bank from 1997 to 2009. Before that, he worked as an Accountant at Halim Securities from 1994 to 1997 and spent over four years at Hong Leong Fund Management from 1990 to 1994, culminating his tenure there as an Assistant Accountant. Mr. Ong's initial career began in auditing at Monteiro & Heng, where he worked as an Audit Assistant from 1989 to 1990.

Mr. Ong earned a Master's Degree from Manchester Metropolitan University in the United Kingdom in December 2015. He graduated from Tunku Abdul Rahman College, Malaysia, with a higher diploma in accountancy in July 1989 and became a Certified Financial Planner Graduate in August 2003. In August 2003, he was admitted as a Chartered Accountant by the Malaysian Institute of Accountants. Additionally, he achieved associate fellow membership in the Chartered Institute of Management Accountants, United Kingdom (FCMA) in October 2023. In 2012, he also attained associate membership in the Chartered Global Management Accountants (CGMA), the most widely held management accounting designation globally, jointly formed by CIMA and the American Institute of Certified Public Accountants (AICPA).

Teck Sheng Ting, Chief Strategy Officer and Director

Ting Teck Sheng founded Smartlink Asia Berhad in Malaysia in 2021. He also acts as the Chief Executive Officer of the Smartlink Group. Smartlink Asia Berhad owns 2 subsidiaries, namely Smartlink Capital Sdn Bhd, which holds a money lending license issued by the Ministry of Housing and Local Government and Smartlink Data Analytics Sdn Bhd, a Malaysia Digital Status company which is granted numerous incentives, rights and privileges by the Government of Malaysia.

Ting Teck Sheng is also the majority shareholder of several public and private companies in Malaysia and offshore, namely, Richwood Ventures Bhd, Panpay Holdings Sdn Bhd, Pantop Continental Holdings Sdn Bhd, Finaz Morgan Group Sdn Bhd, GFI Biotech Sdn Bhd, Pantop Millennium Sdn Bhd, Pantop Venture Capital Sdn Bhd, Castfield International Edu Group Sdn Bhd, Richwood Coastland Sdn Bhd, O2O Smart City Berhad, O2O QR Smart Convenient Store Sdn Bhd, O2O Biotech Sdn Bhd, QR Link International Sdn Bhd, Richwood Ventures Smart Energy Limited and QMIS Richwood Blacktech Sdn Bhd. All these companies are still active and Ting Teck Sheng continues to serve on the board of these companies since 2015.

Ting Teck Sheng graduated from the University of Wisconsin in the United States with a degree in economics. He was awarded the Outstanding Young Entrepreneur Award by Dato Seri Diraja Zambry, the former Chief Minister of Perak. Additionally, Ting Teck Sheng received the Best Entrepreneur and Top CEO Award from the Asia-Pacific Region's Most Excellent Brands Committee of the "GB Business World" magazine in 2012, 2018, and 2019. Ting Teck Sheng is also the founder of the Asia Pacific Investment Trade Economic Zone Association, a society that provides a platform to assist and cultivate many businessmen or entrepreneurs in growing and expanding their businesses. Furthermore, he serves as an EXCO member of Community Policing Malaysia.

Employment Agreements with Senior Management

Upon the closing of this offering, we will enter into employment agreements with each of our executive officers.

Agreements with Directors

Upon the closing of this offering, we will enter into employment agreements with each of our executive officers.

Director Independence

The Board evaluates the independence of each nominee for election as a director of our Company in accordance with the Listing Rules (the “Nasdaq Listing Rules”) of the Nasdaq Stock Market LLC (“Nasdaq”). Pursuant to these rules, a majority of our Board must be “independent directors” within the meaning of the Nasdaq Listing Rules, and all directors who sit on our Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee must also be independent directors.

The Nasdaq definition of “independence” includes a series of objective tests, such as the director or director nominee is not, and was not during the last three years, an employee of Glimpse or our Subsidiaries and has not received certain payments from, or engaged in various types of business dealings with us. In addition, as further required by the Nasdaq Listing Rules, the Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of the Board, would interfere with such individual’s exercise of independent judgment in carrying out his or her responsibilities as a director. In making these determinations, the Board reviewed and discussed information provided by the directors with regard to each director’s business and personal activities as they may relate to Company and its management.

As a result, the Board has affirmatively determined that each of [ ] are independent in accordance with the Nasdaq listing rules. The Board has also affirmatively determined that all members of our Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee are independent directors.

Committees of Our Board of Directors

Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

Our audit committee consists of [  ]. The chair of our audit committee is [  ]. Our board of directors has determined that [ ] is an “audit committee financial expert” within the meaning of SEC regulations. Each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our board of directors has examined each audit committee member’s scope of experience and the nature of their employment. The Board has affirmatively determined that each member of the Audit Committee meets the additional independence criteria applicable to audit committee members under SEC rules and the NASDAQ Stock Market.

The primary purpose of our audit committee is to provide assistance to the board of directors in fulfilling its oversight responsibility to the shareholders and others relating to (1) the integrity of the Company’s financial statements, (2) the effectiveness of the Company’s internal control over financial reporting, (3) the Company’s compliance with legal and regulatory requirements, (4) the independent auditor’s qualifications and independence, and (5) the performance of the Company’s internal audit function and independent auditor.  Specific responsibilities of our audit committee include:

•	Reviewing and reassessing the charter at least annually and obtaining the approval of the board of directors;

•	Reviewing and discussing quarterly and annual audited financial statements;

•	Discussing the Company’s policies on risk assessment and risk management;

•	Discussing with the independent auditor the overall scope and plans for their audit, including the adequacy of staffing and budget or compensation; and

•	Reviewing and related party transactions;

Our Audit Committee operates under a written charter, adopted by our board of directors on [  ]. Our Audit Committee will review and reassess the adequacy of the written charter on an annual basis.

Compensation Committee

Our compensation committee consists of [  ]. The chair of our compensation committee is [  ]. The Board has affirmatively determined that each member of the Compensation Committee meets the additional independence criteria applicable to compensation committee members under SEC rules and the NASDAQ Stock Market.

The primary purpose of our compensation committee is to discharge the responsibilities of our board of directors with respect to all forms of compensation for the Company’s executive officers and to administer the Company’s equity incentive plan for employees. Specific responsibilities of our compensation committee include:

•	Reviewing and overseeing the Company’s overall compensation philosophy, and overseeing the development and implementation of compensation programs aligned with the Company’s business strategy;

•	Determining the form and amount of compensation to be paid or awarded to the Chief Executive Officer and all other executive officers of the Company;

•	Annually reviewing and approving all matters related to CEO compensation;

•

reviewing, adopting, amending, and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections, and any other compensatory arrangements for our executive officers and other senior management; and

•	reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.

Our Compensation Committee operates under a written charter, adopted by our board of directors on [  ]. Our Compensation Committee will review and reassess the adequacy of the written charter on an annual basis.

Nominating and Corporate Governance Committee

              The Nominating and Corporate Governance Committee's responsibilities will include:

• identifying individuals qualified to become board members;

• recommending to our board of directors the persons to be nominated for election or appointed as directors and to each board committee;

• reviewing and recommending to our board of directors corporate governance principles, procedures and practices, and reviewing and recommending to our board of directors proposed changes to our corporate governance principles, procedures and practices from time to time; and

• reviewing and making recommendations to our board of directors with respect to the composition, size and needs of our board of directors.

The Board of Directors has adopted a written charter setting forth the authority and responsibilities of the Nominating and Corporate Governance Committee. Immediately following this offering, the members of our Nominating and Corporate Governance Committee will be            ,             and            .            will serve as the chairperson of the committee.

Code of Ethics

We have adopted a code of ethics and conduct applicable to all of our directors, officers, employees and all persons performing similar functions. A copy of that code is attached as Exhibit 14.1 to the Registration Statement of which this prospectus forms a part thereof. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed in our public filings with the Commission.

Family Relationships

Except as disclosed herein, none of the directors or executive officers have a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

NONE of our directors or executive officers has been involved in any of the following events during the past ten years:

•any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or

•otherwise limiting his or her involvement in any type of business, securities or banking activities; or

•being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

The following table sets forth information regarding each element of compensation that we paid or awarded to our executive officers for fiscal years 2022 and 2021.

Name and Principal Position	Year	Salary	Bonus	Stock Awards ($)	Option Awards	Non- Qualified Deferred Compensation Earnings	All Other Compensation	Totals ($)

Dr. Yung Kong Chin,	2021	$0	$1,397,502*	$0	0	$0	$0	$0
Chief Executive Officer, Chairman	2022	$0	$770,707*	$0	0	$0	$0	$0

TingTing Gu,	2021	$0	$0	$0	0	$0	$0	$0
Chief Operating Officer	2022	$0	$0	$0	0	$0	$0	$0

Teck Sheng Ting,	2021	$0	$0	$0	0	$0	$0	$0
Chief Strategy Officer	2022	$0	$0	$0	0	$0	$0	$0

* The compensation comprises the combined remuneration for his roles as the CEO and Chairman of the company.

Outstanding Equity Awards at Fiscal Year-End

As of the date of this prospectus, the Company did not have any outstanding equity awards.

Employment Agreements with named executive officers

As of the date of this prospectus, the Company did not have employment agreements with any of its officers.

Director Compensation

The following table sets forth information regarding each element of compensation that we paid or awarded to our directors for fiscal years 2022 and 2021.

Name and Principal Position	Year	Salary	Bonus	Stock Awards ($)	Option Awards	Non- Qualified Deferred Compensation Earnings	All Other Compensation	Totals ($)

Dr. Timo Bernd	2021	$0	$0	$0	0	$0	$0	$0
Strattner, Director	2022	$0	$0	$0	0	$0	$0	$0

Dr. Yung Kong Chin,	2021	$0	$1,397,502*	$0	0	$0	$0	$0
Chief Executive Officer and Chairman	2022	$0	$770,707*	$0	0	$0	$0	$0

Hua Fung Chin,	2021	$0	$65,242	$0	0	$0	$0	$0
Former Director	2022	$0	$65,756	$0	0	$0	$0	$0

* The compensation comprises the combined remuneration for his roles as the CEO and Chairman of the company.

Agreements with Directors

As of the date of this prospectus, the Company did not have employment agreements with any of its directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the executive officer compensation arrangements discussed in “Executive Compensation,” below we describe the transactions during the year ended December 31, 2022, and six months ended June 30, 2023, to which we have been a participant, in which the amount involved in the transaction is material to the Company and in which any of the following is a party: (a) enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, the Company; (b) associates; (c) individuals owning, directly or indirectly, an interest in the voting power of the Company that gives them significant influence over the Company, and close members of any such individual’s family; (d) key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling the activities of the Company, including directors and senior management of companies and close members of such individuals’ families; and (e) enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence.

Transactions with Related Parties

The balance with related parties consisted of the following at the year ended December 31, 2022, and six months ended June 30, 2023:

	As of	As of
	December 31, 2022	June 30, 2023
	US$	US$
Accounts Payable to related party
Pantop Millennium SND BHD	22,726	36,441
QMIS Asset Management Limited	-	-
QMIS Financial Group Limited	-	-
Due to related parties
Dr. Yung Kong Chin	610,557	680,186
Pantop Venture Capital SDN BHD	64,817	69,434
Ms. Tingting Gu	-	6,471
Mr. Kar Yee Ong	-	5,104
	698,100	761,195

The Company has received loans from Dr. Chin Yung Kong to finance the Company’s operation due to lack of cash resources.  There are no written loan agreements for these loans. These loans are unsecured, non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand.

Because QR did not have a bank account until November 2022, Pantop Venture Capital SDN BHD, a Malaysian company that owns 40% of QR, has traditionally covered QR's operational expenses through advance payments. These advances are unsecured, do not accrue interest, and are repayable upon request. No formal written agreements exist for these advances.

QFL and QTBS paid advisory fees to QMIS Asset Management Limited, a Hong Kong company of which Ms. Tingting Gu serves as a director, for necessary business advice. Pantop Millennium SND BHD, a Malaysian company that holds a 3% stake in QR, has been offering operational assistance and general administrative services to QR since its establishment in June 2021. These services include providing office space and handling bookkeeping. QFL and QTBS, as required, have paid management fees to QMIS Financial Group Limited, a Hong Kong company where Mr. Yung Kong Chin serves as a director. These fees cover business advisory services as well as general administrative support, including office space and bookkeeping.

On April 30, 2020, the Company entered into a Broker/Dealer Purchase Agreement (the “Agreement”) with Richfield Orion International, LLC (the “Seller”), a Colorado Limited liability company, which is the sole owner of Richfield Orion International, Inc. (“Richfield Orion”), a Colorado corporation. Pursuant to the Agreement, the Company acquired 100% equity ownership of Richfield Orion for $75,000. The Company paid $25,000 as an initial deposit per the Agreement, from the proceeds of a loan from Dr. Yung Kong Chin, our CEO.  However, on November 4, 2022, the Company's Board of directors (the "Board") decided to terminate the Broker/Dealer Purchase Agreement (the “Agreement”) between the Company and Richfield Orion International, LLC (the “Seller”), a Colorado Limited liability company, the sole owner of Richfield Orion International, Inc. (“Richfield”), a Colorado corporation, relating to the purchase of Richfield. The Board also decided to terminate the Management/ Operations Development Consultation Agreement between the Company and Richfield.  As such, the initial deposit was written off to other expenses in November 2022.

On October 30, 2020, the Company entered into an agreement to issue a convertible promissory note (the "Note") in the principal amount of one million five hundred thousand dollars ($1,500,000), to the Chairman of the Board and CEO, Dr. Yung Kong Chin. The Company will pay interest from the date of issuance of the Note on the unpaid principal balance at the annual rate of interest equal to eight percentage (8%) per six months, such principal and interest to be payable on demand. The Note is a general unsecured obligation of the Company. At any time, the unpaid principal amount of the Note and any unpaid interest accrued thereon can be converted into the Company's common stock at $1.50 per share. However, the Note has not been issued and no fund has been made to the Company at the date of this prospectus. The Company and Dr. Chin anticipate that the Note will be issued in the second quarter of 2024.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information furnished by current management and others, concerning the beneficial ownership of our common stock as of November 3, 2023, of (i) each person who is known to us to be the beneficial owner of more than five percent of our common stock; (ii) all directors and named executive officers; and (iii) our directors and executive officers as a group. The percentages below are based on a total of 339,985,512 shares outstanding as November 3, 2023.

	Amount of Beneficial Ownership (1)	Percent of Class(1)
Directors and Executive Officers

Dr. Chin Yung Kong, Director, CEO(2)	148,700,070	43.74%

TingTing Gu, Director, COO	100,000,000	29.41%

Kar Yee Ong, CFO and Director	13,000,000	3.82%

Teck Sheng Ting, Chief Strategy Officer (3)	37,000,000	10.88%

Named Executive Officers, Executive Officers, and Directors as a Group (4 Persons)	298,700,070	87.86%

5% Principal Shareholders:
Hong Kong Hanxin Holdings Limited	21,816,007	6.42%

(1)

This table is based upon information supplied by officers, directors and principal stockholders and is believed to be accurate. Unless otherwise indicated in the footnotes to this table, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, or other conversion privileges currently exercisable or convertible, or exercisable or convertible within 60 days of the date of this table, are deemed outstanding for computing the percentage of the person holding such option, warrant, or other convertible instrument but are not deemed outstanding for computing the percentage of any other person. Where more than one person has a beneficial ownership interest in the same shares, the sharing of beneficial ownership of these shares is designated in the footnotes to this table. As of November 3, 2023, the Company had 339,985,512 shares of common stock outstanding.

(2)	Dr. Chin owns 138,700,070 shares directly and an additional 10,000,000 shares are owned by an indirect subsidiary of the Company that is controlled by Dr. Chin.
(3)

The shares are indirectly held by Teck Sheng Ting through (i) 27,000,000 shares in the name of Richwood Ventures Berhad, an entity controlled by Teck Sheng Ting; (ii) 9,000,000 shares in name of Panpay Holdings Sdn. Bhd., an entity controlled by Teck Sheng Ting; and (iii) 1,000,000 shares in name of QR Link International Sdn. Bhd., an entity controlled by Teck Sheng Ting.

DESCRIPTION OF SECURITIES

The rights of our stockholders are governed by Delaware law, our Certificate of Incorporation, as amended, and our Bylaws. The following briefly summarizes the material terms of our common stock.

General

The Company was incorporate in Delaware on November 11, 2019, with an authorized capital of 750,000,000 shares of common stock having a par value of $0.0001 per share. On October 7, 2020, the Company amended its Certificate of Incorporation to be authorized to issue 760,000,000 shares of stock, consisting of 750,000,000 shares of common stock having a par value of $0.0001 per share, and 10,000,000 shares of preferred stock having a par value of $0.0001 per share.

Common Stock

The Company is authorized to issue 750,000,000 shares of common stock, $0.0001 par value per share. As of February 13, 2023, immediately prior to the closing of the Share Exchange, the Company had 300,000,000 shares of common stock issued and outstanding.  Following the closing of the Share Exchange, the Company had 301,000,100 shares of its common stock issued and outstanding.

Each share of common stock has one (1) vote per share for all purpose. The Company’s common stock does not provide a preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions or rights. The Company’s common stockholders are not entitled to cumulative voting for election of Board of Directors.

Preferred Stock

The Company’s Board of Directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, and to fix the designations, powers, preferences and relative, participating, optional and other special rights, if any, of each such class or series and the qualifications, limitations and restrictions thereof, including dividend rights, conversion rights, voting rights, sinking-fund provisions, terms of redemption, liquidation preferences, preemption rights, and the number of shares constituting any series or the designation of such series, without any further vote or action by the stockholders. The issuance of preferred stock could adversely affect the voting power of holders of the Company’s common stock and could have the effect of delaying, deferring or preventing a change in control of us.

Dividends

The holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board of directors may determine.

Transfer Agent and Registrar

The transfer agent and registrar for the Company’s common stock is ClearTrust, LLC., The transfer agent’s address is 16540 Pointe Village Drive, Suite 205, Lutz, Florida 33558, United States, and its telephone number is (813) 235-4490, fax: (813) 338-4549.

Listing

We have applied to list our common stock on the Nasdaq Capital Market under the symbol “QMIX”. There can be no assurance that we will be successful in listing our Shares of common stock on the Nasdaq Capital Market.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated             , 2023, among us the underwriters named below, for whom Pacific Century Securities LLC (the “Underwriter”) is acting as the representative, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of shares of common stock shown opposite its name below:

Underwriter	Number of Shares
Pacific Century Securities LLC

Total

Over-allotment Option

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase a maximum of [  ] additional shares of common stock (15% of the shares of common stock sold in this offering) from us in any combination thereof to cover over-allotments, if any. If the underwriters exercise all or part of this option, they will purchase shares of common stock covered by the option at the public offering price per share, that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the total offering price to the public will be $[  ] and the total net proceeds, before expenses to us will be $[  ].

Discounts and Expenses

Common stock sold by the underwriters to the public will initially be offered at the initial offering price set forth on the cover of this prospectus. Any common stock sold by the underwriter to securities dealers may be sold at a discount equal to seven point five percent (7.5%) per share from the initial public offering price. The underwriters may offer the common stock through one or more of its affiliates or selling agents. Upon execution of the underwriting agreement, Pacific Century Securities, LLC will be obligated to purchase the common stock at the prices and upon the terms stated therein.

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Share	Total Without Exercise of Over- allotment Option	Total With Full Exercise of Over- allotment Option
Initial public offering price (1)	$
Underwriting discounts (7.5%)	$
Proceeds, before expenses, to us	$

(1) Initial public offering price per share is assumed as $[•] per share, which is the midpoint of the range set forth on the cover page of this prospectus.

We will pay the out-of-pocket accountable expenses of the underwriters in connection with this offering. The underwriting agreement, however, provides that in the event the offering is terminated, any advance expense deposits paid to the underwriters will be returned to the extent that offering expenses are not actually incurred in accordance with FINRA Rule 5110(f)(2)(C).

We have agreed to reimburse the underwriters a non-accountable expense allowance equal to 1% of the public offering price of the shares (excluding Share that we may sell to the underwriters to cover over-allotments). We have also agreed to pay all of the reasonable expenses related to the offering, up to a maximum of $250,000 for out-of-pocket accountable expenses, including: (i) all reasonable travel and lodging expenses incurred by Pacific Century Securities LLC and its counsel in connection with the Offering; (ii) background check on the Company’s principal shareholders, directors and officers; (iii) the reasonable cost for road show meetings; (iv) all due diligence expenses; and (v) legal counsel fees. We have also agreed to pay to Pacific Century Securities LLC a total of $80,000 as an advance to be applied towards reasonable out-of-pocket expenses, or the Advance, of which 1) $30,000 shall be paid upon signing of the engagement letter (the “Engagement Letter”) by and between the Company and Pacific Century Securities LLC; and 2) $50,000 shall be paid upon first filing of the Company’s registration statement to the SEC.

We estimate that the total expenses of the offering payable by us, excluding underwriting discounts and commissions, will be approximately $[  ].

Right of First Refusal

We have agreed to grant Pacific Century Securities LLC, for the 12-month period as of the date of the Engagement Letter, a right of first refusal, exercisable at the sole discretion of the Pacific Century Securities LLC, to provide investment banking services to the Company on terms that are the same or more favorable to the Company comparing to terms offered to the Company by other underwriters/placement agents (such right, the “Right of First Refusal”), which shall include, without limitation, (a) acting as lead manager for any underwritten public offering; (b) acting as placement agent, initial purchaser in connection with any private offering of securities of the Company. The underwriter shall notify the Company of its intention to exercise the Right of First Refusal within 15 business days following notice in writing by the Company. Any decision by PCS to act in any such capacity shall be contained in separate agreements, which agreements would contain, among other matters, provisions for customary fees for transactions of similar size and nature, as may be mutually agreed upon, and indemnification of PCS and shall be subject to general market conditions, provided the terms for such financing or transaction are the same or more favorable to the Company comparing to terms offered to the Company by other underwriters/placement agents. If PCS declines to exercise the Right of First Refusal, the Company shall have the right to retain any other person or persons to provide such services on terms and conditions which are not more favorable to such other person or persons than the terms presented to and declined by PCS. The right of first refusal shall be subject to FINRA Rule 5110(g)(5), including that it may be terminated by the Company for cause, which shall mean a material breach by the Pacific Century Securities LLC of the Engagement Letter or a material failure by the Pacific Century Securities LLC to provide the services as contemplated by the Engagement Letter.

Lock-Up Agreements

Our directors, officers and holders of more than 5% of the Company’s outstanding common stock as of the effective date of the Registration Statement, will enter into customary “lock-up” agreements in favor of the underwriter for a period of six (6) months from the closing of this Offering; and each of the Company and any successors of the Company will agree, for a period of three (3) months from the closing of the Offering, that each will not (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (b) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

Indemnification

We have agreed to indemnify the underwriter and any controlling person, director, officer, employee, affiliate, agent or counsel of underwriter and of any affiliate of underwriter and hold them harmless against any third party losses, claims, damages, expenses or liabilities, joint or several, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriter may be required to make in respect of those liabilities.

Pricing of the Offering

Prior to this offering, there has been no public market for our shares of common stock. The initial public offering price of the shares has been negotiated between us and the Representative. Among the factors considered in determining the initial public offering price of the shares, in addition to the prevailing market conditions, are our historical performance, estimates of our business potential and earnings prospects, an assessment of our management and the consideration of the above factors in relation to market valuation of companies in related businesses.

No Sales of Similar Securities

We have agreed not to offer, pledge, announce the intention to offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our shares of common stock, whether any such transaction is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise, without the prior written consent of the Underwriters, for a period of three (3) months from the effective date of the registration statement of which this prospectus forms a part. This provision does not affect our right to file an S-8 registration statement for any equity incentive plans we may adopt.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the Underwriters or selling group members, if any, participating in this offering and the Underwriters may distribute prospectuses electronically. The Underwriters may agree to allocate a number of shares of common stock to selling group members for sale to their online brokerage account holders. The shares of common stock to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the Underwriters, and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our shares of common stock. Specifically, the Underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is No greater than the number of shares available for purchase by the Underwriters under option to purchase additional shares. The Underwriters can close out a covered short sale by exercising the option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the Underwriters will consider, among other things, the open market price of shares compared to the price available under the option to purchase additional shares. The Underwriters may also sell shares in excess of the option to purchase additional shares, creating a naked short position. The Underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the Underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

The Underwriters may also impose a penalty bid. This occurs when a particular Underwriter or dealer repays selling concessions allowed to it for distributing our shares of common stock in this offering because such Underwriter repurchases those shares in stabilizing or short covering transactions.

Finally, the Underwriters may bid for, and purchase, our shares of common stock in market making transactions, including passive market making transactions as described below.

These activities may stabilize or maintain the market price of our shares of common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The Underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the Nasdaq Global Market, in the over-the-counter market, or otherwise.

Passive Market Making

In connection with this offering, the Underwriters may engage in passive market making transactions in our shares of common stock on the Nasdaq Global Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market makers bid, then that bid must then be lowered when specified purchase limits are exceeded.

Potential Conflicts of Interest

The Underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the Underwriters, their affiliates, directors, officers and employees may at any time purchase, sell, make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company and our affiliates. The Underwriters and their affiliates, directors, officers and employees may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Relationships

The Underwriters are full service financial institutions engaged in various activities, which may include the sales and trading of securities, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, financing, brokerage and other financial and non-financial activities and services. The Underwriters may in the future perform a variety of such activities and services for us and for persons or entities with relationships with us for which they received or will receive customary fees, commissions and expenses.

Offer Restrictions outside the United States

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the common stock the possession, circulation or distribution of this prospectus or any other material relating to us or the common stock in any jurisdiction where action for that purpose is required. Accordingly, the common stock may not be offered or sold, directly or indirectly, and neither this prospectus nor any other material or advertisements in connection with the common stock may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

British Virgin Islands. This prospectus does not constitute a public offer of the common stock, whether by way of sale or subscription, in the British Virgin Islands. common stock have not been offered or sold, and will not be offered or sold, directly or indirectly, in the British Virgin Islands.

European Economic Area In relation to each Member State of the European Economic Area (each a “Member State”), no common stock have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the common stock which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of common stock may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

●	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

●	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

●	in any other circumstances falling within Article 1(4) of the Prospectus Regulation.

provided that no such offer of common stock shall require us or any of our representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any Common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the representatives and us that it is a “qualified investor” as defined in the Prospectus Regulation.

In the case of any common stock being offered to a financial intermediary as that term is used in Article 5 of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the common stock acquired by it in the offer have not been acquired on a nondiscretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any common stock to the public other than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to any common stock in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any common stock to be offered so as to enable an investor to decide to purchase or subscribe for any Common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

Hong Kong. The common stock have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules promulgated thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the common stock has been or may be issued or has been or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules promulgated thereunder.

People’s Republic of China. This prospectus may not be circulated or distributed in the PRC and the common stock may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Taiwan. The common stock have not been and will not be registered or filed with, or approved by the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the common stock in Taiwan.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there was no established public trading market for our common stock. We cannot assure you that a liquid trading market for our common stock will develop on Nasdaq or be sustained after this offering. Future sales of substantial amounts of common stock in the public market, or the perception that such sales may occur, could adversely affect the market price of our common stock. Further, since a large number of our common stock will not be available for sale shortly after this offering because of the contractual and legal restrictions on resale described below, sales of substantial amounts of our common stock in the public market after these restrictions lapse, or the perception that such sales may occur, could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of this offering, we will have ___________ shares of common stock outstanding (___________ shares if the Underwriters overallotment option is exercised in full). All of the shares of common stock sold in this offering will be freely transferable by persons other than our affiliates without restriction or further registration under the Securities Act. Sales of substantial amounts of our shares of common stock in the public market could adversely affect prevailing market prices of our shares of common stock. Prior to this offering, there has been No public market for our shares of common stock, and while we intend to submit application for the shares of common stock to be listed on Nasdaq, we cannot assure you that a regular trading market will develop in the shares of common stock.

Lock-Up Agreements

Our directors, officers and holders of more than 5% of the Company’s outstanding common stock as of the effective date of the Registration Statement, will enter into customary “lock-up” agreements in favor of the underwriter for a period of six (6) months from the closing of this Offering; and each of the Company and any successors of the Company will agree, for a period of three (3) months from the closing of the Offering, that each will not (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (b) file or caused to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

Rule 144

All of our common stock outstanding prior to this offering are restricted shares as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements. Under Rule 144 as currently in effect, a person who has beneficially owned our restricted shares for at least six months is generally entitled to sell the restricted securities without registration under the Securities Act beginning 90 days after the date of this prospectus, subject to certain additional restrictions.

Our affiliates may sell within any three-month period a number of restricted shares that does not exceed the greater of the following:

●1% of the then outstanding shares of common stock of the same class, which will equal approximately ___________ shares of common stock immediately after this offering assuming the over-allotment option is not exercised and ___________ shares of common stock assuming the over-allotment option is exercised in full; or

●the average weekly trading volume of our shares of common stock on Nasdaq during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Affiliates who sell restricted securities under Rule 144 may not solicit orders or arrange for the solicitation of orders, and they are also subject to notice requirements and the availability of current public information about us.

Persons who are not our affiliates are only subject to one of these additional restrictions, the requirement of the availability of current public information about us, and this additional restriction does not apply if they have beneficially owned our restricted shares for more than one year.

Rule 701

Rule 701 generally allows a stockholder who purchased shares of our common stock pursuant to a written compensatory plan or contract and who is not deemed to have been our affiliate during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. Rule 701 also permits our affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required by that rule to wait until 90 days after the date of this prospectus before selling those shares pursuant to Rule 701 and are subject to the lock-up agreements described above.

TAXATION

Material U.S. Federal income tax consequences to non-U.S. Holders of our common stock

The following is a summary of certain material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the ownership and disposition of our common stock offered pursuant to this prospectus. This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating thereto, does not address the potential application of the Medicare contribution tax on net investment income or the alternative minimum tax, and does not address any estate or gift tax consequences or any tax consequences arising under any state, local, or non-U.S. tax laws, or any other U.S. federal tax laws. This discussion is based on the Code and applicable Treasury Regulations promulgated thereunder, published rulings, and administrative pronouncements of the Internal Revenue Service, or IRS, and judicial decisions, all as in effect as of the date hereof. These authorities are subject to differing interpretations and may change, possibly retroactively, resulting in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This discussion is limited to non-U.S. holders who purchase our common stock offered by this prospectus and who hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a particular holder in light of such holder’s particular circumstances. This discussion also does not consider any specific facts or circumstances that may be relevant to holders subject to special rules under the U.S. federal income tax laws, including:

•	certain former citizens or long-term residents of the United States;

•	partnerships or other entities or arrangements treated as partnerships, pass-throughs, or disregarded entities for U.S. federal income tax purposes (and investors therein);

•	“controlled foreign corporations;”

•	“passive foreign investment companies;”

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	banks, financial institutions, investment funds, insurance companies, brokers, dealers, or traders in securities;

•	tax-exempt organizations and governmental organizations;

•	tax-qualified retirement plans;

•	persons that own, or have owned, actually or constructively, more than 5% of our common stock;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

•	persons who have elected to mark securities to market; and

•	persons holding our common stock as part of a hedging or conversion transaction or straddle, or a constructive sale, or other risk reduction strategy or integrated investment.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. Partnerships holding our common stock and the partners in such partnerships are urged to consult their tax advisors about the particular U.S. federal income tax consequences to them of holding and disposing of our common stock.

This discussion is for informational purposes only and is not tax advice. prospective investors should consult their tax advisors regarding the particular U.S. federal income tax consequences to them of acquiring, owning, and disposing of our common stock, as well as any tax consequences arising under any state, local, or non-U.S. tax laws and any other U.S. federal tax laws.

Definition of Non-U.S. Holder

For purposes of this discussion, a non-U.S. holder is any beneficial owner of our common stock that is not a “U.S. person” or a partnership (including any entity or arrangement treated as a partnership) for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;
•	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•

a trust (1) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Distributions on Our Common Stock

As described in the section titled “Dividend Policy,” we have not paid and do not anticipate paying dividends in the foreseeable future. However, if we make cash or other property distributions on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts that exceed such current and accumulated earnings and profits and, therefore, are not treated as dividends for U.S. federal income tax purposes will constitute a return of capital, and will first be applied against and reduce a holder’s tax basis in our common stock, but not below zero. Any amount distributed in excess of basis will be treated as gain realized on the sale or other disposition of our common stock and will be treated as described under the section titled “—Gain on Disposition of Our Common Stock” below.

Subject to the discussions below regarding effectively connected income, backup withholding, and Sections 1471 through 1474 of the Code, or FATCA, dividends paid to a non-U.S. holder of our common stock generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends, or such lower rate specified by an applicable income tax treaty. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish us or our paying agent with a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) certifying such holder’s qualification for the reduced rate. This certification must be provided to us or our paying agent before the payment of dividends and must be updated periodically. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Non-U.S. holders that do not provide the required certification on a timely basis, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If a non-U.S. holder holds our common stock in connection with the conduct of a trade or business in the United States, and dividends paid on our common stock are effectively connected with such holder’s U.S. trade or business (and if required by an applicable tax treaty, are attributable to such holder’s permanent establishment in the United States), the non-U.S. holder generally will be exempt from U.S. federal withholding tax. To claim the exemption, the non-U.S. holder generally must furnish a valid IRS Form W-8ECI (or applicable successor form) to the applicable withholding agent.

However, any such effectively connected dividends paid on our common stock generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Gain on Disposition of Our Common Stock

Subject to the discussions below regarding backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the sale or other disposition of our common stock, unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States;

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met; or

•

our common stock constitutes a “United States real property interest” by reason of our status as a United States real property holding corporation, or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period for our common stock, and our common stock is not regularly traded on an established securities market as defined by applicable Treasury Regulations.

Determining whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other trade or business assets and our foreign real property interests. We believe that we are not currently and do not anticipate becoming a USRPHC for U.S. federal income tax purposes, although there can be no assurance we will not in the future become a USRPHC. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder of our common stock generally will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Gain described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty), but may be offset by certain U.S.-source capital losses (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Annual reports are required to be filed with the IRS and provided to each non-U.S. holder indicating the amount of distributions on our common stock paid to such holder and the amount of any tax withheld with respect to those distributions. These information reporting requirements apply even if no withholding was required (because the distributions were effectively connected with the holder’s conduct of a U.S. trade or business, or withholding was reduced or eliminated by an applicable income tax treaty). This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding, currently at a 24% rate, generally will not apply to payments to a non-U.S. holder of dividends on or the gross proceeds of a disposition of our common stock provided the non-U.S. holder furnishes the required certification for its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI, or certain other requirements are met. Backup withholding may apply if the payor has actual knowledge, or reason to know, that the holder is a U.S. person who is not an exempt recipient.

Backup withholding is not an additional tax. If any amount is withheld under the backup withholding rules, the non-U.S. holder should consult with a U.S. tax advisor regarding the possibility of and procedure for obtaining a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability, if any.

Withholding on Foreign Entities

FATCA imposes a U.S. federal withholding tax of 30% on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally will impose a U.S. federal withholding tax of 30% on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. FATCA applies to dividends paid on our common stock and, subject to the proposed Treasury Regulations described below, also applies to gross proceeds from sales or other dispositions of our common stock. The U.S. Treasury Department released proposed Treasury

Regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a disposition of our common stock. In its preamble to such proposed Treasury Regulations, the U.S. Treasury Department stated that taxpayers generally may rely on the proposed Treasury Regulations until final regulations are issued.

Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in our common stock.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York. Certain legal matters of U.S. Federal securities law related to the Offering will be passed upon for the underwriter by Pryor Cashman LLP, New York, New York. Legal matters as to Hong Kong laws will be passed upon for us by Li & Lai Solicitors. Legal matters as to Malaysian laws will be passed upon for us by Hew & Associates. Pryor Cashman LLP may rely upon Li & Lai Solicitors and Hew & Associates with respect to matters governed by Hong Kong laws and Malaysian laws, respectively.

EXPERTS

The consolidated financial statements as of December 31, 2022 included in this prospectus have been so included in reliance on the report of KG CPA LLP, given on the authority of such firm as experts in accounting and auditing. The consolidated financial statements as of December 31, 2021 included in this prospectus have been so included in reliance on the report of Keith K Zhen CPA, given on the authority of such firm as experts in accounting and auditing

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

We have filed a registration statement, including relevant exhibits, with the SEC on Form S-1 under the Securities Act with respect to the common stock to be sold in this offering. This prospectus, which constitutes a part of the registration statement on Form S-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and our common stock.

As a result of this offering, we will become subject to information requirements of the Exchange Act. We will fulfill our obligations with respect to such requirements by filing periodic reports and other information with the SEC. We intend to furnish our stockholders with annual reports containing financial statements certified by an independent public accounting firm.

INDEX TO FINANCIAL STATEMENTS

QMIS TBS CAPITAL GROUP CORP.

Consolidated Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
QMIS TBS Capital Group Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of QMIS TBS Capital Group Corp. and subsidiaries (the Company) as of December 31, 2022, and the related consolidated statements of income, comprehensive income, stockholders’ equity (deficit), and cash flows for the year ended December 31, 2022, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the year ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Related Parties Transactions

The Company has significant transactions with related parties. The evaluation of the Company’s identification of related parties and related party transactions required a high degree of auditor judgment and an increased extent of effort when performing audit procedures to evaluate the reasonableness of management’s procedures performed to identify related parties and related party transactions of the Company.

Our audit procedures related to the Company’s identification of related parties and related party transactions included the following, among others:

•        Inquired with executive officers, key members of management, the Board of Directors and others within the Company regarding related party relationships and transactions;

•        Read agreements and contracts with and between related parties and, in certain cases third parties, and evaluated whether authorization and approvals were obtained and the terms and other information about transactions are consistent with explanations from inquiries and other audit evidence obtained about the business purpose of the transactions;

•        Analyzed the general ledger detail and inspected journal entries to identify potential additional transactions with related parties;

•        Compared the Company’s reconciliation of applicable accounts to related parties’ records of transactions and balances;

•        Received confirmations from related parties, and, in certain cases third parties, and compared responses to the Company’s records;

•        Performed the following procedures to identify information related to potential additional transactions between the Company and related parties that may also include third parties:

•        Read the Company’s minutes from meetings of the Board of Directors;

•        Inspected annual questionnaires completed by the Company’s directors and officers;

•  Read and inspected the Company’s significant contracts, such as sales agreements and leases;

•        Read publicly available sources including the Company’s public filings.

/S/ KG CPA LLP
KG CPA LLP

PCAOB ID 6914

We have served as the Company’s auditor since 2022

New York, NY

April 17, 2023

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

QMIS TBS Capital Group Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of QMIS TBS Capital Group Corp.  (the "Company") as of December 31, 2021, and the related statements of income, comprehensive income, stockholders’ equity (deficit), and cash flows for the year ended December 31, 2021, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the year ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

/s/Keith K Zhen CPA

Keith K Zhen CPA

PCAOB ID: 6673

We have served as the Company's auditor since 2020

Brooklyn, New York

April 5, 2022

QMIS TBS CAPITAL GROUP CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2022	2021

ASSETS
Current Assets:
Cash and cash equivalents	$187,437	1,409,794
Accounts receivable, net (Note 4)	2,054	240,178
Prepaid expenses	-	54,106
Contract security deposit	8,506	10,121
Initial deposit for acquisition agreement (Note 14)	-	25,000
Total Current Assets	197,997	1,739,199

Property, plant and equipment, net (Note 5)	4,557	9,285
Operating lease right of use asset, net (Note 10)	12,801	37,807
Total Assets	$215,355	1,786,291

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable (Note 6)	$33,566	$25,784
Accrued expenses (Note 7)	181,253	205,102
Deferred revenue-related parties (Note 9 (1))	1,500	25,129
Taxes payable (Note 8)	1,017,176	760,353
Operating lease liabilities – current (Note 10)	14,796	24,487
Due to related parties (Note 9 (4))	675,374	1,237,914
Total Current Liabilities	1,923,665	2,278,769

Operating lease liabilities – noncurrent (Note 10)	357	13,492
Total Liabilities	1,924,022	2,292,261

Commitments and Contingencies (Note 14)	-	-

Shareholders' Equity:
Preferred stock, par value $0.0001, 10,000,000 shares authorized; 0 share issued and outstanding as of December 31, 2022 and 2021	-	-
Common stock, par value $0.0001, 750,000,000 shares authorized; 300,000,000 shares issued and outstanding as of December 31, 2022 and 2021	30,000	30,000
Additional paid-in capital	1,251,450	251,475
Retained Earnings (Accumulated deficit)	(3,013,236)	(786,951)
Accumulated other comprehensive income	30,104	(17,445)
Total QMIS TBS Capital Group Corp. shareholders' equity	(1,701,682)	(522,921)
Non-controlling interest	(6,985)	16,951
Total Shareholders' Equity (Deficit)	(1,708,667)	(505,970)
Total Liabilities and Shareholders' Equity (Deficit)	$215,355	$1,786,291

The accompanying notes are an integral part of these consolidated financial statements.

QMIS TBS CAPITAL GROUP CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Year Ended
	December 31,	December 31,
	2022	2021

Revenue
Consultant services	$1,154,912	$4,386,915
Software development-related parties	106,859	-
Total revenue	1,261,771	4,386,915

Costs of Revenue
Costs of consultant services	1,529,693	2,748,036
Costs of software development	74,320	-
Total of costs of revenue	1,604,013	2,748,036

Gross Profit	(342,242)	1,638,879

Operating Expenses

General and administrative expenses
Payroll and employee benefit	29,982	61,988
Depreciation expenses	4,606	5,388
Office expenses	72,657	22,806
Rental expenses	38,638	39,709
Due and subscription	34,579	34,548
Research and development expenses	-	37,091
Taxes expenses	77,452	1,369
Professional fees	223,518	344,231
Consultant fees	137,000	-
Management fees-related party (Note 9 (2))	990,036	910,392
Management fees	45,000	65,000
Total general and administrative expenses	1,653,468	1,522,522

Total Operating Expenses	1,653,468	1,522,522

Income (Loss) from Operation	(1,995,710)	116,357

Other Income (Expenses)
Interest income	102	3
Gain (loss) on foreign currency transaction	6,317	(7,514)
Other income (expenses)	(10,000)	-
Total Other Income (Expenses)	(3,581)	(7,511)

Loss before Provision for Income Tax	(1,999,291)	108,846

Provision for Income Tax	249,641	177,427

Net Income (Loss)	(2,248,932)	(68,581)

Less: net income attributable to non-controlling interest	(22,647)	(27,616)

Net income (loss) attributable to
QMIS TBS Capital Group Corp.	$(2,226,285)	$(40,965)

Other comprehensive income (loss)
Effects of foreign currency conversion	46,260	885
Total comprehensive income (loss)	(2,180,025)	(40,080)
Less: comprehensive income attributable to non-controlling interest	(1,289)	(1,521)
Comprehensive income (loss) attributable to
QMIS TBS Capital Group Corp.	(2,178,736)	(38,559)

Basic and Fully Diluted Loss per Share	$(0.01)	$(0.00)

Weighted average shares outstanding	300,000,000	300,000,000

The accompanying notes are an integral part of these consolidated financial statements.

QMIS TBS CAPITAL GROUP CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)

				Retained	Accumulated	Total QMIS TBS		Total
	Ordinary Shares		Additional	Earnings	Other	Capital Group Corp.		Shareholders'
	Par Value $0.0001 per share		Paid-in	(Accumulated	Comprehensive	Shareholders'	Non-controlling	Equity
	Shares	Amount	Capital	Deficit)	Income (Loss)	Equity (Deficit)	Interest	(Deficit)
Balance at
January 1, 2021	300,000,000	30,000	251,475	(745,986)	(19,851)	(484,362)	45,792	(438,570)

Capital contribution	-	-	-	-	-	-	296	296

Net income	-	-	-	(40,965)	-	(40,965)	(27,616)	(68,581)

Foreign currency translation adjustment	-	-	-	-	2,406	2,406	(1,521)	885.00
Balances at
December 31, 2021	300,000,000	30,000	251,475	(786,951)	(17,445)	(522,921)	16,951	(505,970)

Capital contribution	-	-	999,975	-	-	999,975	-	999,975

Net income	-	-	-	(2,226,285)	-	(2,226,285)	(22,647)	(2,248,932)

Foreign currency translation adjustment	-	-	-	-	47,549	47,549	(1,289)	46,260
Balances at
December 31, 2022	300,000,000	30,000	1,251,450	(3,013,236)	30,104	(1,701,682)	(6,985)	(1,708,667)

QMIS TBS CAPITAL GROUP CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended
	December 31,	December 31,
	2022	2021

Cash Flows from Operating Activities

Net loss	$(2,248,932)	(68,581)
Adjustments to reconcile net loss
Depreciation	4,606	5,388
Amortization of operating lease right-of-use assets	23,081	22,683
Written off initial deposit for acquisition	25,000	-
Changes in assets and liabilities
Accounts receivable	225,930	(241,983)
Prepaid expenses	51,359	(54,513)
Contract security deposit	1,097	(656)
Accounts payable	9,106	25,978
Accrued expenses	(23,172)	54,741
Taxes payable	267,574	177,428
Deferred revenue	(22,353)	25,318
Operating lease liabilities	(20,891)	(22,597)
Net cash used by operating activities	(1,707,595)	(76,794)

Cash Flows from Investing Activities
Purchase of property and equipment	(352)	(242)
Advances and loans made to related parties	-	(1,152,550)
Repayment of advances and loans made to related parties	-	1,591,442
Net cash provided (used) by investing activities	(352)	438,650

Cash Flows from Financing Activities
Shareholders capital contribution	999,975	296
Proceeds from related parties	480,882	1,031,230
Repayment to related parties	(1,040,934)	-
Net cash provided (used) by financing activities	439,923	1,031,526

Effect on changes in foreign exchange rate	45,667	(10,425)
Increase (decrease) in cash	(1,222,357)	1,382,957
Cash at beginning of period	1,409,794	26,837
Cash at end of period	$187,437	1,409,794

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
Interest	$-	-
Income tax	$57,997	-

The accompanying notes are an integral part of these consolidated financial statements.

Note 1ORGANIZATION

QMIS TBS Capital Group Corp. (the “Company” or "QMIS USA") was incorporated in the state of Delaware on November 21, 2019, under the name TBS Capital Management Group Corp.  The name was changed to QMIS TBS Capital Group Corp. on February 10, 2020.

On February 13, 2023, the Company entered into a share exchange agreements (the “Share Exchange Agreements”) with the shareholders of all 1,000,100 outstanding shares of common stock of QMIS Securities Capital SDN BHD (“QSC”), which was incorporated by the Companies Commission of Malaysia on January 13, 2015 under the Companies Act 1965 as a private limited company with the name Multi Securities Capital (M) SDN BHD, which was subsequently changed to QMIS Securities Capital (M) SDN BHD on March 19, 2015. The two QSC shareholders were Dr. Chin Yung Kong, the Company’s Chief Executive Officer, and Chin Hua Fung, Dr. Chin’s son.

Pursuant to the Share Exchange Agreements, Dr. Chin exchanged 700,070 shares of QSC common stock for 700,070 shares of the Company’s common stock.  Mr. Chin exchanged 300,030 shares of QSC common stock for 300,030 shares of the Company’s common stock.  Accordingly, the Company became the sole shareholder of QSC after the share exchanges.

The share exchanges have been accounted for as a recapitalization between entities under common control since the same controlling shareholders controlled these two entities before and after the transaction. The consolidation of the Company and its subsidiary has been accounted for at historical cost and prepared on the basis as if the transaction had become effective as of the beginning of the earliest period presented in the accompanying consolidated financial statements.

On November 16, 2015, QSC acquired 99.9% equity ownership interest of QMIS Capital Venture SDN BHD (“QCV”), which was incorporated by the Companies Commission of Malaysia on January 14, 2015 under the private limited company act with the name Diversified Multi Capital Venture (M) SDN BHD. Subsequently, the name was changed to QMIS Capital Venture SDN BHD on March 19, 2015.

On October 15, 2015, QSC acquired 69.99% equity ownership interest of QMIS World Trade International SDN BHD (“QWT”), and subsequently on November 27, 2015, QSC acquired anther 0.01% equity ownership interest in QWT, which was incorporated by the Companies Commission of Malaysia on 15 October 2014 under the private limited company act with the name of Santubong Business Trading SDN BHD. Subsequently, the name was changed to QMIS World Trade International SDN BHD on August 7, 2015.

On December 31, 2021, QSC acquired 100% equity ownership interest of QMIS TBS Capital Group Corporation Limited (“QTBS”), which was incorporated in Hong Kong on September 9, 2013 under the Companies Ordinance as a limited liability company under the name QMIS Huayin Finance Credit Limited. Subsequently, the name was changed to QMIS Ample Luck Financial Group Limited on July 19, 2018 and finally QMIS TBS Capital Group Corporation Limited on June 16, 2020.

On December 31, 2021, QSC acquired 100% equity ownership interest of QMIS Finance Limited (“QFL”), which was incorporated in Hong Kong on July 20, 2007 under the Companies Ordinance as a limited liability company with the name of Hua Xia Syndicate Financial Credit Limit. Subsequently, the name is changed to QMIS Syndicate Financial Credit Limited on February 21, 2014 and finally to QMIS Finance Limited on March 31, 2016.

On May 27, 2020, QFL, QSC, and QWT acquired 60%, 20%, and 20%, respectively, equity ownership interest in QMIS Green Energy Berhad (“QGE”), which was incorporated by the Companies Commission of Malaysia on May 27, 2020 under the private limited company act with the name of QMIS Waste Management Group Berhad. Subsequently, the name was changed QMIS Green Energy Berhad on September 13, 2022.

On May 8, 2020, QFL, QSC, and QWT acquired 60%, 20%, and 20%, respectively, equity ownership interest in QMIS Biotech Group Berhad (“QBT”), which was incorporated by the Companies Commission of Malaysia on 8 May 2020 under the private limited company act with the name of QMIS Biotech Group Berhad. Subsequently, the name was changed to QMIS Biotech Group Berhad on May 29, 2020.

On June 22, 2020, QFL incorporated QMIS Investment Bank Limed (“QIB”) by the Labuan Financial Services Authority (LFSA) in Malaysia under the company limited by shares act with the name of QMIS Finance (L) Limited. Subsequently, the name was changed to QMIS Labuan Investment Bank Limited on March 24, 2021 and finally to QMIS Investment Bank Limited on 28 July 2022. QFL owns 100% equity ownership interest in QIB.

On June 21, 2021, QFL and four other shareholders incorporated QMIS Richwood Blacktech Sdn. Bhd. (“QR”) by the Companies Commission of Malaysia under the private limited company act. QFL owns 51% equity ownership interest in QR.

The Company’s organization chart after the share exchanges follows:

Currently, QMIS USA is a holding company. QSC, QFL, and QTBS work together to provide consultant services. QR is engaged in the business of software development. Beginning from early 2023, QR generates revenue from the usage of its online payment software. all other companies are not currently engaged in business operation.

QMIS USA, QSC, QFL, QTBS, QR, QIB, QGE, QBT, QWT, and QCV are hereafter referred to as the Company.

Note 2SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Non-controlling Interest

Non-controlling interest in the consolidated balance sheets represents the portion of the equity in the subsidiaries not attributable, directly or indirectly, to the Company. The portion of the income or loss applicable to the non-controlling interest in subsidiaries is also separately reflected in the consolidated statements of operations and comprehensive income (loss).

Foreign Currency Translation

The accompanying consolidated financial statements are presented in United States dollar (“USD”), which is the reporting currency of the Company. The functional currency of QSC, QWT, QCV, QGE, QBT, and QRB are Malaysian Ringgit (“MYR”). The functional currency of QFL and QTCG are Hong Kong dollar ("HKD"). The functional currency of QMIS USA and QIB is USD.

The Company maintains its books and record in its functional currency. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. The resulting exchange differences are recorded in the statements of operations.

The reporting currency of the Company is the United States Dollars (“US$”), and the accompanying consolidated financial statements have been expressed in US$. In accordance with ASC Topic 830-30, “Translation of Financial Statements”, assets and liabilities of the Company whose functional currency is not US$ are translated into US$, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from the translation of financial statements are recorded as a separate component of accumulated other comprehensive gain (loss) within the statements of changes in shareholders’ deficit.

The exchange rates used for foreign currency translation were as follows:

USD$1 = HKD
Period Covered	Balance Sheet Date Rates	Average Rates

Year ended December 31, 2022	7.8015	7.8306
Year ended December 31, 2021	7.7996	7.7727

USD$1 = MYR
Period Covered	Balance Sheet Date Rates	Average Rates

Year ended December 31, 2022	4.4002	4.3982
Year ended December 31, 2021	4.1750	4.1439

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates and judgments on historical experience and on various other assumptions and information that are believed to be reasonable under the circumstances. Estimates and assumptions of future events and their effects cannot be perceived with certainty and, accordingly, these estimates may change as new events occur, as more experience is acquired, as additional information is obtained and as operating environment changes. Significant estimates and assumptions by management include, among others, estimated life and impairment of long-lived assets, allowance for doubtful accounts, contingencies, total costs in connection with service revenues, and income taxes including the valuation allowance for deferred tax assets.

While the Company believes that the estimates and assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates. Estimates and assumptions are periodically reviewed and the effects of revisions are reflected in the financial statements in the period they are determined to be necessary.

Fair Value of Financial Instruments

"The Company adopted ASC 820 “Fair Value Measurements,” which defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosures requirements for fair value measures. Current assets and current liabilities qualified as financial instruments and management believes their carrying amounts are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their current interest rate is equivalent to interest rates currently available. The three levels are defined as follow:

Level 1:Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2:Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3:Inputs to the valuation methodology are unobservable and significant to the fair value.

As of the balance sheet date, the estimated fair values of the financial instruments approximated their fair values due to the short-term nature of these instruments. Determining which category an asset or liability falls within the hierarchy requires significant judgment. The Company evaluates the hierarchy disclosures each year.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit and all other highly liquid instruments with original maturities of three months or less.

Statements of Cash Flows

In accordance with FASB ASC 830-230, “Statement of Cash Flows”, cash flows from the Company’s operations is calculated based upon the functional currency.  As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Accounts Receivable

Accounts receivable, net represent the amounts that the Company has an unconditional right to consideration, which are stated at the original amount less an allowance for doubtful receivables. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. The Company usually determines the adequacy of reserves for doubtful accounts based on individual account analysis and historical collection trends. The Company establishes a provision for doubtful receivables when there is objective evidence that the Company may not be able to collect amounts due. The allowance is based on management’s best estimates of specific losses on individual exposures, as well as a provision on historical trends of collections. The provision is recorded against accounts receivables balances, with a corresponding charge recorded in the consolidated statements of operations and comprehensive income (loss). Delinquent account balances are written off against the allowance for doubtful accounts after management has determined that the likelihood of collection is remote. In circumstances in which the Company receives payment for accounts receivable that have previously been written off, the Company reverses the allowance and bad debt.

Property, plant and equipment

Property and equipment primarily consist of cultivation equipment, office equipment, furniture, tools and construction in progress. Cultivation equipment, office equipment, furniture and tools are stated at cost less accumulated depreciation less any provision required for impairment in value. Depreciation is computed using the straight-line method based on the estimated useful lives as follows:

Office equipment and furniture	10 years
Computers and printers	2.5 years
Leasehold improvements	5 years (lease term)

Costs of repairs and maintenance are expensed as incurred and asset improvements are capitalized. The cost and related accumulated depreciation of assets disposed of or retired are removed from the accounts, and any resulting gain or loss is reflected in the consolidated statement of income.

Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. No impairment of long-lived assets was recognized for the years ended December 31, 2022 and 2021.

Operating lease

The Company leases are classified as operating leases in accordance with Topic 842. Under Topic 842, lessees are required to recognize the following for all leases (with the exception of short-term leases) on the commencement date: (i) lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (ii) right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term.

At the commencement date, the Company recognizes the lease liability at the present value of the lease payments not yet paid, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate for the same term as the underlying lease. The right-of-use asset is recognized initially at cost, which primarily comprises the initial amount of the lease liability, plus any initial direct costs incurred, consisting mainly of brokerage commissions, less any lease incentives received. All right-of-use assets are reviewed for impairment. No impairment for right-of-use lease assets incurred in  the years ended December 31, 2022 and 2021.

Concentration of Credit Risk

Financial instruments the Company holds that are subject to concentrations of credit risk are cash and accounts receivable arising from its normal business activities. The Company places its cash and restricted cash in what it believes to be credit-worthy financial institutions. The Company conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

For the year ended December 31, 2022 and 2021, customer A accounted for 91.5% and 90.1%, respectively, of the Company’s total revenues.

For the year ended December 31, 2022 and 2021, no vendor accounted for more than 10% of the Company’s total purchase.

Revenue Recognition

The Company adopted ASC 606 upon inception. Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation.

The Company currently generates its revenue from the following main sources:

Revenue from consultant services

QSC, QFL, and QTBS work together to provide business consultant services to customers. The revenue is recognized at the point in time when the consultant services promised are performed and accepted by the customers, which is generally when the consultant project is delivered to and accepted by the customer.

Revenue from Software Development

QR provides customers with software development and support service pursuant to their specific requirements, which primarily compose of custom application development, supporting, and training.  The Company generally recognized revenue at a point in time when control is transferred to the customers and the Company is entitled to the payment, or when the promised services are delivered and accepted by the customers.

Payments for services received in advance in accordance to the contract is recognized as deferred revenues when received.

Cost of Revenues

Cost of revenues primarily consists of salaries and related expenses (e.g. bonuses, employee benefits, statutory pension contribution, and payroll taxes) for personnel directly involved in the delivery of services and products directly to customers.

Comprehensive Income (Loss)

ASC 220 “Comprehensive Income” established standards for reporting and display of comprehensive income/loss, its components and accumulated balances. Components of comprehensive income/loss include net income/loss and foreign currency translation adjustments. The component of accumulated other comprehensive income (loss) consisted of foreign currency translation adjustments.

Income Taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

An uncertain tax position is recognized only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No significant penalties or interest relating to income taxes were incurred during the fiscal years ended December 31, 2021. In the year ended December 31, 2022, the Company recorded a tax penalty of MYR 260,530 (approximately $59,988). The Company does not believe there was any uncertain tax provision as of December 31, 2022.

QSC, QWT, QCV, QGE, QBT, QIB, and QR operate in Malaysia and are subject to the income tax laws of Malaysia. QFL and QTBS operate in Hong Kong and are subject to the income tax law of Hong Kong. As of December 31, 2022 and 2021, all of the Company’s tax returns remain open for statutory examination by relevant tax authorities.

Service taxes

Service tax is a consumption tax levied by Malaysian tax authorities and is charged on any taxable service income (including digital services) provided in Malaysia by a registered company in carrying on their business. The rate of service tax is 6% ad valorem for all taxable services. A taxable entity is a company that is registered or liable to be registered for service taxes. A company is liable to be registered if the total value of its taxable services for a 12-month period exceeds or is expected to exceed the prescribed registration threshold of MYR500,000 as consultancy, training or coaching services providers and digital and information technology services providers. Service taxes were recorded as a deduction against the Company’s gross revenue. Service taxes were nominal for the year ended December 31, 2021. In the year ended December 31, 2022, the Company recorded a penalty of MYR 333,908 (approximately $76,883).

Earnings per share

Basic earnings per ordinary share is computed by dividing net earnings attributable to ordinary shareholders by the weighted-average number of ordinary shares outstanding during the period. Diluted earnings per share is computed by dividing net income attributable to ordinary shareholders by the sum of the weighted average number of ordinary share outstanding and of potential ordinary share (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted earnings per share. For the years ended December 31, 2022 and 2021, the Company had no dilutive stocks.

Related Parties Transactions

The Company identifies related parties, and accounts for, discloses related party transactions in accordance with ASC 850, “Related Party Disclosures” and other relevant ASC standards.

A related party is generally defined as (i) any person that holds 10% or more of the Company’s securities and their immediate families, (ii) the Company’s management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered as a related party transaction when there is a transfer of resources or obligations between related parties. Related parties may be individuals or corporate entities.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated. It is not, however, practical to determine the fair value of amounts of related party transactions due to their related party nature.

Segment Reporting

ASC 280, “Segment Reporting,” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s chief operating decision maker organizes segments within the Company for making operating decisions assessing performance and allocating resources. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

Management determined the Company’s operations constitute two reportable segments in accordance with ASC 280, business consultant services and software development.

Recently Issued Accounting Pronouncements

In June 2016, the Financial Accounting Standards Board (the “FASB”) issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326) (“ASU 2016-13”), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. ASU 2016-13 was subsequently amended by ASU 2018-19, Codification Improvements to Topic 326, Financial Instruments – Credit Losses, ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments – Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments, and ASU 2019-05, Targeted Transition Relief. In November 2019, the FASB issued ASU 2019-10, which extends the effective date for adoption of ASU 2016-13. In November 2019, the FASB issued ASU 2019-11 to clarify its new credit impairment guidance in ASU 326. Accordingly, for public entities that are not smaller reporting entities, ASU 2016-13 and its amendments are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. For all other entities, this guidance and its amendments will be effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements.

Note 3GOING CONCERN

The financial statements have been prepared “assuming that we will continue as a going concern,” which contemplates that we will realize our assets and satisfy our liabilities and commitments in the ordinary course of business.

The Company incurred net losses of $2,248,932 and $68,581 for the years ended December 31, 2022 and 2021, respectively. In addition, the Company had accumulated deficit of $3,013,236 and $786,951 as of December 31, 2022 and 2021, respectively. These factors among others raise substantial doubt about the ability to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, The Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources by obtaining capital from directors/shareholders sufficient to meet its minimal operating expenses and seeking third party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4ACCOUNTS RECEIVABLE

Accounts receivable consists of the following:
	December 31,	December 31,
	2022	2021

Accounts receivable	$-	$240,178
Accounts receivable-related parties	2,054	-
Less: Allowance for doubtful accounts	-	-
Accounts receivable, net	$2,054	$240,178

Bad debt expense charged to operations was $0 for the years ended December 31, 2022 and 2021.

* Refer to Note 9 (1) – Related party transactions.

Note 5PROPERTY, PLANT AND EQUIPMENT

The following is a summary of property, plant and equipment:

	December 31,	December 31,
	2022	2021

Office equipment and furniture	5,017	4,917
Computers and printers	12,019	12,667
Leasehold improvements	20,444	21,547
Total	37,480	39,131
Less: Accumulated depreciation	(32,923)	(29,846)
Total property, plant and equipment, net	$4,557	$9,285

Depreciation expense charged to operations was $4,606 and $5,388 for the year ended December 31, 2022 and 2021, respectively.

Note 6ACCOUNTS PAYABLE

Accounts payable consist of the following:
	December 31,	December 31,
	2022	2021

Accounts payable	$10,840	$11,413
Accounts payable-related parties*	22,726	14,371
Total	$33,566	$25,784

* Refer to Note 9 (3) - Related party transaction.

Note 7ACCRUED EXPENSES

Accrued expenses consist of the following:
	December 31,	December 31,
	2022	2021

Accrued pension and employee benefit	$32,651	$8,884
Accrued professional fees	140,001	191,441
Accrued office expenses	8,601	4,777
Total	$181,253	$205,102

Note 8TAXES PAYABLE

Taxes payable consist of the following:
	December 31,	December 31,
	2022	2021

Malaysia income taxes payable	$115,947	$120,899
Malaysia services taxes payable	170,750	99,972
Hong Kong income taxes payable	730,479	539,482
Total	$1,017,176	$760,353

Note 9RELATED PARTY TRANSACTIONS

The Company had transactions with the following related parties:

Name of Related Party	Nature of Relationship

Mr. Yung Kong Chin	A director of the Company.
Mr. Hua Fung Chin	A director of the Company, and son of Mr. Yung Kong Chin.
Mr. Ting Teck Cheng	A director of the Company.
Richwood Ventures Berhad	A Malaysia company, Mr. Ting Teck Cheng is a director.
Panpay Holdings SDN BHD	A Malaysia company Mr. Ting Teck Cheng is a director.
Pantop Venture Capital SDN BHD	A Malaysia company owns 40% of QMIS Richwood Blacktech SDN BHD
Pantop Millennium SDN BHD	A Malaysia company owns 3% of QMIS Richwood Blacktech SDN BHD32,058
QMIS Financial Group Limited	A Hong Kong company, Mr. Yung Kong Chin is a director.

(1) Software development services provided to Richwood Ventures Berhad and Panpay Holdings SDN BHD

QMIS Richwood Blacktech SDN BHD ("QR") provides software development servicers to Richwood Ventures Berhad and Panpay Holdings SDN BHD. QR did not generate any revenue from software development services in the year ended December 2021. As of December 31, 2021, QR received advanced payment of $25,129 from Richwood Ventures Berhad, and recorded  the payment as deferred revenue. In the year ended December 31, 2022, QR generated revenue of $32,058 and $74,801 from Richwood Ventures Berhad and Panpay Holdings SDN BHD, respectively. As of December 31, 2022, accounts receivable from Richwood Ventures Berhad was $2,054, and deferred revenue from Panpay Holdings SDN BHD amounted to $1,500.

(2) Management fees paid to QMIS Financial Group Limited

QMIS Finance Limited ("QFL") and QMIS TBS Capital Group Corp. ("QTBS") paid management fees to QMIS Financial Group Limited for general and administrative services, such as office space and bookkeeping. The management fees amounted to $990,036 and $910,392 in the years ended December 31, 2022 and 2021, respectively. There was no outstanding balance for account payable to QMIS Finance Group Limited as of December 31, 2022 and 2021.

(3) Accounts payable to Pantop Milliennium SND BHD

Pantop Milliennium SND BHD has provided general and administrative services, such as office space and bookkeeping, to QMIS Richwood Blacktech SND BHD ("QR") since its inception in June 2021. The amount of the services was $31,831 and $14,371 for the year ended December 30, 2022 and 2021, respectively. The accounts payable to Pantop Milliennium SND BHD amounted to $22,726 and $14,371 as of December 31, 2022 and 2021, respectively.

(4) Due to related parties

Since QMIS Richwood Blacktech SND BHD ("QR") did not have a bank account until November 2022, Pantop Venture Capital SDN BHD has traditionally paid QR's expenses for its operation. These advanced payments are unsecured, non-interest bearing and payable on demand. There are no written agreements for these advances.

Due to lack of cash resource, Mr. Yung Kong Chin has financed the Company's operation. Whenever the Company needs cash resource, he loans money to the Company to support its operation. These loans are unsecured, non-interest bearing and payable on demand. There are no written agreements for these advances.

Due to related parties consists of the following:
	December 31,	December 31,
	2022	2021

Mr. Yung Kong Chin	$610,557	$1,182,070
Pantop Venture Capital SDN BHD	64,817	55,844
Total	$675,374	$1,237,914

(5) Compensation paid to directors

Mr. Yung Kong Chin and Mr. Huan Fund Chin lead the consultant service team which provides consultant services to customers. Their compensation were included in the costs of consultant services.

Compensation paid to directors consists of the following:
	For the Year Ended
	December 31,	December 31,
	2022	2021

Mr. Yung Kong Chin	$770,707	$1,397,502
Mr. Huan Fund Chin	65,756	65,242
Total	$836,463	$1,462,744

Note 10LEASES

The Company has operating leases for corporate offices, employees’ accommodation, and office equipment. These leases have initial lease terms of 12 months to 5 years. The Company has elected not to recognize lease assets and liabilities for leases with an initial term of 12 months or less.

The Operating lease right-of-use assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The discount rate used to calculate present value is incremental borrowing rate or, if available, the rate implicit in the lease. The Company determines the incremental borrowing rates for these leases based primarily on lease terms were 8% in Malaysia.

The components of lease costs, lease term and discount rate with respect of operating leases with an initial term of more than 12 months are as follows:

	For the Year Ended December 31,
	2022	2021

Operating lease cost	$25,035	$26,386

	December 31,	December 31,
	2022	2021

Weighted Average Remaining Lease Term - Operating leases	0.58 years	1.54 years

Weighted Average Discount Rate - Operating leases	8.00%	8.00%

As of December 31, 2022, future minimum lease payments under the non-cancelable lease agreements are as follows:

2023	$15,115
2024	368
Total lease payments	15,483
Less: imputed interest	(330)
Total lease liabilities	15,153
Less: current portion	14,796
Non-current lease liabilities	$357

Note 11INCOME TAXES

United States

QMIS USA is a company registered in the State of Delaware incorporated in November 21, 2019 and subjects to federal income tax at 21% statutory tax rate with respect to the profit generated from the United States.

Malaysia

QMIS Securitas Capital (M) SDN BHD, QMIS World Trade International SDN BHD, QMIS Capital Venture SDN BHD, QMIS Green Energy Berhad, QMIS Biotech Group Berhad, QMIS Investment Bank Limited, and QMIS Richwood Blacktech SDN BHD were incorporated in Malaysia, and accordingly are governed by the income tax laws of Malaysia. The income tax provision in respect of operations in Malaysia is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations, and practices. Under the Income Tax Act of Malaysia, enterprises incorporated in Malaysia are usually subject to a unified 24% enterprise income tax rate while prefer, tax holidays, and tax exemptions may be granted on a case-by-case basis. The tax rate for small and medium sized companies (generally companies incorporated in Malaysia with paid-in capital of MYR2,500,000 or less, and gross income of not more than MYR50 million) is 17% for the first MYR600,000 (or approximately $150,000) taxable income, with the remaining balance being taxed at the 24% rate.

Hong Kong

QMIS Financial Limited and QMIS TBS Capital Group Corp. were incorporated in Hong Kong, and accordingly are subject to income tax at 8.25% on the first HKD 2,000,000 profit and 16.5% on the remaining profits arising in or derived from Hong Kong.

The components of the income tax provision were as follows:
	For the Year ended
	December 31,	December 31,
	2022	2021
Current tax provision:
United States	$-	$-
Malaysia	-	-
Hong Kong	249,641	177,427
	249,641	177,427
Deferred tax provision:
United States	-	-
Malaysia	-	-
Hong Kong	-	-
	-	-
	$249,641	$177,427

Accounting for Uncertainty in Income Taxes

The local tax authority conducts periodic and ad hoc tax filing reviews on business enterprises after those enterprises complete their relevant tax filings. Therefore, the Company’s tax filings are subject to examination. It is therefore uncertain as to whether the local tax authority may take different views about the Company’s tax filings, which may lead to additional tax liabilities.

Note 12SEGMENT REPORTING

Revenue by service categories
	For the Year Ended December 31,
	2022	2021

Revenue
Consultant services	$1,154,912	$4,386,915
Software development	106,859	-
	1,261,771	4,386,915
Operating costs
Consultant services	3,106,725	4,270,558
Software development	150,756	-
	3,257,481	4,270,558
Income (loss) from operations
Consultant services	(1,951,813)	116,357
Software development	(43,897)	-
	(1,995,710)	116,357
Other income (expenses)
Consultant services	(3,581)	(7,511)
Software development	-	-
	(3,581)	(7,511)
Income (loss) before income tax expense
Consultant services	(1,955,394)	108,846
Software development	(43,897)	-
	(1,999,291)	108,846
Income tax expense
Consultant services	249,641	177,427
Software development	-	-
	249,641	177,427
Net income (loss)
Consultant services	(2,205,035)	(68,581)
Software development	(43,897)	-
	$(2,248,932)	$(68,581)

Capital expenditure
Consultant services	$352	$242
Software development	-	-
	$-	$-

	December 31,	December 31,
	2022	2021
Total assets
Consultant services	$27,973	$1,537,083
Software development	6,543	54,342
Other	180,839	194,866
	$215,355	$1,786,291

Note 13EQUITY CAPITAL

Authorized Capital

On the date of incorporation, the Company is authorized to issue 750,000,000 shares of common stock, par value $0.0001 per share. On October 7, 2020, the Company amended its Certificate of Incorporation to be authorized to issue 760,000,000 shares of stock, consisting of 750,000,000 shares of common stock having a par value of $0.0001 per share, and 10,000,000 shares of preferred stock having a par value of $0.0001 per share.

Issuance of Common Stock

On February 12, 2020, 300,000,000 shares of common stock were issued at par value $0.0001 per share to three directors as director fees, totaling $30,000.

Capital Stock Issued and Outstanding

As of December 31, 2022, and 2021, 300,000,000 shares of common stock were issued and outstanding, respectively, none share of preferred stock was issued and outstanding, respectively.

Note 14INITIAL DEPOSIT FOR ACQUISITION AGREEMENT

On April 30, 2020, the Company entered into a Broker/Dealer Purchase Agreement (the “Agreement”) with Richfield Orion International, LLC (the “Seller”), a Colorado Limited liability company, the sole owner of Richfield Orion International, Inc. (“Richfield”), a Colorado corporation. Pursuant to the Agreement, the Company acquired 100% equity ownership of Richfield for $75,000. Richfield is engaged in business as a broker-dealer registered with the U.S. Securities and Exchange Commission (“SEC”) and with the Financial Industry Regulatory Authority (“FINRA”) The Company has paid $25,000 as an initial deposit per the Agreement, via loan from Dr. Yung Kong Chin,  the Company’s CEO. The balance of the purchase price will be due on the final closing upon the receipt of the acceptance by FINRA of the Amended Member Agreement wherein the Company is acknowledged by FINRA as the sole owner of Richfield. In the event that FINRA should deny the acceptance of the Company as sole owner of Richfield, the Agreement shall immediately lapse. If the Agreement is null and void, funds that may have been previously paid to Seller in payment any interest or work on this Agreement shall default to Seller.

On November 4, 2022, the Company's Board of directors decided to terminate the Agreement between the Company and the Seller relating to the purchase of Richfield. Accordingly, the initial deposit of $25,000 was written off and included into other expenses.

Note 15CONVERTIBLE PROMISSORY NOTE

On October 30, 2020, the Company entered into an agreement to issue a convertible promissory note (the "Note") in the principal amount of one million five hundred thousand dollars ($1,500,000), to the Chairman of the Board and CEO, Dr. Yung Kong Chin. The Company will pay interest from the date of issuance of the Note on the unpaid principal balance at the annual rate of interest equal to eight percentage (8%) per six months, such principal and interest to be payable on demand. The Note is a general unsecured obligation of the Company. At any time, the unpaid principal amount of the Note and any unpaid interest accrued thereon can be converted into the Company's common stock at $1.50 per share. However, the Note has not been issued and no fund has been made to the Company at the date of this prospectus.  The Company and Dr. Chin anticipate that the Note will be issued in the second quarter of 2023.

Note 16CONTINGENCIES, RISKS AND UNCERTAINTIES

Foreign operation

The Company’s operations are carried out in Malaysia and Hong Kong. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments therein. In addition, the Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, rates and methods of taxation among other factors.

Liquidity risk

The Company is exposed to liquidity risk which is risk that it is unable to provide sufficient capital resources and liquidity to meet its commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, the Company will turn to other financial institutions and the shareholders to obtain short-term funding to meet the liquidity shortage.

Other risk

The Company’s business, financial condition and results of operations may also be negatively impacted by risks related to natural disasters, extreme weather conditions, health epidemics and other catastrophic incidents, such as the COVID-19 outbreak and spread, which could significantly disrupt the Company’s operations.

Note 17SUBSEQUENT EVENTS

On February 13, 2023, the Company entered into a share exchange agreements (the “Share Exchange Agreements”) with the shareholders of all 1,000,100 outstanding shares of common stock of QMIS Securities Capital SDN BHD (“QSC”), which was incorporated by the Companies Commission of Malaysia on January 13, 2015 under the Companies Act 1965 as a private limited company with the name Multi Securities Capital (M) SDN BHD, which was subsequently changed to QMIS Securities Capital (M) SDN BHD on March 19, 2015. The two QSC shareholders were Dr. Chin Yung Kong, the Company’s Chief Executive Officer, and Chin Hua Fung, Dr. Chin’s son.

Pursuant to the Share Exchange Agreements, Dr. Chin exchanged 700,070 shares of QSC common stock for 700,070 shares of the Company’s common stock.  Mr. Chin exchanged 300,030 shares of QSC common stock for 300,030 shares of the Company’s common stock.  Accordingly, the Company became the sole shareholder of QSC after the share exchanges.

QMIS TBS CAPITAL GROUP CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2023	2022
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$120,605	187,437
Accounts receivable, net (Note 4)	100,039	2,054
Prepaid expenses	322	-
Contract security deposit	8,062	8,506
Total Current Assets	229,028	197,997

Property, plant and equipment, net (Note 5)	3,430	4,557
Operating lease right of use asset, net (Note 10)	550	12,801
Total Assets	$233,008	215,355

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable (Note 6)	$36,441	33,566
Accrued expenses (Note 7)	251,685	181,253
Deferred revenue-related parties (Note 9 (1))	-	1,500
Taxes payable (Note 8)	983,996	1,017,176
Operating lease liabilities - current (Note 10)	860	14,796
Due to related parties (Note 9 (5))	761,195	675,374
Total Current Liabilities	2,034,177	1,923,665

Operating lease liabilities - noncurrent (Note 10)	114	357
Total Liabilities	2,034,291	1,924,022

Commitments and Contingencies (Note 15)	-	-

Shareholders' Equity:
Preferred stock, par value $0.0001, 10,000,000 shares authorized;0 share issued and outstanding as of December 31, 2022 and 2021	-	-
Common stock, par value $0.0001, 750,000,000 shares authorized; 301,000,100 shares issued and outstanding as of June 30, 2023 and December 31, 2022 *	30,100	30,100
Additional paid-in capital	1,251,350	1,251,350
Retained Earnings (Accumulated deficit)	(3,135,389)	(3,013,236)
Accumulated other comprehensive income	60,597	30,104
Total QMIS TBS Capital Group Corp. shareholders' equity	(1,793,342)	(1,701,682)
Non-controlling interest	(7,941)	(6,985)
Total Shareholders' Equity (Deficit)	(1,801,283)	(1,708,667)
Total Liabilities and Shareholders' Equity (Deficit)	$233,008	215,355

* Retrospectively restated for effect of share issuances on February 13, 2023.

The accompanying notes are an integral part of these unaudited consolidated financial statements.

QMIS TBS CAPITAL GROUP CORP. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Three Months Ended		For the Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2023	2022	2023	2022
Revenue
Consultant services	$319,937	$(1,638)	$1,096,284	$630,040
Software development and maintenance services-Related parties (Note 9 (1))	15,243	5,344	30,970	95,997
Software development and maintenance services	2,614	-	18,085	-
Total revenue	337,794	3,706	1,145,339	726,037

Costs of Revenue
Costs of consultant services	291,636	32,370	412,453	1,083,141
Costs of software development and maintenance services	11,741	1,748	31,138	65,367
Total of costs of revenue	303,377	34,118	443,591	1,148,508

Gross Profit	34,417	(30,412)	701,748	(422,471)

Operating Expenses

General and administrative expenses
Payroll and employee benefit	12,115	7,159	27,473	14,601
Depreciation expenses	997	1,166	2,133	2,367
Office expenses	68,346	13,338	80,816	26,643
Rental expenses	9,230	9,909	19,133	19,770
Due and subscription	5,300	115	39,550	33,435
Professional fees	191,802	43,921	245,867	91,885
Consultant fees	-	50,000	-	137,000
Management fees	-	10,000	-	30,000
Management fees-related party (Note 9 (2))	99,977	(2,120)	385,166	820,686
Advisory fee-related party (Note 9 (3))	3,600	-	7,205	-
Total general and administrative expenses	391,367	133,488	807,343	1,176,387

Total Operating Expenses	391,367	133,488	807,343	1,176,387

Income (Loss) from Operation	(356,950)	(163,900)	(105,595)	(1,598,858)

Other Income (Expenses)
Interest income	224	-	235	2
Gain (loss) on foreign currency transaction	(1,462)	299	573	7,491
Total Other Income (Expenses)	(1,238)	299	808	7,493

Loss before Provision for Income Tax	(358,188)	(163,601)	(104,787)	(1,591,365)

Provision for Income Tax	77	(1,027)	19,202	109,994

Net Income (Loss)	(358,265)	(162,574)	(123,989)	(1,701,359)

Less: net income attributable to non-controlling interest	(2,297)	(5,746)	(1,836)	2,633

Net income (loss) attributable to
QMIS TBS Capital Group Corp.	$(355,968)	$(156,828)	$(122,153)	$(1,703,992)

Other comprehensive income (loss)
Effects of foreign currency conversion	23,004	13,575	31,373	18,136
Total comprehensive income (loss)	(332,964)	(143,253)	(90,780)	(1,685,856)
Less: comprehensive income attributable to non-controlling interest	435	(852)	880	(981)
Comprehensive income (loss) attributable to
QMIS TBS Capital Group Corp.	$(333,399)	$(142,401)	$(91,660)	$(1,684,875)

Basic and Fully Diluted Loss per Share	$(0.00)	$(0.00)	$(0.00)	$(0.01)

Weighted average shares outstanding	301,000,100	301,000,100	301,000,100	301,000,100

The accompanying notes are an integral part of these unaudited consolidated financial statements.

QMIS TBS CAPITAL GROUP CORP. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)

				Retained	Accumulated	Total QMIS TBS		Total
	Ordinary Shares		Additional	Earnings	Other	Capital Group Corp.		Shareholders'
	Number of		Paid-in	(Accumulated	Comprehensive	Shareholders'	Non-controlling	Equity
	Shares*	Amount	Capital	Deficit)	Income (Loss)	Equity (Deficit)	Interest	(Deficit)
Balance at
January 1, 2023*	301,000,100	30,100	1,251,350	(3,013,236)	30,104	(1,701,682)	(6,985)	(1,708,667)

Net income	-	-	-	233,815	-	233,815	461	234,276

Foreign currency translation adjustment	-	-	-	-	7,924	7,924	445	8,369
Balances at
March 31, 2023*	301,000,100	30,100	1,251,350	(2,779,421)	38,028	(1,459,943)	(6,079)	(1,466,022)

Net income	-	-	-	(355,968)	-	(355,968)	(2,297)	(358,265)

Foreign currency translation adjustment	-	-	-	-	22,569	22,569	435	23,004.00
Balances at
June 30, 2023*	301,000,100	30,100	1,251,350	(3,135,389)	60,597	(1,793,342)	(7,941)	(1,801,283)

Balance at
January 1, 2022*	301,000,100	30,100	251,375	(786,951)	(17,445)	(522,921)	16,951	(505,970)

Capital contribution	-	-	999,975	-	-	999,975	-	999,975

Net income	-	-	-	(1,547,164)	-	(1,547,164)	8,379	(1,538,785)

Foreign currency translation adjustment	-	-	-	-	4,690	4,690	(129)	4,561
Balances at
March 31, 2022*	301,000,100	30,100	1,251,350	(2,334,115)	(12,755)	(1,065,420)	25,201	(1,040,219)

Net income	-	-	-	(156,828)	-	(156,828)	(5,746)	(162,574)

Foreign currency translation adjustment	-	-	-	-	14,427	14,427	(852)	13,575
Balances at
June 30, 2022*	301,000,100	30,100	1,251,350	(2,490,943)	1,672	(1,207,821)	18,603	(1,189,218)

* Retrospectively restated for effect of share issuances on February 13, 2023.

The accompanying notes are an integral part of these unaudited consolidated financial statements.

QMIS TBS CAPITAL GROUP CORP. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended
	June 30,	June 30,
	2023	2022

Cash Flows from Operating Activities

Net loss	$(123,989)	$(1,701,359)
Adjustments to reconcile net loss
Depreciation	2,133	2,367
Amortization of operating lease right-of-use assets	12,065	11,656
Changes in assets and liabilities
Accounts receivable	(102,706)	138,787
Prepaid expenses	(338)	52,891
Contract security deposit	(40)	1,177
Accounts payable	5,005	2,892
Accrued expenses	72,827	35,204
Taxes payable	(15,207)	109,993
Deferred revenue	(1,481)	6,955
Operating lease liabilities	(13,944)	(11,487)
Net cash used by operating activities	(165,675)	(1,350,924)

Cash Flows from Investing Activities
Purchase of property and equipment	(1,224)	(363)
Net cash provided (used) by investing activities	(1,224)	(363)

Cash Flows from Financing Activities
Shareholders capital contribution	-	999,975
Proceeds from related parties	116,707	70,106
Repayment to related parties	(17,889)	(943,054)
Net cash provided (used) by financing activities	98,818	127,027

Effect on changes in foreign exchange rate	1,249	(2,137)
Increase (decrease) in cash	(66,832)	(1,226,397)
Cash at beginning of period	187,437	1,409,794
Cash at end of period	$120,605	$183,397

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
Interest	$-	$-
Income tax	$34,353	$-

The accompanying notes are an integral part of these unaudited consolidated financial statements.

QMIS TBS CAPITAL GROUP CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - ORGANIZATION

QMIS TBS Capital Group Corp. (the “Company” or "QMIS USA") was incorporated in the state of Delaware on November 21, 2019, under the name TBS Capital Management Group Corp. The name was changed to QMIS TBS Capital Group Corp. on February 10, 2020.

On February 13, 2023, the Company entered into a share exchange agreements (the “Share Exchange Agreements”) with the shareholders of all 1,000,100 outstanding shares of common stock of QMIS Securities Capital SDN BHD (“QSC”), which was incorporated by the Companies Commission of Malaysia on January 13, 2015 under the Companies Act 1965 as a private limited company with the name Multi Securities Capital (M) SDN BHD, which was subsequently changed to QMIS Securities Capital (M) SDN BHD on March 19, 2015. The two QSC shareholders were Dr. Chin Yung Kong, the Company’s Chief Executive Officer, and Chin Hua Fung, Dr. Chin’s son.

Pursuant to the Share Exchange Agreements, Dr. Chin exchanged 700,070 shares of QSC common stock for 700,070 shares of the Company’s common stock. Dr. Chin exchanged 300,030 shares of QSC common stock for 300,030 shares of the Company’s common stock. Accordingly, the Company became the sole shareholder of QSC after the share exchanges.

The share exchanges have been accounted for as a recapitalization between entities under common control since the same controlling shareholders controlled these two entities before and after the transaction. The consolidation of the Company and its subsidiary has been accounted for at historical cost and prepared on the basis as if the transaction had become effective as of the beginning of the earliest period presented in the accompanying consolidated financial statements.

On November 16, 2015, QSC acquired 99.9% equity ownership interest of QMIS Capital Venture SDN BHD (“QCV”), which was incorporated by the Companies Commission of Malaysia on January 14, 2015, under the private limited company act with the name Diversified Multi Capital Venture (M) SDN BHD. Subsequently, the name was changed to QMIS Capital Venture SDN BHD on March 19, 2015.

On October 15, 2015, QSC acquired 69.99% equity ownership interest of QMIS World Trade International SDN BHD (“QWT”), and subsequently on November 27, 2015, QSC acquired anther 0.01% equity ownership interest in QWT, which was incorporated by the Companies Commission of Malaysia on 15 October 2014 under the private limited company act with the name of Santubong Business Trading SDN BHD. Subsequently, the name was changed to QMIS World Trade International SDN BHD on August 7, 2015.

On December 31, 2021, QSC acquired 100% equity ownership interest of QMIS TBS Capital Group Corporation Limited (“QTBS”), which was incorporated in Hong Kong on September 9, 2013, under the Companies Ordinance as a limited liability company under the name QMIS Huayin Finance Credit Limited. Subsequently, the name was changed to QMIS Ample Luck Financial Group Limited on July 19, 2018, and finally QMIS TBS Capital Group Corporation Limited on June 16, 2020.

On December 31, 2021, QSC acquired 100% equity ownership interest of QMIS Finance Limited (“QFL”), which was incorporated in Hong Kong on July 20, 2007, under the Companies Ordinance as a limited liability company with the name of Hua Xia Syndicate Financial Credit Limit. Subsequently, the name is changed to QMIS Syndicate Financial Credit Limited on February 21, 2014, and finally to QMIS Finance Limited on March 31, 2016.

On May 27, 2020, QFL, QSC, and QWT acquired 60%, 20%, and 20%, respectively, equity ownership interest in QMIS Green Energy Berhad (“QGE”), which was incorporated by the Companies Commission of Malaysia on May 27, 2020, under the private limited company act with the name of QMIS Waste Management Group Berhad. Subsequently, the name was changed to QMIS Green Energy Berhad on September 13, 2022.

On May 8, 2020, QFL, QSC, and QWT acquired 60%, 20%, and 20%, respectively, equity ownership interest in QMIS Biotech Group Berhad (“QBT”), which was incorporated by the Companies Commission of Malaysia on 8 May 2020 under the private limited company act with the name of QMIS Biotech Group Berhad. Subsequently, the name was changed to QMIS Biotech Group Berhad on May 29, 2020.

On June 22, 2020, QFL incorporated QMIS Investment Bank Limited (“QIB”) by the Labuan Financial Services Authority (LFSA) in Malaysia under the company limited by shares act with the name of QMIS Finance (L) Limited. Subsequently, the name was changed to QMIS Labuan Investment Bank Limited on March 24, 2021, and finally to QMIS Investment Bank Limited on 28 July 2022. QFL owns 100% equity ownership interest in QIB.

On June 21, 2021, QFL and four other shareholders incorporated QMIS Richwood Blacktech Sdn. Bhd. (“QR”) by the Companies Commission of Malaysia under the private limited company act. QFL owns 51% equity ownership interest in QR.

On August 3, 2023, QMIS Investment Bank Limited (“QIB”) and Dr. Chin incorporated a company, QMIS Micropay Berhad, in Kuala Lumpur, Malaysia. QIB and Dr. Chin own 60% and 40% of the ownership equity interests of QMIS Micropay Berhad, respectively. QMIS Micropay Berhad plans to carry on the business of electronic payments and transactions but had not engaged in any business operation as of the date of this prospectus.

The Company’s organizational chart after the share exchanges and other transactions discussed above was as follows:

As of the date of this prospectus, QMIS USA was a holding company. QSC, QFL, and QTBS work together to provide consultant services. QR is engaged in the business of software development. Beginning from early 2023, QR generates revenue from the usage of an online payment software, QRPay, which is maintained by QR. None of the other subsidiaries were engaged in business operations as of the date of this prospectus.

Except as set forth in the relevant discussion, QMIS USA, QSC, QFL, QTBS, QR, QIB, QGE, QBT, QWT, and QCV are hereafter referred to collectively as the Company.

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The unaudited consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

These unaudited interim consolidated financial statements do not include all of the information and disclosure required by the U.S. GAAP for complete financial statements. Interim results are not necessarily indicative of results for a full year. In the opinion of management, all adjustments consisting of normal recurring nature considered necessary for a fair presentation of the financial position and the results of operations and cash flows for the interim periods have been included. The unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes for the year ended December 31, 2022.

Non-controlling Interest

Non-controlling interest in the consolidated balance sheets represents the portion of the equity in the subsidiaries not attributable, directly or indirectly, to the Company. The portion of the income or loss applicable to the non-controlling interest in subsidiaries is also separately reflected in the consolidated statements of operations and comprehensive income (loss).

Foreign Currency Translation

The accompanying consolidated financial statements are presented in United States Dollar (“US$”), which is the reporting currency of the Company. The functional currency of QSC, QWT, QCV, QGE, QBT, and QR are Malaysian Ringgit (“MYR”). The functional currency of QFL and QTBS are Hong Kong dollar ("HKD"). The functional currency of QMIS USA and QIB is US$.

Each subsidiary of the Company maintains its books and records in its respective functional currency. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. The resulting exchange differences are recorded in the statements of operations.

The reporting currency of QMIS USA is the United States Dollar, and the accompanying consolidated financial statements have been expressed in US$. In accordance with ASC Topic 830-30, “Translation of Financial Statements,” assets and liabilities of the Company whose functional currency is not US$ are translated into US$, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from the translation of financial statements are recorded as a separate component of accumulated other comprehensive gain (loss) within the statements of changes in shareholders’ deficit.

The exchange rates used for foreign currency translation were as follows:

US$1 = HKD

Period Covered	Balance Sheet Date Rates	Average Rates

Six months ended June 30, 2023	7.8363	7.8394
Six months ended June 30, 2022	7.8472	7.8260

US$1 = MYR

Period Covered	Balance Sheet Date Rates	Average Rates

Six months ended June 30, 2023	4.6650	4.4559
Six months ended June 30, 2022	4.4075	4.2710

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates and judgments on historical experience and on various other assumptions and information that are believed to be reasonable under the circumstances. Estimates and assumptions of future events and their effects cannot be perceived with certainty and, accordingly, these estimates may change as new events occur, as more experience is acquired, as additional information is obtained and as operating environment changes. Significant estimates and assumptions by management include, among others, estimated life and impairment of long-lived assets, allowance for doubtful accounts, contingencies, and income taxes including the valuation allowance for deferred tax assets.

While the Company believes that the estimates and assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates. Estimates and assumptions are periodically reviewed, and the effects of revisions are reflected in the financial statements in the period they are determined to be necessary.

Fair Value of Financial Instruments

The Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820 “Fair Value Measurements,” which defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosures requirements for fair value measures. Current assets and current liabilities qualified as financial instruments and management believes their carrying amounts are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their current interest rate is equivalent to interest rates currently available. The three levels are defined as follow:

Level 1: Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2: Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3: Inputs to the valuation methodology are unobservable and significant to the fair value.

As of the balance sheet date, the estimated fair values of the financial instruments approximated their fair values due to the short-term nature of these instruments. Determining which category an asset or liability falls within the hierarchy requires significant judgment. The Company evaluates the hierarchy disclosures each year.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit and all other highly liquid instruments with original maturities of three months or less.

Statements of Cash Flows

In accordance with ASC 830-230, “Statement of Cash Flows,” cash flows from the Company’s operations are calculated based upon the functional currency. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Accounts Receivable

Accounts receivable, net represent the amounts that the Company has an unconditional right to consideration, which are stated at the original amount less an allowance for doubtful receivables. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. The Company usually determines the adequacy of reserves for doubtful accounts based on individual account analysis and historical collection trends. The Company establishes a provision for doubtful receivables when there is objective evidence that the Company may not be able to collect amounts due. The allowance is based on management’s best estimates of specific losses on individual exposures, as well as a provision on historical trends of collections. The provision is recorded against accounts receivables balances, with a corresponding charge recorded in the consolidated statements of operations and comprehensive income (loss). Delinquent account balances are written off against the allowance for doubtful accounts after management has determined that the likelihood of collection is remote. In circumstances in which the Company receives payment for accounts receivable that have previously been written off, the Company reverses the allowance and bad debt.

Property, plant and equipment

Property and equipment primarily consist of cultivation equipment, office equipment, furniture, tools and construction in progress. Cultivation equipment, office equipment, furniture and tools are stated at cost less accumulated depreciation less any provision required for impairment in value. Depreciation is computed using the straight-line method based on the estimated useful lives as follows:

Office equipment and furniture	10 years
Computers and printers	2.5 years
Leasehold improvements	5 years (lease term)

Costs of repairs and maintenance are expensed as incurred and asset improvements are capitalized. The cost and related accumulated depreciation of assets disposed of or retired are removed from the accounts, and any resulting gain or loss is reflected in the consolidated statement of income.

Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. No impairment of long-lived assets was recognized for the six months ended June 30, 2023 and 2022.

Operating lease

The Company’s leases are classified as operating leases in accordance with ASC Topic 842, “Leases.” Under Topic 842, lessees are required to recognize the following for all leases (with the exception of short-term leases) on the commencement date: (i) lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (ii) right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term.

At the commencement date, the Company recognizes the lease liability at the present value of the lease payments not yet paid, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate for the same term as the underlying lease. The right-of-use asset is recognized initially at cost, which primarily comprises the initial amount of the lease liability, plus any initial direct costs incurred, consisting mainly of brokerage commissions, less any lease incentives received. All right-of-use assets are reviewed for impairment. No impairment for right-of-use lease assets incurred in the six months ended June 30, 2023 and 2022.

Concentration of Credit Risk

Financial instruments the Company holds that are subject to concentrations of credit risk are cash and accounts receivable arising from its normal business activities. The Company places its cash and restricted cash in what it believes to be credit-worthy financial institutions. The Company conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

For the six months ended June 30, 2023 and 2022, customer A accounted for 95.7% and 86.7%, respectively, of the Company’s total revenues.

For the six months ended June 30, 2023 and 2022, no vendor accounted for more than 10% of the Company’s total purchases.

Revenue Recognition

The Company adopted ASC 606, “Revenue from Contracts with Customers,” upon inception. Under ASC 606, revenue is recognized when a customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation.

The Company currently generates its revenue from the following main sources:

Revenue from consultant services

QSC, QFL, and QTBS work together to provide business consultant services to customers. The revenue is recognized at the point in time when the consultant services promised are performed and accepted by the customers, which is generally when the consultant project is delivered to and accepted by the customer.

Revenue from Software Development and maintenance services

QR provides customers with software development and maintenance services pursuant to their specific requirements, which primarily compose of custom application development, supporting, and training. The Company generally recognizes revenue at a point in time when control is transferred to the customers and the Company is entitled to the payment, or when the promised services are delivered and accepted by the customers.

Beginning from early 2023, QR generates revenue from the usage of an online payment software, QRPay, which is maintained by QR. QR recognizes such revenue at a point in time when the related online payment transaction is successfully completed and QR is entitled to the revenue.

Payments for services received in advance in accordance with the contract are recognized as deferred revenues when received.

Cost of Revenues

Cost of revenues primarily consists of salaries and related expenses (e.g., bonuses, employee benefits, statutory pension contribution, and payroll taxes) for personnel directly involved in the delivery of services and products directly to customers.

Comprehensive Income (Loss)

ASC 220, “Comprehensive Income,” established standards for reporting and display of comprehensive income/loss, its components and accumulated balances. Components of comprehensive income/loss include net income/loss and foreign currency translation adjustments. The component of accumulated other comprehensive income (loss) consisted of foreign currency translation adjustments.

Income Taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

An uncertain tax position is recognized only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred.

QSC, QWT, QCV, QGE, QBT, QIB, and QR operate in Malaysia and are subject to the income tax laws of Malaysia. QFL and QTBS operate in Hong Kong and are subject to the income tax law of Hong Kong. As of June 30, 2023, and December 31, 2022, all of the Company’s tax returns remain open for statutory examination by relevant tax authorities.

The Company accounts for income taxes in interim periods in accordance with FASB ASC 740-270, “Interim Reporting.” The Company has determined an estimated annual effective tax rate. The rate will be revised, if necessary, as of the end of each successive interim period during the Company's fiscal year to its best current estimate. The estimated annual effective tax rate is applied to the year-to-date ordinary income (or loss) at the end of the interim period.

Service taxes

Service tax is a consumption tax levied by Malaysian tax authorities and is charged on any taxable service income (including digital services) provided in Malaysia by a registered company in carrying on their business. The rate of service tax is 6% ad valorem for all taxable services. A taxable entity is a company that is registered or liable to be registered for service taxes. A company is liable to be registered if the total value of its taxable services for a 12-month period exceeds or is expected to exceed the prescribed registration threshold of MYR500,000 as consultancy, training or coaching services providers and digital and information technology services providers. QSC, QWT, QCV, QGE, QBT, and QR are all subject to these service taxes. Service taxes were recorded with respect to these Malaysian subsidiaries as a deduction against the Company’s gross revenue.

Earnings per share

Basic earnings per ordinary share is computed by dividing net earnings attributable to ordinary shareholders by the weighted-average number of ordinary shares outstanding during the period. Diluted earnings per share is computed by dividing net income attributable to ordinary shareholders by the sum of the weighted average number of ordinary share outstanding and of potential ordinary share (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted earnings per share. For the six months ended June 30, 2023 and 2022, the Company had no dilutive stocks.

Related Parties Transactions

The Company identifies related parties, and accounts for, discloses related party transactions in accordance with ASC 850, “Related Party Disclosures,” and other relevant ASC standards.

A related party is generally defined as (i) any person that holds 10% or more of the Company’s securities and their immediate families, (ii) the Company’s management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered as a related party transaction when there is a transfer of resources or obligations between related parties. Related parties may be individuals or corporate entities.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated. It is not, however, practical to determine the fair value of amounts of related party transactions due to their related party nature.

Segment Reporting

ASC 280, “Segment Reporting,” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s chief operating decision maker organizes segments within the Company for making operating decisions assessing performance and allocating resources. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

Management determined the Company’s operations constitute two reportable segments in accordance with ASC 280, business consultant services and software development and maintenance services.

Recently Issued Accounting Pronouncements

In August 2020, the FASB issued Accounting Standards Update (“ASU”) 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470- 20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity. This ASU (1) simplifies the accounting for convertible debt instruments and convertible preferred stock by removing the existing guidance in ASC 470-20, Debt: Debt with Conversion and Other Options, that requires entities to account for beneficial conversion features and cash conversion features in equity, separately from the host convertible debt or preferred stock; (2) revises the scope exception from derivative accounting in ASC 815-40 for freestanding financial instruments and embedded features that are both indexed to the issuer’s own stock and classified in stockholders’ equity, by removing certain criteria required for equity classification; and (3) revises the guidance in ASC 260, Earnings Per Share, to require entities to calculate diluted earnings per share (EPS) for convertible instruments by using the if-converted method. In addition, entities must presume share settlement for purposes of calculating diluted EPS when an instrument may be settled in cash or shares. For SEC filers, excluding smaller reporting companies, ASU 2020-06 is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020. For all other entities, ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Entities should adopt the guidance as of the beginning of the fiscal year of adoption and cannot adopt the guidance in an interim reporting period. The Company is currently evaluating the impact that ASU 2020-06 may have on its consolidated financial statement presentation and related disclosures.

In March 2023, the FASB issued ASU 2023-01, Lease (Topic 842): Common Control Arrangements, which clarifies the accounting for leasehold improvements associated with leases between entities under common control (hereinafter referred to as common control lease). ASU 2023-01 requires entities to amortize leasehold improvements associated with common control lease over the useful life to the common control group (regardless of the lease term) as long as the lessee controls the use of the underlying asset through a lease, and to account for any remaining leasehold improvements as a transfer between entities under common control through an adjustment to equity when the lessee no longer controls the underlying asset. This ASU will be effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted for both interim and annual financial statements that have not yet been made available for issuance. An entity may apply ASU 2023-01 either prospectively or retrospectively. The Company is currently evaluating the impact that the adoption of ASU 2023-01 will have on its consolidated financial statement presentation and disclosures.

Note 3 - GOING CONCERN

The financial statements have been prepared “assuming that we will continue as a going concern,” which contemplates that we will realize our assets and satisfy our liabilities and commitments in the ordinary course of business.

The Company incurred a loss of $123,989 and $1,701,359 for the six months ended June 30, 2023 and 2022, respectively. The Company also had working capital deficit of $1,810,863 and $1,725,668 as of June 30, 2023, and December 31, 2022, respectively. In addition, the Company had accumulated deficit of $3,135,389 and $3,013,236 as of June 30, 2023, and December 31, 2022, respectively. These factors among others raise substantial doubt about the ability to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources by obtaining capital from directors/shareholders sufficient to meet its minimal operating expenses and seeking third party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 - ACCOUNTS RECEIVABLE

Accounts receivable consists of the following:

	June 30,	December 31,
	2023	2022

Accounts receivable	$100,039	$-
Accounts receivable-related parties*	-	2,054
Less: Allowance for doubtful accounts	-	-
Accounts receivable, net	$100,039	$2,054

Bad debt expense charged to operations was $0 for the six months ended June 30, 2023 and 2022.

* Refer to Note 9 (1) - Related party transactions.

Note 5 - PROPERTY, PLANT AND EQUIPMENT

The following is a summary of property, plant and equipment:

	June 30,	December 31,
	2023	2022

Office equipment and furniture	$5,902	$5,017
Computers and printers	11,337	12,019
Leasehold improvements	19,283	20,444
Total	36,522	37,480
Less: Accumulated depreciation	(33,092)	(32,923)
Total property, plant and equipment, net	$3,430	$4,557

Depreciation expense charged to operations was $2,133 and $2,367 for the six months ended June 30, 2023 and 2022, respectively.

Note 6 - ACCOUNTS PAYABLE

Accounts payable consist of the following:

	June 30,	December 31,
	2023	2022

Accounts payable	$-	$10,840
Accounts payable-related parties*	36,441	22,726
Total	$36,441	$33,566

* Refer to Note 9 (4) - Related party transaction.

Note 7 - ACCRUED EXPENSES

Accrued expenses consist of the following:

	June 30,	December 31,
	2023	2022

Accrued pension and employee benefit	$31,919	$32,651
Accrued professional fees	211,592	140,001
Accrued office expenses	8,174	8,601
Total	$251,685	$181,253

Note 8 - TAXES PAYABLE

Taxes payable consist of the following:

	June 30,	December 31,
	2023	2022

Malaysia income taxes payable	$76,552	$115,947
Malaysia services taxes payable	161,004	170,750
Hong Kong income taxes payable	746,440	730,479
Total	$983,996	$1,017,176

Note 9 - RELATED PARTY TRANSACTIONS

The Company had transactions with the following related parties:

Name of Related Party	Nature of Relationship

Dr. Yung Kong Chin	CEO and a director of the Company.
Mr. Hua Fung Chin	A director of the Company and son of Mr. Yung Kong Chin.
Mr. Ting Teck Sheng	A director of the Company.
Ms. Tingting Gu	A director of the Company.
Mr. Kar Yee Ong	CFO and a director of the Company.
Richwood Ventures Berhad	A Malaysia company of which Mr. Ting Teck Sheng is a director.
Panpay Holdings SDN BHD	A Malaysia company of which Mr. Ting Teck Sheng is a director.
Pantop Venture Capital SDN BHD	A Malaysia company which owns 40% of QMIS Richwood Blacktech SDN BHD
Pantop Millennium SDN BHD	A Malaysia company which owns 3% of QMIS Richwood Blacktech SDN BHD
QMIS Financial Group Limited	A Hong Kong company of which Mr. Yung Kong Chin is a director.
QMIS Asset Management Limited	A Hong Kong company of which Ms. Tingting Gu is a director.

(1) Software development and maintenance services provided to Richwood Ventures Berhad and Panpay Holdings SDN BHD

QMIS Richwood Blacktech SDN BHD ("QR") provides software development and maintenance services to Richwood Ventures Berhad and Panpay Holdings SDN BHD. In the six months ended June 30, 2023, QR generated revenue of $10,323 and $20,647 from Richwood Ventures Berhad and Panpay Holdings SDN BHD, respectively. In the six months ended March 31, 2022, QR generated revenue of $28,799 and $67,198 from Richwood Ventures Berhad and Panpay Holdings SDN BHD, respectively. As of June 30, 2023, accounts receivable from Richwood Ventures Berhad was $0, and deferred revenue from

Panpay Holdings SDN BHD amounted to $0. As of December 31, 2022, accounts receivable from Richwood Ventures Berhad was $2,054, and deferred revenue from Panpay Holdings SDN BHD amounted to $1,500.

(2) Management fees paid to QMIS Financial Group Limited

QMIS Finance Limited ("QFL") and QMIS TBS Capital Group Corp. ("QTBS") paid management fees as needed to QMIS Financial Group Limited for business advice and general and administrative services, such as office space and bookkeeping. The management fees amounted to $385,166 and $820,686 in the six months ended June 30, 2023 and 2022, respectively. There was no outstanding balance for accounts payable to QMIS Finance Group Limited as of June 30, 2023, and December 31, 2022, respectively.

(3) Advisory fees paid to QMIS Asset Management Limited

QFL and QTBS paid advisory fees to QMIS Asset Management Limited for business advice as needed. The advisory fees amounted to $7,205 and $0 in the six months ended June 31, 2023 and 2022, respectively. There was no outstanding balance for accounts payable to QMIS Asset Management Limited as of June 30, 2023, and December 31, 2022, respectively.

(4) Accounts payable to Pantop Millennium SND BHD

Pantop Millennium SND BHD has provided operating support and general and administrative services, such as office space and bookkeeping, to QR since QR’s inception in June 2021. The amount of the services was $20,198 and $14,048 for the six months ended June 31, 2023 and 2022, respectively. The accounts payable to Pantop Millennium SND BHD amounted to $36,441 and $22,726 as of June 30, 2023, and December 31, 2022, respectively.

(5) Due to related parties

Because QR did not have a bank account until November 2022, Pantop Venture Capital SDN BHD has traditionally paid QR's expenses for its operation. These advanced payments are unsecured, non-interest bearing and payable on demand. There are no written agreements for these advances.

Due to lack of cash resources, Dr. Yung Kong Chin has financed the Company's operations. From time to time, Dr. Chin has lent funds to the Company to support its operations. These loans are unsecured, non-interest bearing and payable on demand. There are no written agreements for these advances.

Dr. Yung Kong Chin, Mr. Hua Fung Chin, Mr. Kar Yee Ong, and Ms. Tingting Gu lead the consultant service team which provides consultant services to customers. Their compensation was included in the costs of consultant services, and was accrued if they were not paid as of the balance sheet date.

Due to related parties consists of the following:

	June 30,	December 31,
	2023	2022

Dr. Yung Kong Chin	$680,186	$610,557
Pantop Venture Capital SDN BHD	69,434	64,817
Ms. Tingting Gu	6,471	-
Mr. Kar Yee Ong	5,104	-
Total	$761,195	$675,374

(6) Compensation paid to directors

As noted above, Dr. Yung Kong Chin, Mr. Hua Fung Chin, Mr. Kar Yee Ong, and Ms. Tingting Gu lead the consultant service team which provides consultant services to customers. Their compensation was included in the costs of consultant services.

Compensation paid to directors consists of the following:

	For the Six Months Ended June 30,
	2023	2022

Dr. Yung Kong Chin	$253,201	$417,314
Mr. Hua Fung Chin	35,648	33,327
Ms. Tingting Gu	5,102	-
Mr. Kar Yee Ong	5,102	-
Total	$299,053	$450,641

Note 10 - LEASES

The Company has operating leases for corporate offices, employees’ accommodations, and office equipment. These leases have initial lease terms of 12 months to 5 years. The Company has elected not to recognize lease assets and liabilities for leases with an initial term of 12 months or less.

The Operating lease right-of-use assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. The discount rate used to calculate present value is the incremental borrowing rate or, if available, the rate implicit in the lease. The Company determines the incremental borrowing rates for these leases based primarily on lease terms, which were 8% in Malaysia.

The components of lease costs, lease term and discount rate with respect of operating leases with an initial term of more than 12 months are as follows:

	For the Six Months Ended
	June 30,	June 30,
	2023	2022

Operating lease cost	$12,361	$12,497

	June 30,	December 31,
	2023	2022

Weighted Average Remaining Lease Term - Operating leases	1.25 years	0.58 years

Weighted Average Discount Rate - Operating leases	8.00%	8.00%

As of June 30, 2023, future minimum lease payments under the non-cancelable lease agreements are as follows:

June 30,
2023

2023	$887
2024	116
Total lease payments	1,003
Less: imputed interest	(29)
Total lease liabilities	974
Less: current portion	860
Non-current lease liabilities	$114

Note 11 - INCOME TAXES

United States

QMIS USA is a company registered in the State of Delaware incorporated in November 21, 2019, and is subject to federal income tax at 21% statutory tax rate with respect to the profit generated from the United States.

Malaysia

QMIS Securities Capital (M) SDN BHD (“QSC”); QMIS World Trade International SDN BHD (“QWT”) and QMIS Capital Venture SDN BHD (subsidiaries of QSC); QMIS Green Energy Berhad and QMIS Biotech Group Berhad (jointly owned by QSC, QMIS Finance Limited (“QFL”), and QWT); and QMIS Investment Bank Limited, and QMIS Richwood Blacktech SDN BHD (owned 100% and 51%, respectively, by QFL) were incorporated in Malaysia, and accordingly are governed by the income tax laws of Malaysia. The income tax provision in respect of operations in Malaysia is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations, and practices. Under the Income Tax Act of Malaysia, enterprises incorporated in Malaysia are usually subject to a unified 24% enterprise income tax rate while prefer, tax holidays, and tax exemptions may be granted on a case-by-case basis. The tax rate for small and medium sized companies (generally companies incorporated in Malaysia with paid-in capital of MYR2,500,000 or less, and gross income of not more than MYR50 million) is 17% for the first MYR600,000 (or approximately $150,000) taxable income, with the remaining balance being taxed at the 24% rate.

Hong Kong

QMIS Finance Limited and QMIS TBS Capital Group Corp. were incorporated in Hong Kong, and accordingly are subject to income tax at 8.25% on the first HKD 2,000,000 profit and 16.5% on the remaining profits arising in or derived from Hong Kong.

The components of the income tax provision were as follows:

	For the Six Months ended
	June 30,	June 30,
	2023	2022
Current tax provision:
United States	$-	$-
Malaysia	-	-
Hong Kong	19,202	109,994
	19,202	109,994
Deferred tax provision:
United States	-	-
Malaysia	-	-
Hong Kong	-	-
	-	-
	$19,202	$109,994

Accounting for Uncertainty in Income Taxes

The local tax authority conducts periodic and ad hoc tax filing reviews on business enterprises after those enterprises complete their relevant tax filings. Therefore, the Company’s tax filings are subject to examination. It is therefore uncertain as to whether the local tax authority may take different views about the Company’s tax filings, which may lead to additional tax liabilities.

Note 12 - SEGMENT REPORTING

Revenue by service categories

	For the Six Months Ended
	June 30,	June 30,
	2023	2022
Revenue
Consultant services	$1,096,284	$630,040
Software development and maintenance services	49,055	95,997
	1,145,339	726,037
Operating costs
Consultant services	1,199,119	2,235,400
Software development and maintenance services	51,815	89,495
	1,250,934	2,324,895
Income (loss) from operations
Consultant services	(102,835)	(1,605,360)
Software development and maintenance services	(2,760)	6,502
	(105,595)	(1,598,858)
Other income (expenses)
Consultant services	808	7,493
Software development and maintenance services	-	-
	808	7,493
Income (loss) before income tax expense
Consultant services	(102,027)	(1,597,867)
Software development and maintenance services	(2,760)	6,502
	(104,787)	(1,591,365)
Income tax expense
Consultant services	19,202	109,994
Software development and maintenance services	-	-
	19,202	109,994
Net income (loss)
Consultant services	(121,229)	(1,707,861)
Software development and maintenance services	(2,760)	6,502
	$(123,989)	$(1,701,359)

Capital expenditure
Consultant services	$-	$363
Software development and maintenance services	1,224	-
	$1,224	$363

	June 30,	December 31,
	2023	2022
Total assets
Consultant services	$49,535	$27,973
Software development and maintenance services	13,703	6,543
Other	169,770	180,839
	$233,008	$215,355

Note 13 - EQUITY CAPITAL

Authorized Capital

On the date its of incorporation, QMIS USA was authorized to issue 750,000,000 shares of common stock, par value $0.0001 per share. On October 7, 2020, the Company amended its Certificate of Incorporation to be authorized to issue 760,000,000 shares of stock, consisting of 750,000,000 shares of common stock having a par value of $0.0001 per share, and 10,000,000 shares of preferred stock having a par value of $0.0001 per share.

Issuance of Common Stock

On February 12, 2020, 300,000,000 shares of common stock were issued at par value $0.0001 per share to three directors as director fees, totaling $30,000.

On February 13, 2023, a total of 1,000,100 shares of common stock were issued to Dr. Chin Yung Kong and Mr. Chin Hua Fung for acquisition of QMIS Securities Capital SDN BHD.

Capital Stock Issued and Outstanding

As of June 30, 2023, and December 31, 2022, 301,000,100 shares of common stock were issued and outstanding, respectively, and no shares of preferred stock were issued and outstanding, respectively. The number of shares reflects the retrospective presentation of the share issuance on February 13, 2023 for acquisition of QMIS Securities Capital SDN BHD, due to the recapitalization between entities under common control.

Note 14 - CONVERTIBLE PROMISSORY NOTE

On October 30, 2020, the Company entered into an agreement to issue a convertible promissory note (the "Note") in the principal amount of one million five hundred thousand dollars ($1,500,000), to the Chairman of the Board and CEO, Dr. Yung Kong Chin. The Company will pay interest from the date of issuance of the Note on the unpaid principal balance at the annual rate of interest equal to eight percent (8%) per six months, such principal and interest to be payable on demand. The Note is a general unsecured obligation of the Company. At any time, the unpaid principal amount of the Note and any unpaid interest accrued thereon can be converted into the Company's common stock at $1.50 per share. However, the Note has not been issued and no fund has been made to the Company at the date of this prospectus. The Company and Dr. Chin anticipate that the Note will be issued in the fourth quarter of 2023.

Note 15 - CONTINGENCIES, RISKS AND UNCERTAINTIES

Foreign operation

The Company’s operations are carried out in Malaysia and Hong Kong. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments therein. In addition, the Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, rates and methods of taxation among other factors.

Liquidity risk

The Company is exposed to liquidity risk which is the risk that the Company is unable to provide sufficient capital resources and liquidity to meet its commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, the Company will turn to other financial institutions and the shareholders to obtain short-term funding to meet the liquidity shortage.

Other risk

The Company’s business, financial condition and results of operations may also be negatively impacted by risks related to natural disasters, extreme weather conditions, health epidemics and other catastrophic incidents, such as the COVID-19 outbreak and spread, which could significantly disrupt the Company’s operations.

Note 16 - SUBSEQUENT EVENTS

On August 3, 2023, QMIS Investment Bank Limited (“QIB”) and Dr. Chin incorporated a company, QMIS Micropay Berhad, in Kuala Lumpur, Malaysia. QIB and Dr. Chin own 60% and 40% of the ownership equity interests of QMIS Micropay Berhad, respectively. QMIS Micropay Berhad plans to carry on the business of electronic payments and transactions but had not engaged in any business operation as of the date of this prospectus.

_________________ Shares

QMIS TBS Capital Group Corp.

PROSPECTUS

, 2023

Pacific Century Securities LLC

_____________________

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.

Until , 2023, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter with respect to their unsold subscriptions.

The date of this prospectus is , 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.     Other Expenses of Issuance and Distribution.

The estimated approximate expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC/FINRA Expenses		_________
Accounting fees and expenses		_________
Printing and road show expenses		_________
Reimbursement to underwriters for expenses		_________
Legal fees and expenses		_________
Nasdaq listing and filing fees		_________
Miscellaneous		_________
Total	$

Item 14.     Indemnification of Directors and officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act. Our certificate of incorporation that will be in effect immediately prior to the closing of this offering permits indemnification of our directors, officers, employees, and other agents to the maximum extent permitted by the Delaware General Corporation Law, and our bylaws that will be in effect immediately prior to the closing of this offering provide that we will indemnify our directors and executive officers and permit us to indemnify our other officers, employees, and agents, in each case to the maximum extent permitted by the Delaware General Corporation Law.

The indemnification provisions in our certificate of incorporation and bylaws that will each be in effect immediately prior to the closing of this offering and the indemnification agreements that we have entered into or will enter into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving a director or officer of ours regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.

Certain of our non-employee directors may, through their relationships with their employers, be insured and/ or indemnified against certain liabilities incurred in their capacity as members of our board of directors.

The underwriting agreement filed as Exhibit 1.1 to this registration statement will provide for indemnification by the underwriters of us and our officers and directors for certain liabilities arising under the Securities Act or otherwise.

Item 15.     Recent Sales of Unregistered Securities.

In the period between July to September 2022, the Company entered into certain initial securities subscription agreement (the “Purchase Agreement”), with certain investors (the “Investors”) pursuant to which the Company issued 625,400 shares of common stock for an aggregate amount of $578,000.

On July 1, 2022, the Company entered into a Listing Service Agreement substantially in the form as Exhibit 10.3 attached hereto (the “BC Agreement”) with Broad Capital Assets Management Ltd. (“Broad Capital”) and Chin Yung Kong, pursuant to which the Company issued up to an aggregate of 36,360,012 shares of common stock as a consideration for the consulting services provided by Broad Capital.

On August 12, 2021, the Company entered into a Technical Consultation and Service Agreement substantially in the form as Exhibit 10.4 attached hereto (the “Dalian Agreement”) with Dalian QMIS Software Technology Development Co., Ltd (“Dalian”), pursuant to which the Company issued up to an aggregate of 2,000,000 shares of common stock to certain individuals as stated therein, as a consideration for the consulting services provided by Dalian.

On October 3, 2023, the Company entered into a subscription agreement with a certain investor, pursuant to which the Company issued the investor 43,000 shares of common stock for an aggregate purchase price of $430,000.

On July 22, 2023, the Company entered into a stock subscription agreement with certain investor, pursuant to which the Company issued the investor 2,000 shares of common stock for an aggregate purchase price of $20,000.

On September 4, 2023, the Company entered into a stock subscription agreement with a certain investor, pursuant to which the Company issued the investor 12,000 shares of common stock for an aggregate purchase price of $102,000.

On September 21, 2023, the Company entered into a stock subscription agreement with certain investor, pursuant to which the Company issued the investor 1,500 shares of common stock for an aggregate purchase price of $12,750.

Item 16.     Exhibits and Financial Statement Schedules.

(a)Exhibits.    The list of exhibits preceding the signature page to this registration statement is incorporated herein by reference.

(b)Financial Statements.    See page F-1 for an index to the financial statements and schedules included in the registration statement.

Item 17.     Undertakings.

(a)The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)The undersigned registrant hereby undertakes that:

(1)For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that No statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

EXHIBIT INDEX

Exhibit	Description
1.1	Form of Underwriting Agreement*
3.1	Certificate of Incorporation*
3.2	By Laws*
3.3	Certificate of Amendment to the Certificate of Incorporation, dated October 12, 2020*
3.4	Certificate of Amendment to the Certificate of Incorporation, dated October 25, 2023*
3.5	Certificate of Correction to the Certificate of Amendment of Certificate of Incorporation, dated October 26, 2023*
4.1	Specimen Share Certificate*
4.2	Form of Underwriter Warrant*
5.1	Opinion of Sichenzia Ross Ference Carmel LLP*
8.1	Opinion of Li & Lai Solicitors*
8.2	Opinion of Hew & Associates*
10.1	Convertible promissory note dated October 30, 2020*
10.2	MPay mastercard co-branding and MPay balance white labelling agreement, dated April 4, 2022, by and between QMIS Richwood Blacktech Son Bhd and Managepay Services Son Bhd*
10.3	Listing Service Agreement dated July 1, 2022, by and between the Company and Broad Capital Assets Management Ltd.*
10.4	Form of the initial securities subscription agreement*
10.4	Technical Consultation and Service Agreement, dated August 12, 2021, by and between the Company and Dalian QMIS Software Technology Development Co., Ltd.*
10.5	Subscription Agreement, dated October 3, 2023*
10.6	Stock Subscription Agreement, dated July 22, 2023*
10.7	Stock Subscription Agreement, dated September 4, 2023*
10.8	Stock Subscription Agreement, dated September 21, 2023*
14.1	Form of Code of Ethics*
21.1	List of Subsidiaries*
23.1	Consent of KG CPA LLP
23.2	Consent of Keith K Zhen CPA
23.3	Consent of Li & Lai Solicitors (included in Exhibit 8.1)*
24.4	Consent of Hew & Associates (included in Exhibit 8.2)*
24.1	Power of Attorney (included on the signature page)
99.1	Consent of [Independent Director]*
99.2	Consent of [Independent Director]*
99.4	Form of Claw-back Policy*
107	Fee Table

*	To be Filed via an Amendment.
+	Previously Filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Malaysia, on the November 9, 2023.

QMIS TBS CAPITAL GROUP CORP.

By:	/s/ Chin, Yung Kong
Dr. Chin Yung Kong, Chief Executive Officer (Principal Executive Officer)

By:	/s/ Ong Kar Yee
Ong Kar Yee, Chief Financial Officer (Principal Accounting Officer, Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Dr. Chin Yung Kong and Ong Kar Yee his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Chin, Yung Kong	Date: November 9, 2023
Dr. Chin Yung Kong, Chief Executive Officer (Principal Executive Officer)

/s/ Ong Kar Yee	Date: November 9, 2023
Ong Kar Yee, Chief Financial Officer (Principal Accounting Officer, Principal Financial Officer)

/s/ Teck Sheng Ting	Date: November 9, 2023
Teck Sheng Ting, Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on November 9, 2023.

Sichenzia Ross Ference Carmel LLP

By:	/s/ Huan Lou
Name:	Huan Lou
Title:	Partner